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                                                                   EXHIBIT 10.11

                              DATED 5th March 1994


                         SHINE HILL DEVELOPMENT LIMITED
                                   (Landlord)

                                       and

                               SHINE BELT LIMITED
                                FAIR PAGE LIMITED
                                  PANHY LIMITED
                               MAPLE COURT LIMITED
                                  (Confirmors)

                                       and

                          GOLDMAN SACHS (ASIA) FINANCE
                                    (Tenant)

--------------------------------------------------------------------------------

                                      LEASE

                                       of

                           The whole of 37th Floor
                          of Asia Pacific Finance Tower
                            3 Garden Road, Hong Kong
                               Inland Lot No. 8888

--------------------------------------------------------------------------------

       Registered in the Land Registry by
       Memorial No.
       on



                                p. Land Registrar





                                  Bateson Starr
                               in association with
                            Mallesons Stephen Jaques
                      Suite 801, Asia Pacific Finance Tower
                                 Citibank Plaza
                                  3 Garden Road
                                Central, Hong Kong
                           Ref: SHIN2040-134 (HK1747)


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       THIS LEASE is made this 5th day of March One Thousand Nine Hundred and
Ninety-Four


BETWEEN

(1) The party named and described as the Landlord in Part 1 of the First Schedule hereto (hereinafter called the "Landlord" which expression shall where the context admits include its successors and assigns);


(2) the party named and described as the "Confirmors" in Part 2 of the First Schedule hereto (hereinafter called the "Confirmors"); and

(3) the party named and described as the "Tenant" in Part 3 of the First Schedule hereto (hereinafter called "the Tenant").

WHEREBY IT IS AGREED as follows:-

1.     DEFINITIONS


1.1 In this Lease, unless the context otherwise requires, the following expressions shall have the following meanings ascribed to them.

       "Buildings"          the buildings erected on the Lot and more
                            particularly described in Part 1 of the Second
                            Schedule hereto.

       "Deed of Mutual      the Deed of Mutual Grant and Mutual Covenant
        Covenant"           and Management Agreement for the Lot and
                            the Buildings.

       "Government"         the Government of Hong Kong.

       "House Rules" the rules governing or regulating the use, operation and maintenance of the Buildings and the services, facilities and amenities thereof and the conduct of persons occupying, using or visiting the same as may be prescribed by the Manager from time to time in accordance with the Deed of Mutual Covenant.

       "Lot" All that piece or parcel of land registered in the Land Registry as Inland Lot No.8888.

       "Manager"            the service company or agent for the time being
                            appointed as the Manager of the Lot and the Buildings under the Deed of Mutual Covenant or the Building Management Ordinance.

       "Premises"           All those premises more particularly described


[STAMP]
-----------------------------
DUPLICATE or COUNTERPART
Original Stamped with
[name]
-----------------------------

[STAMP] [STAMP]



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                            in Part 2 of the Second Schedule hereto.

       "Rent" the rent more particularly described in Part 1 of the Fourth Schedule hereto.

       "Term"               the term more particularly described in the Third
                            Schedule hereto.

1.2 References to Clauses and Schedules are references to clauses of or schedules to this Lease.

1.3 The Index and the headings are for ease of reference only and do not form part of this Lease or affect the construction thereof.

1.4 References to any Ordinance, regulation or other statutory provision include references to such Ordinance, regulation or provision as modified, codified or re-enacted from time to time.

1.5 In this Lease, if the context so permits or requires, words importing the singular number only shall include the plural number and vice versa; words importing the masculine gender only shall include the feminine gender and the neuter gender and vice versa and words importing persons shall include corporations.


2.     PREMISES

2.1 The Landlord shall let and the Tenant shall take the Premises (the external surfaces of the walls glass curtain walls windows frames and glass being excluded) TOGETHER with the use in common with the Landlord and all others having the like right of the entrances staircases landings passageways, lavatories, lifts, escalators and central air-conditioning services serving the Premises (whenever the same shall be operating) in the Buildings insofar as the same are necessary for the proper use and enjoyment of the Premises and except insofar as the Landlord or the Manager may from time to time restrict such use for the purpose of replacing, renewing, repairing, decorating or maintaining the same EXCEPT AND RESERVED unto the Landlord and all persons authorised by the Landlord or otherwise entitled thereto:-

       (a) the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Premises or the raised flooring therein and serving or capable of serving the Buildings or any adjoining or neighbouring property together with the right to enter upon the Premises at all times to inspect repair or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts;

       (b) the exclusive right to install in or affix to any part of the Buildings (other than the Premises) such flues, pipes,




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              conduits, chimneys, aerials, plant, machinery and other apparatus, signs, placards, posters and other advertising structures whatsoever (whether illuminated or not) as the Landlord shall think fit together with the right to repair maintain service remove or replace the same;

       (c) the right and liberty to enter upon the Premises in the circumstances permitted hereunder;

       (d) the right to subjacent and lateral support from the Premises for the remainder of the Buildings;

       (e)    right of access to all common areas

for the Term yielding and paying therefor throughout the Term the Rent and the management charges set out in Part 2 of the Fourth Schedule hereto which sums shall be payable exclusive of rates and other outgoings and in advance clear of all deductions, counterclaim or set-off whatsoever on the first day of each calendar month; the first and the last of such payments to be apportioned according to the number of days in the relevant month included in the Term.

3.     RENT

3.1 The Tenant hereby agrees with the Landlord that the Tenant will throughout the Term pay the Rent to the Landlord on the days and in the manner herein provided in Hong Kong currency in the amount more particularly described in Part 1 of the Fourth Schedule hereto.


4.     MANAGEMENT CHARGES & OTHERS


4.1 The Tenant hereby agrees with the Landlord that the Tenant will pay to the Landlord in Hong Kong currency on the days and in the manner herein provided.

       (a)    MANAGEMENT CHARGES

              (i) the monthly management charges (which include normal air-conditioning charges) as set out in Part 2 of the Fourth Schedule hereto subject to increase in accordance with Clause 4.2 hereof; and

              (ii) additional management charges (if any) payable by the Tenant pursuant to the Deed of Mutual Covenant for the use by the Tenant of those Common Facilities (as defined in the Deed of Mutual Covenant) of the Buildings which are not covered by the monthly management charges aforesaid and additional air-conditioning charges (if any) payable by the Tenant pursuant to the Deed of Mutual Covenant; and



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       (b)    INTEREST - by way of interest without any deduction counterclaim or set-off whatsoever and on demand interest calculated on a daily basis at a monthly rate equivalent to one and one-half percent (1 l/2%) on:-

              (i) the Rent or any sum of money payable by the Tenant hereunder and not received by the Landlord within fourteen
                     (14) days from the due date for payment (whether demanded or not) from the due date aforesaid until the whole of such sum is received by the Landlord;

              (ii) any sum paid by the Landlord in the event of default by the Tenant of its obligation to pay for the same under this Lease from the date of payment by the Landlord until the same is repaid to the Landlord; and

              (iii) any sum which shall be properly declined by the Landlord so as not to waive a breach of covenant from the due date until acceptance following the remedying of the breach by the Tenant.

4.2    INCREASE OF CHARGES

       The monthly management charges referred to in Clause 4.1(a)(i) shall be subject to increase at any time during the continuance of this Lease as determined by the Manager in accordance with the Deed of Mutual Covenant and upon the Landlord giving to the Tenant notice in writing of such increase.

4.3    RATES

       (a) The Tenant further agrees with the Landlord that the Tenant will pay and discharge all rates, taxes, water rates, assessments, duties, impositions, charges and outgoings whatsoever (including all charges and outgoings of a recurrent nature (if any) imposed by the Deed of Mutual Covenant and/or the regulations prescribed pursuant thereto to which the Premises are subject) now or hereafter to be assessed, imposed, raised, charged or levied on the Premises or any part thereof or upon the owner or occupier thereof by Government, the Manager and/or other lawful authority (Crown Rent, Property Tax and charges of a capital and non-recurrent nature alone excepted) and pay or (if the same has already been paid by the Landlord) refund to the Landlord on demand in case any of the same are payable, assessed, imposed, raised, charged or levied in respect of the Buildings as a whole or any part thereof (which includes the Premises) a proper proportion thereof to be reasonably determined by the Manager and/or the Landlord as the amount attributable to the Premises.



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       (b)    In the event that an assessment to rates in respect of the
              Premises shall be raised upon the Landlord direct, the Landlord shall during the month immediately preceding any quarter in respect of which such rates may fall due be at liberty to debit the Tenant with the amount thereof and the same shall forthwith be paid by the Tenant to the Landlord whereupon the Landlord shall account for the same to the Government.

       (c) In the event that no valuation of the Premises shall have been made in accordance with the Rating Ordinance (Cap. 116) or any statutory amendment or modification thereof for the time being in force, the Landlord shall be at liberty to make an interim valuation thereof and the Tenant shall, until such time as the Premises are assessed to rates, pay to the Landlord quarterly and in advance a sum equal to the rates which would be charged by the Hong Kong Government for each quarter on the basis of such interim valuation on account of the Tenant's liability under this Clause
              4.3. Any over-payment or under-payment by the Tenant shall be adjusted when a valuation under the Rating Ordinance shall have been made known.

4.4    UTILITY CHARGES

       The Tenant shall apply to the Hong Kong Electric Company Limited for the provision of a separate electricity meter for the Premises and to apply to other utility supply companies for similar provisions and pay and discharge all deposits, installation charges and charges in respect of water gas electricity telex and telephone as may be shown by or operated from the Tenant's own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises PROVIDED that if the Landlord has already paid the deposit and/or the installation charges in respect of the supply of water gas electricity or telephone to the Premises, the Tenant shall reimburse the Landlord on demand for such deposit and (as the case may be) pay to the Landlord such amount as the Landlord may determine in respect of the installation charges and the deposit, if any, shall be returned to the Tenant at the expiration of the Term after deducting all outstanding liability for water gas electricity and telephone charges (if any).

4.5    OTHER FACILITIES

       (a) The Tenant hereby acknowledges that the Landlord has paid for the installation of certain number of lines for "High Speed Data Link" and that the Tenant may subscribe for the use of such lines subject to availability thereof as determined by the Landlord in its sole and absolute discretion. In the event that the Tenant subscribes for the use of such lines, the Tenant shall pay to the Landlord such amount as the Landlord may reasonably determine in respect of the installation charges for such number of lines as may be required by the Tenant.



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       (b)    The Tenant further acknowledges that facilities for the following have been installed within the Buildings:-

              (i)    transmission and broadcasting of financial news and data;

              (ii)   video link; and

              (iii) inter-floor communication.

              The said facilities can, subject to availability thereof as determined by the Landlord in its sole and absolute discretion, be used by the Tenant upon payment by the Tenant of such reasonable charges and upon such other terms and conditions as may from time to time be determined or prescribed by the Landlord or other person or persons entitled thereto Provided that the Tenant shall be responsible for making all necessary arrangement with the relevant service companies for the provision of the necessary services.

5.     TENANT'S POSITIVE COVENANTS

       The Tenant hereby agrees with the Landlord as follows:-

5.1    COMPLIANCE WITH ORDINANCES, ETC

       The Tenant hereby agrees with the Landlord that the Tenant shall obey and comply with and shall indemnify the Landlord fully against any breach by the Tenant of any ordinances, regulations, by-laws, rules, licences and requirements of any Government or other competent authority insofar as they relate to or affect the Premises or any works, additions or improvements therein or thereto made by the Tenant or the use or occupation thereof or the conduct or carrying on of the Tenant's business or the employment therein or any other act, deed, matter or thing done, permitted suffered or omitted therein or thereon by the Tenant or any servant, agent, employee, contractor or licensee (which term shall include any person present in using or visiting the Premises with the Tenant's consent, express or implied) of the Tenant and shall notify the Landlord forthwith in writing of any notice received from any statutory or public authority concerning or affecting the Premises or any services supplied thereto.

5.2    COMPLIANCE WITH CONDITIONS & DEED OF MUTUAL COVENANT

       The Tenant shall observe, perform and comply with all the covenants, terms and provisions of the Conditions of Sale or the Crown Lease under which the Landlord holds the Premises and the Deed of Mutual Covenant and the House Rules insofar as they relate to the Premises and indemnify the Landlord against any breach or non-observance or non-compliance thereof by the Tenant.


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5.3    FITTING OUT

       The Tenant shall fit out the interior of the Premises in accordance with such plans and specifications as shall have been first submitted by the Tenant to and approved in writing by the Landlord under Clause 5.3(b) hereof in a good proper and workmanlike fashion using good quality materials and in all respects in a style appropriate to a first class commercial office and shall maintain the Premises including the furnishings, fixtures and fittings therein or thereto (if any) in good and substantial repair and condition to the reasonable satisfaction of the Landlord throughout the Term Provided That nothing herein shall make the Landlord responsible for any damages or claims arising from any defects in the design or quality of the fitting out carried out by the Tenant. The Tenant shall not cause or permit to be made any variation to the approved fitting-out plans and specifications or to the interior design or layout of the Premises without the prior written approval of the Landlord, such approval not to be unreasonably withheld.

       For the purpose of fitting-out or redecorating or renovating the Premises, the Tenant shall observe and comply with the following provisions:-

       (a) APPROVAL OF PLANS - The Tenant shall at its own cost prepare and submit to the Landlord for approval three (3) sets of suitable drawings and specifications of the works proposed to be carried out by the Tenant (hereinafter called the "TENANT'S WORKS") and the schematic drawings illustrating the design and layout proposal of the Tenant's Works (hereinafter collectively called the "TENANT'S PLANS"). The Tenant shall include in the Tenant's Plans the following:-

              (i) detailed drawings, plans and specifications of or of any changes in the electrical wiring and installations, air-conditioning piping, ducting or vents or fire services installation and/or other services;

              (ii) details of the electricity consumption capacity, electrical wiring and installation, telephone wiring, piping, ducting, computer cabling, wiring and other arrangements (whether underneath the raised flooring, above the false ceilings or otherwise);

              (iii)  details of all lighting features;

              (iv) details of partitioning, internal decoration, furnishings and equipment;

              (v)    the position and details of any heavy equipment; and

              (vi)   such other relevant information as the Landlord may



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                     consider necessary.

       (b) ACCEPTANCE OF PLANS - The Landlord will consider the Tenant's Plans and may accept or reject the Tenant's Plans or require modifications thereof or any part of them as it thinks fit in its reasonable discretion and within reasonable time from the submission of the Tenant's plans to the Landlord.

       (c) FEES FOR APPROVAL & INSPECTION - The Tenant shall reimburse the Landlord on demand the fees of all architectural, mechanical, electrical and structural engineering consultants and other professional's fees incurred according to fee notes or bills rendered by any such consultants or professionals in connection with the consideration and approval or rejection of the Tenant's Plans and the supervision and inspection of the Tenant's Works. The Tenant shall also pay to the Landlord on demand such amount as the Landlord may in its absolute discretion prescribe as the approval or vetting fees for the approval of the Tenant's Plans.

       (d) COMPLIANCE WITH ORDINANCES - The Tenant shall comply with all applicable statutes, codes, ordinances, licences and other regulations for and shall be solely responsible for obtaining all necessary approval from all relevant Government departments and utility companies required for all work, performed by or on behalf of the Tenant on the Premises. The approval by the Landlord's agents or consultants of the Tenant's Works or the Tenant's Plans or the inspection of the Tenant's Works shall not constitute or be deemed to constitute any representation or certification by the Landlord that the Tenant's Works are in compliance with the said statutes, codes, ordinances, licences and other regulations. When several sets of requirements must be met, the standard set by the Landlord's consultants shall apply.

       (e) PERMISSION FOR COMMENCEMENT - The Tenant will not commence the Tenant's Works until the same shall have been approved in writing by the Landlord and a notice shall have been given by the Landlord that the Tenant's Works can be commenced and as soon as possible after such approval and notice shall have been given, the Tenant shall commence the Tenant's Works and complete them expeditiously.

       (f) DESIGNATED CONTRACTORS - The following types of the Tenant's Works shall not be carried out by any contractor other than contractors designated by the Landlord:-

              (i) the following types of the Tenant's Works relating to the raised flooring:-


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                     (aa)   the alignment, re-alignment or removal of the
                            raised flooring installation;

                     (bb) the creation of openings on the raised flooring panels;

                     (cc) the change of the headroom or height of the raised flooring;

                     (dd) the cutting or subdivision of the raised flooring panels; and

                     (ee) the laying of marbles or other finishes (other than carpet) on top of the raised flooring;

              (ii) works touching or affecting the heating, ventilation and air-conditioning system for the Buildings (including that part of the said system installed within the Premises);

              (iii) electrical works to be undertaken by the Tenant in the common areas of the Buildings in connection with the use and enjoyment of the Premises by the Tenant;

              (iv) works touching or affecting the fire services installations of the Building (including those within the Premises);

              (v)    plumbing and drainage works;

              (vi) works touching or affecting the building management system for the Buildings;

              (vii) works touching or affecting the communication networks which forms part of the Common Facilities (as defined in the Deed of Mutual Covenant) of the Buildings; and

              (viii) works touching or affecting the suspended ceiling of the
                     Buildings (including that within the Premises).

              The contract for the above types of the Tenant's Works to be carried out at the Premises shall be made between the Tenant and the designated contractor. All other types of the Tenant's Works shall be carried by contractors as approved in writing by the Landlord, such approval not to be unreasonably withheld Provided always that the Landlord shall not in any way be responsible or liable for the works carried out by or the performance of such designated or approved contractors.

       (g) INFORMATION ON CONTRACTORS - The Tenant shall submit to the Landlord by hand or via registered post at least three



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              (3) days prior to the commencement of the Tenant's Works the following information:-

              (i) the name(s) and address(es) of the general contractor(s) and other contractors designated or approved by the Landlord whom the Tenant intends to engage for the Tenant's Works;

              (ii) the proposed commencement date of and the estimated date of completion of the Tenant's Works; and

              (iii) certificates of insurance for public liability and workmen's compensation.

       (h) COMPLIANCE WITH LANDLORD'S INSTRUCTIONS - In carrying out any approved work under this Clause or other provisions of this Lease, the Tenant shall cause its servants, agents, employees, contractors, licensees and workmen to cooperate with the Landlord and/or the Manager and all servants, agents and workmen of the Landlord and/or the Manager and with other tenants or contractors carrying out any work in the Buildings. The Tenant shall comply with and cause its servants, agents, employees, contractors, licensees and workmen to obey and comply with all reasonable fitting out rules which may be prescribed by the Landlord or the Manager and all reasonable instructions and directions which may from time to time be given in connection with the carrying out of such work by the Landlord, the Manager and all servants or agents of the Landlord or the Manager.

       (i) COMPLETION - As soon as practicable after completion of the Tenant's Works, the Tenant shall provide the Landlord with a copy of the "as-built" plans for the Tenant's Works.

       (j) VARIATIONS - The Tenant shall not cause or permit to be made any variation to the approved Tenant's Plans or the Tenant's Works after the completion thereof except with the approval of the Landlord, such approval not to be unreasonably withheld. The Landlord may enter upon the Premises for the purpose of inspecting the construction of the Tenant's Works. The Tenant shall forthwith on demand by the Landlord and at its own cost and expense demolish and remove any alteration or addition subsequently made to the Tenant's Works in breach of the provisions of this Lease and reinstate the Premises to the satisfaction of the Landlord.

       (k) ELECTRICITY CHARGES FOR FITTING OUT - The Tenant shall be solely responsible for all electricity and other utility charges incurred in connection with or arising out of fitting out the Premises and shall pay to the Landlord a service charge of such amount as the Landlord may determine for the temporary supply of electricity and


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              water and other attendance rendered during the fitting out period.

       (1) REMOVAL OF GARBAGE - The Tenant shall remove from the Premises all garbage, refuse and construction and decoration waste to such location as may from time to time be designated by the Manager and if the Tenant shall fail to do so, the Landlord may cause such removal to be made at the cost and expense of the Tenant.

       (m) DEPOSIT - As security for the due observance by the Tenant of the terms and conditions of Clause 5.3, the Tenant shall pay to the Landlord such an amount as may be required by the Landlord as a fitting-out deposit which shall be refunded to the Tenant without interest within thirty (30) days after the completion of the Tenant's Works if there shall be no breach of any of the terms or conditions contained in Clause 5.3.

5.4    TELEPHONE INSTALLATIONS

       The Tenant shall make arrangement with the Hong Kong Telephone Company Limited with respect to the installation of telephones in the Premises Provided that subject to availability of telephone lines already installed by the Landlord within the Buildings, such arrangement shall be made by the tenant jointly with the Landlord and such installations shall be in accordance with the requirements of the Hong Kong Telephone Company Limited and shall not unduly interfere with the use and enjoyment of the Buildings (other than the Premises) by the owners and/or tenants thereof.

5.5    GOOD REPAIR OF INTERIOR

       With the exception of maintenance required as a result of inherent defects of a structural nature, the Tenant shall keep all the interior of the Premises including the raised flooring and cables and wirings installed thereunder, interior plaster or other finishing material or rendering to walls, floors and ceilings of the Premises and the Landlord's fixtures and fittings therein and all additions thereto including all doors, windows, window frames, electrical installations and wiring, light fittings, fire alarm and fire-fighting installations and all cables, conduits, sanitary and water apparatus comprised in and used solely for the benefit of the Premises (hereinafter collectively called the Landlord's Fixtures and Installations) and all other fixtures fittings and additions in or at the Premises in good, clean, substantial and proper repair and condition and properly preserved and painted as may be appropriate and when from time to time required by the Landlord or any relevant Government authority and so maintain the same at the expense of the Tenant and deliver up the same to the Landlord at the expiration or sooner determination of the Term in like condition, fair wear and tear excepted.



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5.6    REPAIR OF GLASS CURTAIN WALL

       The Tenant shall pay to or reimburse the Landlord such reasonable amount as may be payable to the Manager or other owners of the Buildings (other than the Premises) under the Deed of Mutual Covenant in respect of all broken or damaged part or parts of the glass curtain wall corresponding to the Premises or other part or parts of the Buildings (if any) whether used exclusively by the Tenant or not if the damage is caused by the act, default, neglect or omission of the Tenant or any of its servants, agents, employees, contractors or licensees.

5.7    ELECTRICAL INSTALLATIONS

       The Tenant shall repair and replace any electrical wiring, installation or piping within the Premises or used exclusively by the Tenant if the same becomes dangerous or unsafe unless the damages are caused by inherent defects in the wiring, installation or piping made by the Landlord or if so required by the Landlord or the relevant utility company and in so doing or in carrying out any other works thereto at the Tenant's own instigation the Tenant shall use only the contractor previously nominated or approved by the Landlord in writing for the purpose. The Tenant shall permit the Landlord or its agents or servants to test the Tenant's wiring and/or piping in the Premises at any time. The Tenant shall indemnify the Landlord and hold it harmless against any cost damage claim demand action or proceeding resulting from or attributable to any mal-function or disrepair of the electrical installation, wiring or piping in the Premises. The Tenant shall not, without the prior written consent of the Landlord (such consent not to be unreasonably withheld), install or alter or permit or suffer to be made any alterations in or additions to the electrical wiring, installation or piping.

5.8    GOOD REPAIR OF TOILETS & WATER APPARATUS

       The Tenant shall maintain all toilets sanitary and water apparatus as are located within the Premises (or elsewhere in the Buildings if used exclusively by the Tenant) in good, clean, substantial and proper repair and condition at all times during the Term and in accordance with the Regulations of the Public Health Department or other relevant Government authority, fair wear and tear excepted.

5.9    CLEANING CONTRACTORS

       The Tenant shall keep the Premises and every part thereof at all times in a clean and sanitary state and condition and dispose of all refuse and rubbish in accordance with the House Rules and shall not bring or keep or suffer to be brought or kept in or on the Premises anything which in the opinion of the Landlord is or may become unclean unsightly or detrimental to the Premises. The Tenant shall, at its own expense, employ cleaning contractors nominated or approved by the Manager pursuant to the Deed of Mutual Covenant for the cleaning of the Premises. The Tenant shall enter into a separate agreement with such cleaning contractors and make all payments direct to such cleaning contractors.

The Landlord shall not assume any responsibility for the acts, omissions or neglect of such cleaning contractors and the Tenant shall fully indemnify the Landlord against all claims costs and damage rising out of the acts, omissions or neglect of such cleaning contractors.

5.10   CLEANING OF DRAINS

       The Tenant shall pay to or reimburse the Landlord forthwith on demand the reasonable cost incurred by the Landlord in cleaning, clearing, repairing or replacing any of the drains pipes or sanitary or plumbing apparatus choked, blocked or stopped up owing to the improper or careless use or neglect thereof by the Tenant or its servants, agents, employees, contractors or licensees and keep the Landlord fully indemnified against any cost claim or damage caused thereby or arising therefrom.

5.11   MAKING GOOD DEFECTS

       The Tenant shall notify the Landlord of and make good at the expense of the Tenant all defects or damage caused by the act, default, neglect or omission of the Tenant or any of its servants, agents, employees, contractors or licensees in and to the Premises and other parts of the Buildings.

5.12   NOTICE OF ENTRY FOR REPAIR OF ADJOINING PREMISES

       The Tenant shall permit the Landlord, the Manager and their duly authorized surveyor(s) or agent(s) and all other persons duly authorized by the Landlord and/or the Manager with or without workmen or others and with or without appliances at all reasonable times and upon written notice (except in case of emergency) to enter upon the Premises for the purpose of executing repairs and/or alterations on any adjoining premises.

5.13   TO PERMIT LANDLORD TO ENTER & VIEW

       The Tenant shall permit the Landlord, the Manager and their respective agents and all other persons duly authorized by the Landlord and/or the Manager with or without workmen or others and with or without appliances at all reasonable times and upon written notice (except in case of emergency) to enter upon the Premises to view the condition or user thereof or to inspect any works in progress and to take inventories of the fixtures and fittings therein. The Landlord may serve a notice on the Tenant requiring the Tenant to execute such repair for which the Tenant is liable hereunder and/or remedy breach of such covenant herein contained on the part of the Tenant to be observed within fourteen (14) of the date of the notice (or sooner if required) and the Tenant shall pay to the Landlord forthwith on demand all the expenses (including solicitors' costs and surveyor's fees) incurred by the Landlord in connection with the preparation and service of such notice Provided that in the event of an emergency the Landlord and/or the Manager or their respective servants or agents may enter the Premises without notice, forcibly if necessary. For the better observance of this provision, if the Tenant is requested by the Manager under the Deed of Mutual Covenant to furnish to the Manager duplicate of the keys to the entrance doors of the Premises and the Tenant is prepared to accept such request, the Tenant shall furnish to the Manager duplicate of the keys to the entrance doors of the Premises. The Tenant shall further inform the Landlord as to the presence and nature of any security system installed by the Tenant in the Premises.

5.14   TO EXECUTE REPAIRS ON RECEIPTS OF NOTICE

       The Tenant shall, on receipt of any notice issued by the Landlord pursuant to Clause 5.13 specifying any works or repairs which are required to be done and for which the Tenant is liable hereunder, forthwith comply with the notice, put in hand and execute the same with all possible despatch. If the Tenant shall not within fourteen (14) days of the date of the notice (or sooner if required) proceed diligently with the execution of such works or repairs, the Tenant shall permit the Landlord or its authorized representatives with all necessary workmen, tools, materials, equipment and appliances to enter upon the Premises and execute such works or repairs and the costs thereof shall be a debt due from the Tenant to the Landlord, be repayable by the Tenant forthwith on demand by the Landlord and be forthwith recoverable from the Tenant by action.

5.15   PROSPECTIVE TENANTS

       During the last six (5) months of the Term, the Tenant shall allow the Landlord to show the Premises to prospective tenants or purchasers and allow the Landlord to exhibit without interference upon such part of the Premises as the Landlord shall think fit a notice indicating that the Premises are to become vacant and containing such other information in connection therewith as the Landlord shall require and the Tenant shall not conceal such notice.

5.16   PROTECTION FROM TYPHOON

       The Tenant shall take all reasonable precautions to protect the interior of the Premises against damage by storm, typhoon, heavy rainfall or the like and in particular to ensure that all exterior doors (if any) and windows are securely fastened upon the threat of such adverse weather conditions.

5.17   SERVICE ENTRANCES

       The Tenant shall load and unload goods, equipment, furniture or large or heavy objects only at such times and through such goods lifts, entrances and staircases as may from time to time be designated by the Landlord or the Manager for such purposes Provided always that under no circumstances shall passenger lifts be used at any time for delivery purpose.

5.18   COMMON AREAS

       The Tenant shall indemnify the Landlord against the cost of any damage caused to any part of the common areas of the Buildings occasioned by act, default, neglect or omission of the Tenant or any of its servants, agents, employees, contractors or licensees.

5.19   TENANT'S SERVANTS AGENTS ETC

       The Tenant shall be liable for the acts, defaults, neglects and omissions of the Tenant's servants, agents, employees, contractors or licensees (including any person present in, using or visiting the Premises with the consent of the Tenant, express or implied) as if they were the acts, defaults, neglects and omissions of the Tenant and indemnify fully the Landlord against all costs, claims, demands, expenses or liability to any third party or loss in connection therewith.

5.20   DIRECTORY BOARDS

       The Tenant shall pay to the Landlord forthwith upon demand the cost of affixing, repairing, altering or replacing as necessary the Tenant's name on the directory boards provided by the Landlord or the Manager.

5.21   SECURITY

       The Tenant shall ensure that the Tenant's own security system (if any) within and at the entrance of the Premises is at all times compatible with and if so required by the Landlord linked up to the security system (if any) for the Buildings provided and operated by the Landlord and/or the Manager.

5.22   CHANGE OF NAME

       Without prejudice to Clause 6.16, the Tenant shall, in the event of the Tenant changing its name, notify the Landlord at least seven (7) days prior to such change of name.

5.23   YIELD UP PREMISES & HANDOVER

       The Tenant shall quietly yield up the Premises and hand over the same together with the Landlord's Fixtures and Installations and other fixtures fittings and additions (if any) therein and thereto at the expiration or sooner determination of the Term in good, clean and substantial repair and condition substantially the same as at the commencement of this Lease (fair wear and tear excepted) notwithstanding any rule of law or equity to the contrary Provided that where any alterations or installations of any fixtures or additions to the Premises have been made during the Term with or without the Landlord's written consent, the Landlord may at its absolute discretion require the Tenant at its own expense to reinstate, remove or do away with such alterations fixtures or additions or such part or portion thereof as the Landlord may require and make good and repair in a proper and workmanlike manner any damage to the Premises and/or the Landlord's Fixtures and Installations as a result thereof before delivering up the Premises to the Landlord. The Landlord may at its absolute discretion further require the Tenant at its own expense to remove its own trade fixtures and trade equipment and make good all damages to the Premises to the reasonable satisfaction of the Landlord including damage to the fixtures fittings and decoration within the Premises and the Buildings caused by such removal.

5.24   INFORM LANDLORD OF DAMAGE

       The Tenant shall give notice in writing to the Landlord and the Manager or their respective agents immediately of any damage that may be caused to the Premises or suffered by any person therein or thereon and of any accident to or defects in the electrical installation, wiring or piping, fittings, fixtures or other facilities provided by the Landlord.

5.25   INDEMNIFICATION OF LANDLORD

       Except in the case of damage or injury caused by inherent defects of a structural nature, the Tenant shall be wholly responsible for any damage or injury caused to any person whomsoever or any property whatsoever whether directly or indirectly through the defective or damaged condition of any part of the interior of the Premises or any fixtures, fittings, installations and additions therein including the Landlord's Fixtures and Installations for the repair of which the Tenant is responsible hereunder or through or in any way owing to the spread of fire or smoke or the leakage or overflow of water from the Premises or any part thereof or through the act, neglect, default or omission of the Tenant or any of its servants, agents, employees, contractors or licensees and shall make good the same by payment or otherwise and indemnify the Landlord against all costs, claims, demands, actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto. For the better observance of this Clause, the Landlord may, but shall not be obliged to, effect at the Tenant's expense insurance cover in respect of such risks in accordance with the provisions of this Clause 5.25 with a reputable insurance company acceptable to the Landlord.

5.26   TENANT'S INSURANCE

       The Tenant shall effect and maintain during the Term insurance cover in respect of the following:-

       (a)    Third party liability

              In respect of liability for loss injury or damage to any person or property whatsoever caused through or by any act, neglect, default or omission of the Tenant which might give rise to a claim for indemnity pursuant to Clause 5.25 hereof.

       (b)    Glass

              All glass, if any, now or hereafter on or in the Premises excluding the glass curtain wall for its full replacement value.

       (c)    Water Damage

              Against damage to the Landlord's Fixtures and Installations to the full insurable value occurring in respect of the use or misuse of the fire-fighting installation installed within the Premises or the incursion of water therein.

       (d)    Tenants Fittings

              The Tenant's fittings, goods, personal effects, stock and equipment within the Premises against fire and extraneous perils for their full replacement value.

The policy of insurance shall be effected with an insurance company approved by the Landlord, such approval not to be unreasonably withheld and shall be endorsed to show the Landlord as registered owner of the Premises and shall be in an amount of not less than that set out in the Fifth Schedule hereto payable on each claim and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled, modified or restricted without the prior written consent of the Landlord. The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting.

6.     TENANT'S NEGATIVE COVENANTS

6.1    INJURY TO WALLS

       The Tenant shall not, without the prior written consent of the Landlord (which may, in the absolute discretion of the Landlord, be withheld or granted upon such terms and conditions as the Landlord may impose), cut, maim, injure, drill into, mark or deface or permit or suffer to be cut, maimed, injured, drilled into, marked or defaced any doors (other than those installed by the Tenant), windows, window-frames, partition or structural walls (other than those internal partition walls erected by the Tenant), glass curtain walls, ceilings, raised floor, beams, structural members or other part of the fabric of the Premises or any of the plumbing or sanitary or air-conditioning apparatus or installations included therein or lay or use any floor covering or do anything which may damage or penetrate the existing raised flooring or slab.

6.2    ALTERATION TO EXTERIOR

       The Tenant shall not, without the prior written consent of the Landlord (which may, in the absolute discretion of the Landlord, be withheld or granted upon such terms and conditions as the Landlord may impose), affix or attach anything or paint or make any alteration whatsoever to the exterior of the Premises or the common areas or allow anything to be affixed, attached, painted, suspended or hung outside the Premises or drop anything from the Premises.

6.3    INSIDE FACES OF WINDOWS

       The Tenant shall not paint, spray, put on or adhere any thing or substance on the inside or outside faces of the windows or the window frames or the glass curtain walls of the Premises.

6.4    NUISANCE

       The Tenant shall not cause or produce or suffer or permit to be produced on or in the Premises any sound or noise or vibration (including sound produced by broadcasting from television, radio or any apparatus or instrument capable of producing or reproducing music or sound or vibration) or other acts or things in or on the Premises which is or are or may be or become a nuisance or annoyance to the tenants or occupiers of adjacent or neighbouring premises or to users or customers of the same or to the Landlord or which in the opinion of the Landlord may prejudicially affect or depreciate the Premises or the Buildings or any adjacent or neighbouring premises. It is hereby agreed that a persistent breach by the Tenant of this Clause shall amount a breach of this Lease which will entitle the Landlord to exercise its right of re-entry hereunder.

6.5    AUCTIONS & SALES

       The Tenant shall not conduct or permit any sale to the public by auction, bankruptcy, close-out or other sale of things or properties of a similar nature to take place on the Premises.

6.6    USER

       (a) The Tenant shall not use the Premises or any part thereof for any purpose other than as office Provided that no warranty is given or deemed to be given by the Landlord as to the fitness of the Premises for such use. In particular, the Tenant shall not alter the lavatory comprised in the Premises for any other use.

       (b) The Tenant shall not use or cause or permit or suffer to be used any part of the Premises for gambling or for any illegal, immoral or improper purpose or in any way so as to cause a nuisance, annoyance, inconvenience, damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises.

       (c) The Tenant shall not tout or cause or permit or suffer any touting or soliciting for business or the distribution of any pamphlet, notice or advertising matter outside the Premises or anywhere within the Buildings (except inside the Premises) by any of the Tenant's servants, agents, employees, contractors or licensees.

       (d) The Tenant shall not use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance or similar legislation for the time being in force and the Tenant shall not allow any person to remain on the Premises overnight other than for working purposes and with prior notice to the Landlord or the Manager Provided that the Tenant may post watchmen to look after the contents of the Premises and the names of the watchmen shall be registered with the Landlord.

       (e) Except for the reheating of pre-prepared food for consumption by the Tenant's employees by an approved microwave oven, the Tenant shall not cook, prepare, deliver or permit or suffer to be cooked or prepared or delivered any food in the Premises save with the prior written consent of the Landlord or permit any offensive or unusual odours (as determined by the Landlord absolutely) to be produced upon or emanate from the Premises.

       (f) The Tenant shall not keep or permit or suffer to be kept any animals or pets inside the Premises and shall take all such steps and precautions to the satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by termites, rats, mice, cockroaches or any other pests or vermin and for the better observance of this provision, the Landlord may require the Tenant to effect pest control for the Premises at the Tenant's cost and expense at such intervals as the Landlord or any relevant Government authority may direct by employing such pest extermination contractors as the Landlord may approve, such approval not to be unreasonably withheld.

6.7    HEAVY MACHINERY

       The Tenant shall not, without the prior written consent of the Landlord (such consent not to be unreasonably withheld but may be granted subject to such reasonable conditions as the Landlord may impose), install or cause or permit or suffer to be installed any equipment apparatus or machinery or any part thereof which imposes a weight on any part of the flooring in excess of five (5) KPa or which requires any additional electrical wiring or piping or which consumes electricity or gas not metered through the Tenant's separate meter. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight thereof as the Landlord may deem necessary and the Tenant shall reimburse the Landlord all costs, charges and expenses incurred by the Landlord in making such prescription.

6.8    MANUFACTURE & STORAGE OF MERCHANDISE

       The Tenant shall not use the Premises for the manufacture of goods or merchandise or for the storage of goods or merchandise other than as samples or exhibits reasonably required in connection with the Tenant's business carried on therein or keep or store or cause or permit or suffer to be kept or stored any extra-hazardous, inflammable or dangerous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder.

6.9    OBSTRUCTION IN PASSAGES

       The Tenant shall not place or leave or suffer or to permit to be placed or left by any of its servants, agents, employees, contractors or licensees any boxes, furniture, articles or rubbish in the entrance or any of the staircases, passages or landings or other parts of the Buildings used in common with other tenants or the Landlord or otherwise encumber the same. The Tenant hereby agrees to keep the Landlord indemnified against all losses, claims, damages or expenses suffered or incurred by the Landlord as a result of a breach of this Clause. Without prejudice to any other remedy it may have under this Lease, the Landlord or any of its servants or agents may without any prior notice to the Tenant remove any such obstruction and dispose of the same as it may in absolute discretion think fit without incurring any liability therefor to the Tenant or any other person whomsoever and the Tenant shall pay to the Landlord forthwith on demand all costs and expenses incurred in connection with such removal.

6.10   GOODS & MERCHANDISE OUTSIDE THE PREMISES

       The Tenant shall not place expose or leave or permit or suffer to be placed exposed or left for display sale or otherwise any goods or merchandise or thing whatsoever upon or over the ground or passages outside the Premises.

6.11   AIR-CONDITIONING

       (a) The Tenant shall not install air-conditioning plant, machinery or equipment in addition to or in place of those provided by the Landlord.

       (b) Where any air-conditioning plant, machinery or equipment for cooling or recirculating air is installed in or about the Premises (whether by the Landlord or the Tenant with the Landlord's approval), the Tenant shall to the extent of the Tenant's control over the same at all times use and regulate the same to ensure that the air-conditioning plant, machinery or equipment is employed to the best advantage in the conditions from time to time prevailing.

       (c) Where air-conditioning service is required by the Tenant outside the normal business hours (i.e. from 8:00 a.m. to 6:30 p.m. every day (Sundays and public holidays excluded) for Mondays to Fridays and from 8:00 a.m. to 2:00 p.m. on Saturdays which are not public holidays) and is provided by the Manager on the Tenant giving the Manager reasonable advance notice of the Tenant's requirements, the Tenant shall pay to the Landlord and/or the Manager forthwith on demand or reimburse the Landlord such amount as the Manager may, in accordance with the Deed of Mutual Covenant, charge for such additional air-conditioning service Provided that nothing herein shall oblige the Landlord to arrange for such additional air-conditioning service the provision whereof is governed by the Deed of Mutual Covenant.

6.12   SIGNS

       The Tenant shall not exhibit or display on or affix to the interior or exterior of the Premises so as to be visible from outside the Buildings any writing, sign, signboard or other device whether illuminated or not or affix any writing, sign, signboard or other device in, at or above any common area, lobby, landing, passage or corridor of the Buildings Provided always that the Tenant shall be entitled to have its name and business displayed in lettering and/or characters to a design and standard of workmanship approved by the Landlord on a signboard or name-plate at the entrance of the Premises. The Landlord and/or the Manager or their respective authorized agents shall have the right to remove at the expense of the Tenant any signboard, sign, name-plate and decorative device associated therewith affixed or put up or displayed without the prior written consent of the Landlord.

6.13   AERIALS

       The Tenant shall not erect any aerial on the roof or walls of the Buildings or on the ceiling or walls of the Premises or interfere with, remove, dismantle or alter the common aerials (if any) provided by the Landlord.

6.14   PARKING

       The Tenant shall not park in, obstruct or otherwise use or permit any of its servants, agents, employees, contractors or licensees to park in, obstruct or otherwise use those areas of the Buildings allocated to the parking or movement of or access for vehicles or designated as loading/unloading areas otherwise than in accordance with the permissions and directions of the Landlord and/or the Manager or as permitted under the House Rules.

6.15   BREACH OF INSURANCE POLICY

       The Tenant shall not do or cause or permit or suffer to be done any act or thing whereby the policy or policies of insurance on the Premises and/or the Buildings against loss or damage by fire and/or other insurable risks and/or claims by third parties for the time being subsisting may become void or voidable or whereby the rate of premium or premia thereon may be increased and the Tenant shall pay to the Landlord forthwith on demand all sums paid by the Landlord by way of increased premium or premia thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach by the Tenant of this Clause.

6.16   NO SUBLETTING

       The Tenant shall not assign, underlet, part with the possession of or transfer the Premises or any part thereof or any interest therein or permit or suffer any arrangement or transaction whereby any person who is not a party to this Lease obtains the use, possession, occupation or enjoyment of the Premises or any part thereof irrespective of whether any rental or other consideration is given therefor. The lease created hereby shall be personal to the Tenant named in this Lease. Without limiting the generality of the foregoing, the following acts and events shall, unless approved in writing by the Landlord, be deemed to be breaches of this Clause:-

       (a) In the case of the Tenant being a partnership, the taking in of one or more new partner whether on the death or retirement of an existing partner or otherwise.

       (b) In the case of the Tenant being an individual (including a sole surviving partner of a partnership tenant), the death, insanity or other disability of that individual to the intent that no right to use, possess, occupy or enjoy the Premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kind, trustee or committee of such an individual.

       (c) In the case of the Tenant being a corporation, the take-over, reconstruction, amalgamation, merger, voluntary liquidation or change in the person or persons in whom the majority of its voting shares are vested or who otherwise has/have effective control thereof.

       (d) The giving by the Tenant of a power of attorney or similar authority whereby the donee of the power obtains the right to use, possess, occupy and enjoy the Premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

       (e) The change of the business name of the Tenant.

6.17   COMMON FACILITIES, ETC.

       The Tenant shall not make any alteration to or interfere or tamper or permit its servants, agents, employees, contractors or licensees to make any alteration to or interfere or tamper with any of the following other than in the manner expressly permitted hereunder:-

       (a)    the raised flooring within the Premises;

       (b) the heating, ventilation and air-conditioning system for the Buildings (including that part of system installed within the Premises);

       (c)    the electrical installations for the Buildings;

       (d) the fire services installations of the Buildings (including those within the Premises);

       (e) the installations for plumbing and drainage for the Buildings (including those within the Premises);

       (f)    the building management system of the Buildings;

       (g) the communication network which forms part of the Common Facilities (as defined in the Deed of Mutual Covenant) of the Buildings;

       (h) the suspended ceiling of the Buildings (including that within the Premises); and

       (i) the conduits, pipes, wires, cables and ducts in, on or under the Premises or the raised flooring therein serving or intended to serve the Buildings or any adjoining or neighbouring property.

7.     LANDLORD'S OBLIGATIONS

       The Landlord hereby agrees with the Tenant as follows:-

7.1    QUIET ENJOYMENT

       Subject to the Tenant duly paying the Rent and the other charges hereinbefore mentioned on the days and in manner herein provided for and observing and performing the agreements, stipulations, terms, conditions and obligations herein contained, the Tenant shall have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

7.2    CROWN RENT

       The Landlord shall pay the Crown Rent, Property Tax and all other expenses of a capital and non-recurrent nature attributable to or payable in respect of the Premises.

7.3    MAIN STRUCTURE

       The Landlord shall use best endeavours to procure that the Manager shall keep the roof of the Buildings and the main structure and walls (including the glass curtain walls) thereof and the mains, drains, pipes and cables therein in a proper state of repair and condition

Provided that the Landlord shall not be liable for breach of this Clause unless and until prior written notice of any defect or want of repair shall have been given by the Tenant to the Landlord and the Landlord shall have failed to notify the Manager to carry out any such necessary repair after the lapse of a reasonable time from the service of such notice.

7.4    AIR-CONDITIONING

       The Landlord shall use its best endeavours to procure that subject to the right of the Manager under the Deed of Mutual Covenant to change the hours for air-conditioning services, the Manager shall provide air-conditioning services to the Premises daily from 8:00 a.m. until 6:30 p.m. everyday (Sundays and public holidays excluded) for Mondays to Fridays and from 8:00 a.m. to 2:00 p.m. on Saturdays (which are not public holidays). If the Tenant shall require additional air-conditioning services outside the times specified by the Landlord, the Landlord shall use its best endeavours to procure that the Manager shall provide the same to the Tenant on receiving reasonable notice of the Tenants requirements. The charges for air-conditioning outside the times specified by the Landlord shall be determined by the Landlord and/or the Manager and notified to the Tenant from time to time.

7.5    FACILITIES

       The Landlord shall use best endeavours to procure that the Manager shall maintain the lifts, escalators, travelators, fire and security services equipment, central air-conditioning system and other common facilities of the Buildings in proper working order and keep the same in good repair.

7.6    COMPLIANCE WITH CONDITIONS

       The Landlord shall comply with the provisions of the Conditions of Sale or the Crown Lease under which the Landlord holds the Premises and shall not do or permit any act or thing to be done (or omitted to be done) which results in the whole or any part of the Premises being or becoming subject to re-entry under the Conditions of Sale or the Crown Lease.

7.7    LANDLORD'S REPAIRS

       The Landlord shall, upon receipt of the Tenants request therefor and within a reasonable period, effect such repairs to the interior of the Premises as shall be necessitated by damage caused by any defects or want of repair in the structure of the Buildings or any part thereof or any other services or facilities if the Landlord is liable for such repairs hereunder.


8.     EXCLUSIONS

8.1 It is hereby expressly agreed and declared that the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever:-

       (a) Lifts, Air-Conditioning & Other Common Facilities - in respect of any injury, loss, damage or loss of business whatsoever which may be suffered or sustained by the Tenant or any other person or to any property whatsoever caused by or through or in any way owing to any malfunction, defect in or breakdown of the lifts, escalators, travelators, fire and security services, central air-conditioning system, satellite and the ancillary distribution system, backbone distribution system, the "High Speed Data Link" system or any other services or facilities provided in the Building or any failure, malfunction, explosion, variation, interruption or suspension of electricity or water supply or any other services or services provided in the Building; or

       (b) Fire & Overflow Water - in respect of any injury, loss, damage or loss of business whatsoever which may be suffered or sustained by the Tenant or any other person or to any property whatsoever caused by or through or in any way owing to typhoon, landslide, subsidence of the ground, the escape of fumes, smoke, fire or any other substance or thing or the overflow of water or vibrations from anywhere within the Buildings or in the neighborhood or the influx of rain water or sea water into the Buildings or the Premises or the activity of rats or other vermin in the Buildings or the act, neglect, default or omission of the tenants and occupiers of the other parts of the Buildings or the defective or damaged condition of the Premises or the Landlord's Fixtures and Installations or any part thereof or dropping or falling of any article whatsoever from the Buildings; or

       (c) Security - for the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing, the provision by the Landlord and/or the Manager of watchmen and caretakers or any mechanical or electrical alarm systems (if any) of whatever nature shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenants; or

       (d) Vehicles - for the supervision of or for any damage or loss to vehicles or accessories or injury to persons or any other damage resulting therefrom,

and the Tenant shall indemnify and keep the Landlord fully indemnified against all claims and demands whatsoever made upon the Landlord by any of the servants, agents, employees, contractors or licensees of the Tenant or any other person claiming through or under the Tenant as a result of any such loss or damage or injury aforesaid nor shall the Rent and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of the happening of any of the foregoing.

9.     SUSPENSION OF RENT IN CASE OF FIRE ETC.

       If:-

       (a) the Premises or the Buildings or any part thereof shall at any time during the Term be destroyed or damaged or become inaccessible or uninhabitable owing to fire, water, storm, typhoon, defective construction, white ants, earthquake, subsidence of the ground or any calamity beyond the control of the Landlord and not attributable to the act, default, neglect or omission of the Tenant or any of its servants, agents, employees, contractors or licensees so as to render the Premises unfit for commercial use in accordance with Clause 2.1; or

       (b) at any time during the Term the Premises or the Buildings shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or the Buildings so as to prevent the occupation of the Premises the happening of which is not attributable to the act, default, neglect or omission of the Tenant or any of its servants, agents, employees, contractors or licensees, then the Rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or the order made shall after the expiration of the then current calendar month be suspended until the Premises shall be reinstated or fit for the use as aforesaid or the said order lifted, as the case may be, Provided that:-

       (i) the Landlord shall not be obliged to reinstate the Premises or the Buildings or carry out any repairs thereto if, by reason of the condition of the Premises or any local regulations or other circumstances beyond the control of the Landlord, it is not practicable or reasonable so to do; and

       (ii) should the Premises or the Buildings not have been reinstated in the meantime, either the Landlord or the Tenant may at any time after four (4) months from the date of occurrence of such damage or the said order give to the other of them a notice in writing to determine this Lease and thereupon the same and everything herein contained shall cease and be of no effect as from the date of such notice but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements, stipulations, terms and conditions herein contained or of the Landlord in respect of the Rent payable hereunder prior to the date off such notice.

In the event of any disagreement between the parties hereto on the application of this Section, the matter shall be referred to a single Chartered Surveyor appointed by mutual agreement or failing agreement to a single Chartered Surveyor nominated by the Chairman for the time being of the Royal Institution of Chartered Surveyors (Hong Kong and China branch) and the decision of the Chartered Surveyor who shall be acting as an arbitrator shall be final and binding. The costs of such appointment of the Chartered Surveyors shall be borne by the Landlord and the Tenant in equal shares.

10.    DEFAULT

       It is hereby expressly agreed and declared as follows:-

10.1   If:-

       (a) the Rent and/or any of the other charges payable hereunder or any part thereof shall be in arrear for fourteen (14) days after the same shall have become payable (whether formally demanded or not); or

       (b) the Tenant shall suspend business without the Landlord's prior written consent; or

       (c) there shall be any other breach or non-performance of any of the stipulations, conditions or agreements herein contained and on the part of the Tenant to be observed or performed; or

       (d) the Tenant shall become bankrupt or enter into composition with his creditors generally or being a corporation go into liquidation whether compulsory or voluntary (save for the purposes of amalgamation or reconstruction approved by the Landlord) or shall suffer a receiver to be appointed; or

       (e) the Tenant shall suffer execution to be levied upon the Premises or otherwise on the Tenant's goods in Hong Kong,

then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Lease shall absolutely determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Lease. A written notice served by the Landlord on the Tenant to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord notwithstanding any rule of law or equity to the contrary.

10.2 Notwithstanding anything herein contained if the Rent, management, air-conditioning or other charges or moneys herein reserved or any part or parts thereof shall be in arrears (hereinafter referred to as "the Arrears") and if the Tenant persists in its failure to pay the same after three (3) days' notice in writing is given by the Landlord, the Landlord shall be entitled to:-

       (a) recover from the Tenant as a debt the expenses incurred by the Landlord in the course of recovering the Arrears including without limitation:-

              (i) such sum as the Landlord shall reasonably determine being collection charges for the additional work incurred by the Landlord's staff and/or the Manager (as the case may be) in collecting the Arrears;

              (ii) all legal charges and expenses on an indemnity basis incurred by the Landlord for the purpose of recovering the Arrears;

              (iii) all other fees paid to debt-collectors appointed by the Landlord for the purpose of collecting the Arrears; and

       (b) disconnect or discontinue the supply of services to the Premises and/or to the Tenant such as air-conditioning services, water, gas, electric power, management and other services forthwith without incurring any liability to the Tenant for any loss or damage suffered by the Tenant as a result thereof;

Provided Always that the rights and remedies given to the Landlord by this Clause shall be deemed cumulative remedies and shall not prejudice any right of action or any remedy of the Landlord for the recovery of any Rent or money due to the Landlord from the Tenant.

10.3 Any demand for or acceptance of any Rent by the Landlord or its agents hereunder shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach, non-observance or non-performance by the Tenant of any of the agreements, stipulations, terms and conditions herein contained and on the part of the Tenant to be observed and performed and any such breach, non-observance or non-performance shall be deemed to be a continuing breach of covenant and the Tenant shall not be entitled to set up any such demand for or acceptance of rent as a defence in any action for forfeiture or otherwise.

10.4 For the purpose of this Lease, any act, default, neglect or omission of any servant agent employee contractor or licensee (which term shall include any person present in using or visiting the Premises with the consent of the Tenant express or implied) of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant and any act, default, neglect or omission of any servant agent employee contractor or licensee of the Landlord shall be deemed to be the act, default, neglect or omission of the Landlord.

10.5 For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance or any statutory modification or re-enactment thereof for the time being in force and of this Lease, the Rent and the management charges payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

11.    DEPOSIT

11.1 To secure the due payment of the Rent and the due performance and observance of the terms and conditions herein contained and on the part of the Tenant to be performed and observed, the Tenant shall on the signing hereof and throughout the Term maintain a deposit ("the Deposit") in such sum as shall from time to time be equivalent to the aggregate of:-

       (a)    two (2) months' Rent payable hereunder;

       (b) three (3) months' management fees payable hereunder from time to time (initially of the amount set out in Part 2 of the Fourth Schedule hereto); and

       (c) one (1) quarter's rates payable in respect of the Premises by reference to rateable value of the Premises and pending valuation of the Premises in accordance with the Rating Ordinance (Cap.
              116), by reference to the interim valuation made by the Landlord pursuant to Clause 4.3(c).

The Deposit shall remain deposited with the Landlord and shall not be withdrawn throughout the Term and shall only be released as hereinafter provided. The Landlord shall be entitled to deduct from the Deposit the amount of all losses and damages sustained or incurred by the Landlord as a result of any breach, non-observance or non-performance by the Tenant of any of the covenants, terms or conditions herein contained. The Tenant shall forthwith on demand deposit with the Landlord the amount so deducted or (as the case may be) an additional amount to the intent that the Tenant shall at all times during the Term maintain with the Landlord as Deposit a sum as shall be equivalent to the aggregate of:-

       (i)    two (2) months' Rent payable hereunder;

       (ii) three (3) months' management fees payable hereunder from time to time.

       (iii) one (1) quarter's rates payable in respect of the Premises by reference to rateable value of the Premises and pending valuation of the Premises in accordance with the Rating

              Ordinance (Cap. 116), by reference to the interim valuation made by the Landlord pursuant to Clause 4.3(c).

11.2 The Deposit shall be retained by the Landlord until the expiration of the Term and after all the Tenant's covenants terms and conditions shall have been duly performed and observed, it shall be repaid to the Tenant without interest or compensation within thirty (30) days from the date of the Tenant delivering up vacant possession of the Premises together with all fixtures and fittings therein and thereto to the Landlord or within thirty (30) days from the date of the full and final settlement by the Tenant of all claims made by the Landlord in respect of the Tenant's obligations hereunder whichever shall be the later Provided that the Landlord may prior to refund of the Deposit require the Tenant to produce receipts for rates and other utilities covering the Term or other evidence showing that payment thereof has been made by the Tenant during the Term.

12.    BUILDING MANAGEMENT & REGULATIONS

12.1   CHANGE OF COMMON AREAS, ETC

       The Landlord or the Landlord's agent shall have the right from time to time and at any time without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability to the Tenant in respect thereof but causing as little inconvenience as possible to the Tenant to erect install, restrict and/or alter the arrangement and/or the location and/or alter the arrangement and/or the accessibility of entrances, staircases, landings, passages, doors, doorways, corridors, lobbies, lifts, escalators, travelators, lavatories, counters, showcases or other common areas of the Buildings or any services or apparatus or installations serving the Buildings.

12.2   CONFLICT WITH HOUSE RULES

       The House Rules shall be supplementary to the terms and conditions contained in this Lease and shall not in any way derogate from such terms and conditions. In the event of conflict between such House Rules and the terms and conditions of this Lease the terms and conditions of this Lease shall prevail.

12.3   NON-ENFORCEMENT

       The Landlord or the Landlord's agent shall not be liable for any loss or damage howsoever caused arising from any non-enforcement of the Deed of Mutual Covenant or the House Rules or non-observance thereof by any person.

12.4   DESIGNATION OF COMMON AREAS

       The Landlord and/or the Manager shall be entitled to restrict, designate, cordon off and/or partition any part or parts of the common areas and/or the common facilities for the sole use of any tenant and/or the Manager and the Tenant shall not raise any objection thereto and shall not have any recourse against the Landlord and/or the Manager in any manner whatsoever.

12.5   ALTERATION AND DISPLAYS

       The Landlord reserves the right from time to time to improve extend add to or reduce the Buildings or any part thereof or in any manner whatsoever alter or deal with the Buildings or any part thereof (other than the Premises) Provided always that in exercising such right the Landlord will endeavour to cause as little inconvenience to the Tenant as is practicable under the circumstances.

12.6   NAME OF THE BUILDINGS

       Subject to the terms of the Deed of Mutual Covenant, the Landlord hereby reserves the right from time to time by giving not less than three (3) months' notice to the Tenant to change the names of the two (2) blocks of office premises and the podium comprised in the Buildings or any one or more of them without thereby becoming liable to the Tenant, its servants, agents or licensees for any damages, claims, costs or expenses suffered or incurred as a result of or in connection with any such change.

12.7   PUBLIC ADDRESS SYSTEM

       Notwithstanding anything herein contained or implied to the contrary, the Landlord may provide and install a public address system throughout the common areas and may play, relay or broadcast or permit any other person to play, relay or broadcast recorded music or public announcement therein.

13.    INTERPRETATION AND MISCELLANEOUS

13.1   CONDONATION NOT A WAIVER

       No condoning, excusing or overlooking by the Landlord of any default, breach, non-observance or non-performance by the Tenant at any time or times of any of the agreements, stipulations, terms and conditions herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach, non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future in respect of similar or other matters unless expressly so provided.

13.2   SERVICE OF NOTICES

       Any notice required to be served on the Tenant shall be sufficiently served if delivered to or despatched by pre-paid post to or left at the Premises or at the last known address of the Tenant. Any notice to be served on the Landlord shall be sufficiently served if delivered to or despatched by pre-paid post to the registered office of the Landlord. A notice sent by hand shall be deemed to be given upon delivery to the addressee and a notice sent by pre-paid post shall be deemed to be given two (2) days after the date of the notice.

13.3   LANDLORD AND TENANT LEGISLATION

       To the extent that the Tenant may lawfully so do the Tenant hereby expressly agrees to deprive himself of all rights (if any) to protection against eviction or ejectment provided by any existing legislation or by any future enactment in substitution or amendment thereof or addition thereto to the intent that the Tenant shall deliver up vacant possession of the Premises to the Landlord at the expiration or sooner determination of the Term hereby created notwithstanding any rule of law or equity to the contrary.

13.4   GENDER, ETC.

       In this Lease, if the context permits or requires, words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender shall include the other of them and references to any Ordinance, regulation or other statutory provision include references to such Ordinance, regulation or provision as from time to time modified, codified or re-enacted.

13.5   MARGINAL NOTES

       The marginal notes, headings and index are intended for guidance only and do not form a part of this lease nor shall any of the provisions of this Lease be construed or interpreted by reference thereto or in any way affected or limited thereby.

13.6   STAMP DUTY

       The stamp duty and Land Registry registration fees payable on this Lease and its counterpart shall be borne by the Landlord and the Tenant hereto in equal shares. Each of the Landlord and the Tenant shall pay its own legal costs of and incidental to the Lease and its counterpart.

13.7   EXCLUSION OF WARRANTIES

       (a) This Lease and a Side Letter of even date herewith sets out the full agreement reached between the parties hereto and no other representations have been made or warranties given relating to the Landlord, the Tenant, the Buildings or the Premises and if any such representations have been made or warranties given the same are hereby waived.

       (b) Nothing herein contained shall confer on the Tenant any right, interest, privilege, easement or appurtenance whatsoever mentioned or referred to in Section 16(1) of the Conveyancing and Property Ordinance (Chapter 219 of the Laws of Hong Kong) save those expressly set out herein.

13.8   NO FINE OR PREMIUM PAID

       The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord or its agents for the grant of this Lease.

13.9   INSPECTION OF PREMISES

       The Tenant hereby declares and confirms that it has duly inspected the Premises and is satisfied with the current state and condition of the Premises and the fixtures and finishes therein. The parties hereto agree that the Premises will be let to the Tenant by the Landlord in the state and condition as at the date of the signing of this Lease and no warranty or representation whatsoever has been given or is made by the Landlord or its agents regarding the user of the Premises and the Tenant shall satisfy itself or shall be deemed to have satisfied itself that they are suitable for the purpose for which they are to be used and the Tenant hereby agrees that it will at its own expense apply for any requisite licence or licences permit or permits from all Government or Public Authorities in respect of the carrying on of the Tenant's business therein and shall execute and comply with all ordinances, regulation, Orders, Notices or Rules made by all competent Government or Public Authorities in connection with the conduct of such business by the Tenant in the Premises And the Tenant hereby further agrees to indemnify the Landlord in respect of any breach by the Tenant of the aforesaid And in particular but without limitation no warranty or representation is given or made by the Landlord or its agents regarding:-

       (a) the fittings and finishes or the installations and appliances (if any) in the Premises and/or the Buildings;

       (b) the state and condition of the Premises or the Buildings and the user thereof; or

       (c)    the composition of the Buildings

13.10  JOINT & SEVERAL LIABILITY

       Where more than one person are named in Part 3 of the First Schedule hereto as the Tenant, the representations, warranties, agreements, undertakings and covenants herein contained on the part of the Tenant shall be the joint and several representations, warranties, agreements, undertakings and covenants of such persons.

13.11  CONFIRMATION

       The Confirmors hereby confirm that the Landlord may enter into this Lease notwithstanding the acquisition of equitable interests over the Premises by the Confirmors.

13.12  EARLY TERMINATION

       If the Landlord shall at any time during the Term enter into an agreement for the sale of the Buildings or any part thereof including the Premises, the Landlord shall be entitled to give to the Tenant six (6) months' notice in writing to terminate this Lease and immediately upon the expiration of such notice, this Lease shall absolutely determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Lease.

13.13  SALE SUBJECT TO LEASE

       For the avoidance of doubt, it is hereby expressly declared and agreed that if the Landlord shall at any time during the Term sell the Premises, then as from the date of completion of the sale of the Premises by the Landlord and subject to novation to the purchaser of the Premises of the Landlord's obligation in respect of the Deposit, all the rights, powers, remedies, duties, obligations and liabilities of the Landlord hereunder shall pass to and be vested in the purchaser of the Premises and the Landlord shall be absolutely released and discharged from all duties, obligations and liabilities hereunder Provided that this Clause shall not in any way prejudice or affect the rights of the Landlord or the Tenant hereunder which shall have accrued prior to the date of completion of the sale of the Premises by the Landlord.

13.14  SPECIAL CONDITIONS

       For the avoidance of doubt, it is hereby agreed that this Lease shall be read and construed on the basis that the special conditions, if any, set out in the Sixth Schedule hereto form an integral part of this Lease. In the event of conflict between such special conditions and the terms and conditions hereinbefore provided, the special conditions shall prevail.

13.15  LAW

       This Lease shall be governed by and construed in accordance with the Laws of Hong Kong. The Tenant hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong and the States of New York and Delaware. The Tenant hereby agrees that a judgement in any proceedings brought in any such court may be enforced in any other jurisdiction by suit on the judgement or in any other manner permitted by law. The submission aforesaid is non-exclusive and the Landlord reserves the right to proceed in any other jurisdiction having or claiming or accepting jurisdiction in respect of this Lease.

                               THE FIRST SCHEDULE


THE LANDLORD:        SHINE HILL DEVELOPMENT LIMITED whose registered office is
                     situate at 33rd Floor, Great Eagle Centre, 23 Harbour Road,
                     Hong Kong.

                                     PART 2

THE CONFIRMORS: SHINE BELT LIMITED, FAIR PAGE LIMITED, PANHY LIMITED and MAPLE COURT LIMITED all having their registered offices situate at Suite 801, Asia Pacific Finance Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong.

                                     PART 3

THE TENANT:          GOLDMAN SACHS (ASIA) FINANCE whose registered office is
                     situate at P.O. Box 309, Grand Cayman, Cayman Islands,
                     British West Indies.

                               THE SECOND SCHEDULE

                                     PART 1

       THE BUILDINGS:       Two (2) towers of office/commercial buildings, one
                            of which consisting of forty-seven (47) storeys and called "CITIBANK TOWER" and the other of which consisting of thirty-seven (37) storeys and called
                            "ASIA PACIFIC FINANCE TOWER" together with the podium called "CITIBANK PLAZA" on which "CITIBANK
                            TOWER" and "Asia Pacific Finance Tower


                                     PART 2

       THE PREMISES:        All That the whole of the Thirty-seventh Floor of
                            "ASIA PACIFIC FINANCE TOWER" which is for the purpose of identification shown coloured Pink on the Plan attached hereto.

                               THE THIRD SCHEDULE


       THE TERM:            The period of five (5) years and seven (7) months
                            commencing on 15 October 1993 and expiring on 14 May
                            1999 (both days inclusive).

                               THE FOURTH SCHEDULE

                                     PART 1

       The Rent (excluding management charges):


                                                Rent Payable (in Hong Kong Dollars) per
                  Period                        calendar month and exclusive of rates
                  ------                        -------------------------------------
       From 15 October 1993
          To 14 December 1993                   rent free period

       From  15 December 1993
          To 14 May 1996                        HK$931,336.00

       From 15 May 1996
          To 14 May 1999                        New Rent determined in accordance with
                                                Special Condition 2 of the Sixth Schedule

                                     PART 2

       MANAGEMENT CHARGES:  HK$62,366.25 per calendar month (subject to increase in accordance with Clause 4.2 hereof)

                               THE FIFTH SCHEDULE

                                 INSURED AMOUNT

(a)    THIRD PARTY LIABILITY

       (i)    HK$5,000,000.00 for any one (1) accident; and

       (ii)   unlimited cover for the insured period.

(b) GLASS The insured amount to be approved by the Landlord.

(c) WATER DAMAGE AND TENANT'S FITTINGS Minimum of HK$500.00 per square foot of lettable area or a lump sum of HK$500,000.00, whichever is the greater.

                               THE SIXTH SCHEDULE

                               SPECIAL CONDITIONS


1.     RENT FREE PERIOD

       The Tenant shall be entitled to occupy the Premises for the first two (2) months of the Term (i.e. from 15 October 1993 to 14 December 1993) rent-free Provided that the Tenant shall pay management charges, rates and utility charges in accordance with the provisions of this Lease during the said period and Provided that any delay in the completion of the fitting out work during the said period caused by any reason whatsoever shall not in any way release the Tenant from its obligations hereunder to pay the Rent, management charges, rates and utility charges in accordance with the provisions of this Lease.

2.     NEW RENT

2.1 The New Rent referred to in the Fourth Schedule shall be determined in accordance with the provisions of this Paragraph 2.

2.2 The New Rent shall be determined by agreement between the Landlord and the Tenant and such agreement shall be recorded in writing signed by the Landlord and the Tenant.

2.3 If such agreement cannot be reached between the Landlord and the Tenant one
(1) month before the commencement of the period in respect of which the New Rent is payable (hereinafter called "THE NEW RENT PERIOD"), the matter shall be referred to an independent surveyor and valuer (hereinafter called "THE VALUER") to be appointed by the Landlord and the Tenant within one (1) month before the commencement of the New Rent Period and failing agreement as to the appointment, shall be appointed by the Chairman for the time being of The Royal Institute of Chartered Surveyors (Hong Kong Branch). The Valuer shall make a decision as to the New Rent before the commencement of the New Rent Period and subject to approval by the mortgagee of the Premises (the approval of the mortgagee not to be unreasonably withheld), the decision of the Valuer shall be conclusive and binding on the parties hereto.

2.4 In determining the New Rent, the Valuer shall act as an expert and not as an arbitrator and shall take into account the open market rent for prime office accommodation elsewhere in Central, Hong Kong and/or in similar office buildings in Hong Kong having attributes comparable to those of the Buildings at the commencement of the New Rent Period Provided that the Valuer shall take into such open market rent per se and disregard all incentives (including without limitation rent free period and decoration or removal allowances) that may have the effect of reducing the effective return on such open market rent. The Valuer shall act on the assumptions that as at that date:

       (a) the Premises are fit for immediate occupation and use complete and that the works, if any, carried out by the

              Tenant or its sub-tenants (if any and whether permitted hereunder or otherwise) or the predecessor in title of the Tenant do not in any way diminish or increase the rental value of the Premises and that in case the Premises have been damaged or destroyed, they have been fully reinstated and restored;

       (b) the Premises are available for letting by a willing landlord to a willing tenant with vacant possession and without a premium and subject to the provisions of this Lease for a term equal to the New Rent Period;

       (c) the covenants herein contained on the part of the Tenant have been duly performed, observed and complied with by the Tenant; and

       (d) the Premises are being offered in the open market as a single letting comprising not only the Premises but also the whole of the 33rd Floor, 36th Floor and Suites 3407, 3408, 3409, 3410 and 3411.
              on the 34th Floor of Asia Pacific Finance Tower, but disregarding the following factors:

              (i) any effect on the rent of the fact that the Tenant has been in occupation of the Premises;

              (ii) any goodwill attached to the Premises by reason of the carrying on thereat of the business of the Tenant; or

              (iii) any increase in the rental value of the Premises attributable to any improvements to the Premises or any part thereof made during the Term including any fitting out works carried out by and at the expense of the Tenant.

If the Valuer shall die, delay or become unwilling or incapable of acting or if for any other reason the Chairman for the time being of the Royal Institute of Chartered Surveyors (Hong Kong Branch) or the person acting on his behalf shall in its absolute discretion think fit, he may by writing discharge the Valuer and appoint another in his place.

2.5 Pending determination of the New Rent, the Tenant shall continue to pay on account of the New Rent the Rent that was payable immediately before the commencement of the New Rent Period and within fourteen (14) days after the determination of the New Rent, the Tenant shall pay to the Landlord the difference between the rent actually paid during the period pending determination of the New Rent and the New Rent for the same period determined as aforesaid plus such amount of interest as may be directed by the Valuer as being reasonable.

2.6 The costs and expenses of the Valuer including the costs of his appointment shall be borne by the Landlord and the Tenant in equal shares. The Landlord and the Tenant shall each bear its own costs and expenses incurred in respect of or in connection with the determination of the New Rent.

3.     OTHER CONDITIONS

       The Tenant hereby acknowledges and agrees that the lease hereby granted is subject to the condition that on or before 18 March 1994, the Tenant shall deliver to the Landlord the following documents and the Tenant hereby undertakes to deliver to the Landlord the following documents within the time limit aforesaid:

(a) a certified copy of the Board resolutions of the Tenant relating to the execution of this Lease;

(b) a Guarantee of even date herewith ("the Guarantee") executed by The Goldman Sachs Group, L.P. ("the Guarantor") in favour of the Landlord in the same form as that already given by the Guarantor in favour of the Landlord in relation to the 36th and Part of the 34th Floors of Asia Pacific Finance Tower, let by the Landlord to the Tenant; and

(c) a legal opinion (in form and substance reasonably acceptable to the Landlord) issued by an in-house Counsel of the Guarantor regarding the legality, validity and enforceability of the Guarantee.

If the Tenant fails to comply with the aforesaid condition, the Landlord may, by notice in writing to the Tenant, terminate this Lease.


4.     CROSS DEFAULT

(a) By a Lease ("THE FIRST LEASE") dated 24 June 1992, registered in the Land Registry by Memorial No.5337973 and made between (1) the Landlord; (2) the Confirmors; and (3) Goldman Sachs (Asia) Limited ("THE OUTGOING TENANT"), the Landlord let to the Outgoing Tenant all those premises more particulary described in the Second Schedule thereto ("THE FIRST PREMISES") subject to the terms and conditions thereof.

(b)    By an Assignment ("THE ASSIGNMENT") dated 22 June 1993 and made between
       (1) the Outgoing Tenant; (2) the Tenant; (3) the Landlord; and (4) the Confirmors, the Outgoing Tenant assigned to the Tenant all the estate right benefit and interest of the Outgoing Tenant in the First Premises comprised in the First Lease and all the rights of the Outgoing Tenant under the First Lease To Hold the same unto the Tenant for the residue of the term created by the First Lease subject to payment of the rent reserved by and to the observance and performance of the covenants agreements and conditions contained in the First Lease and on the part of the Outgoing Tenant to be observed and performed.

(c) By a Lease ("THE SECOND LEASE") dated 22 June 1993 and made between (1) the Landlord; (2) the Confirmors; and (3) the Tenant, the Landlord let to the Tenant all those premises more particularly described in the Second Schedule thereto ("THE SECOND PREMISES") subject to the terms and conditions thereof.

(d)    By a Lease ("THE THIRD LEASE") dated 17 November 1993 and made between
       (1) the Landlord; (2) the Confirmors; and (3) the Tenant, the Landlord let to the Tenant all those premises more particularly described in the Second Schedule thereto ("THE THIRD PREMISES") subject to the terms and conditions thereof.

(e) The Tenant hereby expressly agrees that notwithstanding the provisions of this Lease, the First Lease, the Second Lease and the Third Lease,

       (i) the deposits made by the Tenant pursuant to Clause 11 of the First Lease, the Second Lease and the Third Lease ("THE FIRST, SECOND AND THIRD DEPOSITS") shall constitute security for the due payment of the Rent payable under this Lease and the due performance and observance by the Tenant of the terms and conditions of this Lease as if the First, Second and Third Deposits form part of the deposit paid by the Tenant pursuant to Clause 11 of this Lease; and

       (ii) the deposit made by the Tenant pursuant to Clause 11 of this Lease ("THE FOURTH DEPOSIT") shall constitute security for the due payment of the Rent payable under the First Lease, the Second Lease and the Third Lease and the due performance and observance by the Tenant of the terms and conditions of the First Lease, the Second Lease and the Third Lease as if the Fourth Deposit forms part of the deposits paid by the Tenant pursuant to Clause 11 of the First Lease, the Second Lease and the Third Lease.

(f) The Tenant further expressly agrees that any default under Clause 10.1 of the First Lease, the Second Lease and the Third Lease will constitute a default under Clause 10.1 of this Lease and vice versa thereby entitling the Landlord to exercise all or any of its rights and remedies in respect of the First Premises, the Second Premises, the Third Premises and the Premises or any part thereof as if the First Premises, the Second Premises, the Third Premises and the Premises had been let to the Tenant under one single lease incorporating all the terms and conditions of this Lease, the First Lease, the Second Lease and the Third Lease.

       IN WITNESS whereof the parties hereto have executed this Lease the day and year first before written.


SEALED with the Common Seal of         )                    [SEAL]
                                       )
SHINE HILL DEVELOPMENT LIMITED and     )
             Lo Ka Shui                ) /s/ [signature]
SIGNED by    Lo Ka Shui                )
             Directors                 ) /s/ [signature]
whose signature(s) is/are verified by:-)



             /s/ K. C. Yeung
             K. C. Yeung
             Solicitor, Hong Kong



SEALED with the Common Seal of         )                    [SEAL]
                                       )
SHINE BELT LIMITED and SIGNED by       ) /s/ [signature]
             Lo Ka Shui                )
             Tong Chun Wan      whose  )
             Directors                 ) /s/ [signature]
signature(s) is/are verified by:-      )



             /s/ K. C. Yeung

             Solicitor, Hong Kong

SEALED with the Common Seal of         )                    [SEAL]
                                       )
FAIR PAGE LIMITED and SIGNED by        ) /s/ [signature]
             Lo Ka Shui                )
             Tong Chun Wan      whose  ) /s/ [signature]
             Directors                 )
signature(s) is/are verified by:-      )



             /s/ K. C. Yeung

             Solicitor, Hong Kong



SEALED with the Common Seal of         )                    [SEAL]
                                       )
PANHY  LIMITED and SIGNED by           ) /s/ [signature]
             Lo Ka Shui                )
             Tong Chun Wan      whose  ) /s/ [signature]
             Directors                 )
signature(s) is/are verified by:-      )



             /s/ K. C. Yeung

             Solicitor, Hong Kong


SEALED with the Common Seal of         )                    [SEAL]
                                       )
MAPLE COURT LIMITED and SIGNED by      ) /s/ [signature]
             Lo Ka Shui                )
             Tong Chun Wan      whose  ) /s/ [signature]
             Directors                 )
signature(s) is/are verified by:-      )



             /s/ K. C. Yeung

             Solicitor, Hong Kong

SEALED with the Common Seal of         )
                                       )
GOLDMAN SACHS (ASIA) FINANCE AND       )       /s/ MOSES TSANG
                                       )
SIGNED by MOSES TSANG DIRECTOR         )
                                       )
                                       )
                                       )
                                       )
whose signature(s) is/are verified by:-)


             PETER MALLINSON         /s/ PETER MALLINSON

whose signature are verified by

/s/ Charles Picken

C.M. PICKEN
        Solicitor, Hong Kong

                               [GRAPHIC OMITTED]

                      FLOOR PLAN 37TH FLOOR CITIBANK TOWER

                       Dated the 19th day of November 1998

                         CITIREALTY (HONG KONG) LIMITED

                                   (Landlord)

                                       and

                          GOLDMAN SACHS (ASIA) FINANCE

                                    (Tenant)

                         -------------------------------

                               SUPPLEMENTAL LEASE

                                       of

                  Rear Portion of 39th Floor of Citibank Tower,

                    Citibank Plaza, 3 Garden Road, Hong Kong

                              (Inland Lot No. 8888)

                         -------------------------------

                         REGISTERED in the Land Registry
                         by Memorial No. 7626220
                         on 8 December 1998

                                       /s/ [ILLEGIBLE]

                                      for Land Registrar

                                 Clifford Chance
                                   Solicitors
                                   30th Floor
                                  Jardine House
                                1 Connaught Place
                                    Hong Kong

                           Ref: C0828-00227.WKMW/jwyc

THIS SUPPLEMENTAL LEASE                 is made this 19th day of November One
                                        Thousand Nine Hundred and Ninety-eight

                                                                         [STAMP]

BETWEEN:

(1) CITIREALTY (HONG KONG) LIMITED whose registered office is at 50th Floor, Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong (hereinafter called "the Landlord" which expression shall where the context admits include its successors and assigns); and

(2) GOLDMAN SACHS (ASIA) FINANCE having its principal place of business in Hong Kong at 35th Floor, Asia Pacific Finance Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong (hereinafter called "the Tenant").

WHEREAS:

(A) This Supplemental Lease is supplemental to a Lease dated the 7th day of July 1997 ("the Lease") made between the Landlord as landlord of the one part and the Tenant as tenant of the other part and registered in the Land Registry by Memorial No.7196720 whereby All That Rear Portion of 39th Floor of Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong ("the Premises") was let by the Landlord to the Tenant for the period commencing on 1 June 1997 and expiring on 14 May 1999 (both days inclusive) ("the Term") at such rent and upon such terms and conditions as more particularly mentioned therein.

(B) The Tenant has requested for and the Landlord has agreed to an extension of the Term for 12 months from 15 May 1999 to 14 May 2000 (both days inclusive) and on the following terms and conditions.

WHEREBY IT IS AGREED as follows:-

1. The Term shall be extended for 12 months from 15 May 1999 to 14 May 2000 (both days inclusive) and the Rent payable by the Tenant to the Landlord for the period from 15 May 1999 to 14 May 2000 shall be HK$485,892.00 per calendar month (exclusive of Management Charges and rates).

2.    The Lease shall be amended by:-

      (a)   deleting Clauses 3.2, 3.3, 3.4. 3.5. 3.6, 16 and 17; and

      (b) deleting the words "together with an option to renew for a further term of thirty-six (36) months in accordance with Clause 3.2" on the second and third lines of the Third Schedule to the Lease.

3. Each party hereto shall bear its own legal costs and disbursements of and incidental to the preparation and completion of this Supplemental Lease but the stamp duty and Land

                                                                        [STAMPS]

      Registry registration fee payable on this Supplemental Lease shall be borne by the parties hereto in equal shares.

4. Subject only to the variations and modifications herein contained, all the other terms and conditions contained in the Lease shall remain in full force and effect and shall be read and construed and be enforceable as if the terms and conditions of this Supplemental Lease were inserted therein by way of substitution or addition as the case may be.

      IN WITNESS WHEREOF the parties hereto have executed this Supplemental Lease the day and year first above written.

SIGNED by     Gemay Shek                )
                                        )
                                        )
                                        )
for and on behalf of the Landlord       )    /s/ Gemay Shek
whose signature is verified by:         )
                                        )


         /s/ Clara Tang

           CLARA TANG
         Clifford Chance
     Solicitor, Hong Kong SAR

SIGNED by                               )
                                        )
Bradley I. Abelow                       )    /s/ Bradley Abelow
                                        )    ------------------------------
for and on behalf of the Tenant         )    For and on behalf of
in the presence of/whose signature is   )    Goldman Sachs (Asia) Finance
verified by :-                          )


      /s/ Charles M. Picken

      CHARLES M. PICKEN
      Solicitor
      Lovell White Durrant
      Hong Kong SAR

                                   SIDE LETTER

1.    LEASE AND SUPPLEMENTAL LEASE

      Reference is made to a lease made the 7th day of July 1997 between (a) Citirealty (Hong Kong) Limited as the landlord ("the Landlord") and (b) Goldman Sachs (Asia) Finance as the tenant ("the Tenant") ("the Lease") whereby the Landlord lets to the Tenant all those premises ("the Premises") more particularly described in the Schedule hereto subject to the terms and conditions thereof as extended by a supplemental lease made the [19th] day of [November] 1998 between the same parties ("the Supplemental Lease"). The terms defined in the Lease and Supplemental Lease shall have the same meaning when used herein.

2.    CONSTRUCTION

      The parties hereto agree that the Lease and Supplemental Lease shall be read and construed subject to the provisions hereof.

3.    APPLICATION OF SIDE LETTER

      (1) The parties hereto confirm and agree that the side letter previously entered into by the parties hereto dated 7th July 1997 ("the Side Letter") shall be amended to the extent that Clause 9 shall be deleted and shall be replaced by the following wording:-

            "Notwithstanding Clause 6.16 of the Lease, the Tenant may from time to time during the residue of the Term assign the Lease into the name of other companies within The Goldman Sachs Group, L.P. and which are controlled, whether directly or indirectly as to ninety per cent (90%) or more by the The Goldman Sachs Group, L.P. or any entity to which all or ninety per cent (90%) or more of the assets of The Goldman Sachs Group, L.P. may be transferred."

      (2) The parties hereby confirm and agree that the Side Letter shall be amended to the extent that Clause 6 thereof shall be deleted and shall be replaced by the following:-

            "Notwithstanding Clause 6.16 of the Lease, the Tenant may share occupation of the Premises with Goldman Sachs (Asia) Securities Limited and other companies which are within the group of the companies controlled by The Goldman Sachs Group, L.P. and which are controlled whether directly or indirectly as to ninety per cent (90%) or more by The Goldman Sachs Group, L.P. or any entity to which all or ninety per cent (90%) or more of the assets of The Goldman Sachs Group L.P. may be transferred."

      (3) The parties hereby confirm and agree that the Side Letter shall be amended to the extent that Clause 3 thereof shall be deleted.

      (4) The parties hereby confirm and agree that the Side Letter shall be amended to the extent that Clause 7.8 thereof shall be deleted.

      (5) The parties hereby confirm and agree that the Side Letter shall be amended to the extent that Clause 10 thereof shall be deleted.

4.    MISCELLANEOUS

      (1) Subject only to the variations and modifications herein contained all the other terms and conditions contained in the Side Letter shall remain in full force and effect and shall be construed and be enforceable as if the terms and conditions of this side letter were inserted therein by way of substitution deletion or addition as the case may be.

      (2) The parties further agree that this side letter shall not be lodged for registration at the Land Registry and the content of this side letter shall be kept strictly confidential.

                                  THE SCHEDULE

                                  The Premises

All That Rear Portion of the Thirty-ninth Floor of Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong as shown hatched pink on the Plan attached to the Lease.

IN WITNESS whereof the Landlord and the Tenant executed this Side Letter this 19th day of November 1998.


                                          )
SIGNED by Gemay Shek                      )
for and on behalf of the Landlord         )  /s/ Gemay Shek [SEAL]
whose signature(s) is/are verified by:-   )
                                          )


       /s/ Clara Tang

         CLARA TANG
       Clifford Chance
   Solicitor Hong Kong SAR

SEALED with the Common Seal of           )
GOLDMAN SACHS (ASIA) FINANCE             )   /s/ Bradley Abelow [SEAL]
and SIGNED by                            )
Bradley I. Abelow                        )
whose signature(s) is/are verified by:-  )

      /s/ Charles M. Picken

      CHARLES M. PICKEN
      Solicitor
      Lovell White Durrant
      Hong Kong SAR

                                   SIDE LETTER

1.    Tenancy Agreement

      Reference is made to a Tenancy Agreement ("the Agreement") of even date herewith and made between Kerry Real Estate Agency Limited as agent for the registered owner of the Property, Fair Page Limited ("the Landlord") and Goldman Sachs (Asia) Finance ("the Tenant") whereby the Landlord lets to the Tenant all those premises ("the Premises") more particularly described in the Schedule hereto subject to the terms and conditions of the Agreement. Terms defined in the Agreement shall have the same meaning when used herein.

2.    Construction of the Agreement

      The parties hereby agree that the Agreement shall be read and construed subject to the provisions hereof.

3.    Charges for additional air-conditioning supply.

3.1 The Landlord hereby declares that the charges for additional air-conditioning service referred to in Clause 4.04(b) of the Agreement is currently estimated by the Manager to be:-

(a) at the rate of HK$13.40 for every two thousand (2,000) sq. ft. of lettable area or part thereof for every hour or part thereof for long term standing instructions; and

(b) at the rate of HK$45.00 for every two thousand (2,000) sq. ft. of lettable area or part thereof for every hour or part thereof for ad hoc instructions;

provided that whether instructions given shall qualify as long term standing instructions or ad hoc instructions shall be determined by the Manager in its absolute discretion.

3.2 Without prejudice to Clause 4.04(b) of the Agreement the Landlord shall use its best endeavours to procure the Manager to provide the Tenant with additional air-conditioning service if the same is required by the Tenant subject to the Tenant complying with the terms of the Deed of Covenant relative to the provision of additional air-conditioning service.

4.    Power and Chilled Water Supply, etc.

4.1 Whereas the Landlord or its predecessor in title has permitted the Tenant pursuant to three Side Letters dated 19th May 1994, 4th September 1995 and 11th April 1997 in respect of prior leases or tenancy agreements in respect of the Premises to make various connections to the tenants' main switchboards and to install plant, machinery and equipment and make connections in the Building to improve the power supply of the Premises and to allow for an additional chilled water supply for the Premises, the Tenant agrees that the Tenant shall, at its own costs and expense, keep all plant, machinery and equipment installed in connection therewith and exclusively for the benefit of the Tenant in good order and condition and properly maintained and shall execute such repairs or replacements as may be required by the Landlord, the Manager, the relevant Government departments or any affected utility companies provided that:-

(a) in so far as the Manager considers that the maintenance or repair of any of the aforesaid items is closely connected with the maintenance or repair of the common facilities of the Building the Tenant shall allow the Manager to execute the maintenance and or repair on behalf of the Tenant and to pay to the Manager forthwith on demand the reasonable costs and expenses incurred by the Manager in so doing;

(b) the Tenant shall pay the Manager forthwith on demand a fair and reasonable proportion of the costs and expenses incurred by the Manager in maintaining and repairing modifications to the existing plant, machinery and equipment forming part of the common facilities of the Building which are not solely for the benefit of the Tenant.

For the avoidance of doubt, the Tenant hereby expressly acknowledges that the Landlord shall not in any way be responsible for the act, neglect, default or omission of the Manager. The Tenant shall indemnify the Landlord against all costs, claims, demands, actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any loss, damage or injury caused to any person whomsoever or any property whatsoever whether directly or indirectly as a result of the installation of plant, machinery and equipment made by the Tenant or the defective or damaged condition of such plant, machinery, equipment or the connections made by the Tenant for the purposes of obtaining the power supply and additional chilled water supply.

4.2 For avoidance of doubt, the Tenant hereby acknowledges and agrees that its obligations under Clause 3.23 of the Agreement shall be extended to the plant, machinery and equipment installed pursuant to the provisions of this paragraph as if the same were fixtures, fittings and additions made in or to the Premises. The Tenant also undertakes at the expiration or sooner determination of the Term to comply with any obligations entered into under the aforementioned Side Letters to remove the said connections, plant, machinery and equipment and to restore or reinstate any parts of the Building affected by such removal.

5.    Non-Application of Provisions of the Agreement

5.1 Notwithstanding Clause 5.22(c) of the Agreement, the take-over, reconstruction, amalgamation, merger or voluntary liquidation of the Tenant or change in the person or persons who owns or own a majority of the Tenant's voting shares or who otherwise has or

6.    User of the Premises

      Notwithstanding Clause 5.22 of the Agreement, the Tenant may share occupation of the Premises with (i) Goldman Sachs (Asia) Securities Limited and other companies which are within the group of companies controlled by the Goldman Sachs Group, L.P. and which are controlled, whether directly or indirectly as to ninety (90) percent or more by the Goldman Sachs Group, L.P.; OR (ii) any entity previously approved by the Landlord in writing and to which at least 90% of all the assets of the Goldman Sachs Group, L.P., has been transferred ("the Licensee") provided that the Tenant ensures (and the Tenant hereby undertakes to the Landlord that it will ensure) that:-

      (i)   the Licensee will occupy the Premises as a bare licensee only;

      (ii) the Licensee will observe and perform the Tenant's obligations under the Agreement;

      (iii) prior to the expiration or determination (including but not limited to the determination of the Term as a result of the breach of the Agreement on the part of the Tenant) of the Term all and any right of the Licensee to occupy the Premises or any part thereof shall be fully and effectually extinguished and the Licensee shall cease to occupy the Premises or any part thereof;

      (iv) all the chattels, furniture, machines, plant, equipment and other articles in on or at the Premises belonging to or in the possession of the Licensee or the Tenant can be distressed or distrained by the Landlord for non-payment of rent or other charges due under the Agreement and execution can be levied upon the same; and

      (v) the Licensee shall prior to its occupation sign and supply the Landlord with an undertaking letter in the form set out in the Appendix hereto.

7.    Assignment of the Agreement

      Notwithstanding Clause 5.22 of the Agreement, the Tenant may from time to time during the residue of the Term assign the Agreement into the name of another company within the Goldman Sachs Group, L.P. provided that the Tenant shall obtain prior written approval of the Landlord (such approval not to be unreasonably withheld).

8.    Sub-letting

      Notwithstanding Clause 5.22 of the Agreement, the Tenant may, with the prior written consent of the mortgagee (if any) of the Premises (such consent not to be unreasonably withheld) and subject to the consent of the Landlord as hereinafter provided, sub-let not more than twenty-five (25) per cent of the lettable area of Suites 3701 to 3707 on the 37th Floor of Citibank Tower ("the Sub-lettable Portion") provided that the following provisions shall be complied with by the Tenant:-

(a) if the Tenant is desirous of sub-letting the Sub-lettable Portion or any part thereof, the Tenant shall notify the Landlord of its intention to sub-let and shall provide the Landlord with particulars of the following:-

      (i) the name of the proposed sub-tenant and other particulars thereof which are reasonably required by the Landlord for the purpose of deciding whether or not to approve the identity of the sub-tenant;

      (ii) the nature of business proposed to be carried on by the proposed sub-tenant at that part of the Sub-lettable Portion to be sub-let;

      (iii) that part of the Sub-lettable Portion to be sub-let together with a plan (which shall be for identification purposes only) showing the position and dimension thereof; and

      (iv) the terms and conditions of the proposed sub-letting including the terms of the incentives and allowances, if any, to be granted to the sub-tenant.

(b) The Tenant shall obtain the prior written consent of the Landlord to the identity of the proposed sub-tenant and the business proposed to be carried on by the proposed sub-tenant at that part of the Sub-lettable Portion to be sub-let.

(c) The rent per square foot at which the Tenant offers any part or parts of the Sub-lettable Portion for sub-letting (taking into account incentives and allowances, if any, granted by the Tenant) shall not be less than the rent then offered by the Landlord to prospective tenants for other premises of a comparable size and location in the Building provided that in the event that there shall be no other premises of a comparable size and location in the Building then offered for rent by the Landlord, the minimum rent at which the Tenant may offer any part or parts of the Sub-lettable Portion for sub-letting to a sub-tenant shall be fixed by reference to the mean of the rent then offered by the Landlord to prospective tenants for other premises of a comparable size but in a better location in the Building and the rent then offered by the Landlord for other premises of comparable size but in an inferior location in the Building.

(d) The rent per square foot at which the proposed sub-letting shall be made (taking into account incentives and allowances, if any, granted by the Tenant) shall be mutually agreed between the Landlord and the Tenant provided that the agreement of the parties shall not be unreasonably withheld.

(e) The sub-letting shall not extend beyond the expiry date of the Term and the exercise of any right of renewal thereof shall not result in the term of the sub-letting extending beyond the expiry date of the Term.

(f) The form of the agreement for sub-letting shall be approved by the Landlord (the Landlord's approval not to be unreasonably withheld) and the terms and conditions of the sub-letting (other than the incentives and allowances, if any, to be granted to the sub-tenant) shall in all respects be compatible with those of the Agreement and shall contain agreements, undertakings and covenants no less onerous than those imposed on the Tenant by the Agreement.

(g) All costs, charges and expenses associated with the sub-letting permitted hereunder (including without limitation the costs of the partitioning to be installed in the Sublettable Portion with the Landlord's prior written consent) and the costs and expenses incurred by the Landlord in approving the sub-letting shall be borne by the Tenant.

(h) If the Tenant shall derive a profit from the sub-letting (the said profit being determined by comparing

      (i) the effective rent per square foot of lettable area per month of the Term payable by the Tenant to the Landlord and

      (ii) the effective rent per square foot of lettable area per month of the term of sub-letting payable by the sub-tenant to the Tenant and by reference to the lettable area sub-let),

      the Tenant shall share such profit with the Landlord in equal shares by paying to the Landlord the appropriate amount as soon as possible and in any event within seven (7) days after receipt of rent from the sub-tenant on each occasion when rent is payable by the sub-tenant.

9.    Fittings and Fixtures in the Premises

      The Tenant hereby agrees with the Landlord to remove all fittings and fixtures installed by any tenant of the Premises prior to the commencement of occupation of the Premises by the Tenant and to deliver up the Premises in its "bare-shell" condition together with the Landlord's fittings and fixtures upon the expiry or sooner determination of the Term. For the avoidance of doubt it is hereby declared that no warranty or representation on the part of the Landlord is given or to be implied as to the repair, state, quality of fitness of any of the previous tenants' fittings and fixtures.

10.   Wall Separating Citibank Tower from Asia Pacific Finance Tower

      Whereas the Tenant has been permitted by the Landlord or its predecessor in title to break through the wall on the 37th Floor separating Citibank Tower from Asia Pacific Finance Tower the Tenant shall at its costs reinstate the same at the expiration or sooner determination of the Term.

11.   Chilled Water Pipes

      The Tenant shall not be responsible for the reinstatement of the chilled water pipes running from Unit 3701-3702 which have been removed by the Tenant.

12.   Glassed-in Stairs and Fire Doors

      The Landlord agrees that in the event that the glassed-in stairs and fire doors do not conform in all respects with the Fire Services Department's regulations the Landlord shall be responsible for the reinstatement of this portion of the common areas of the Buildings at its own cost to ensure that they do conform.

13.   Non-registration

      It is hereby agreed that this Side Letter shall not be lodged for registration at the Land Registry. It is further agreed that the content of this Side Letter shall be kept STRICTLY CONFIDENTIAL.

                                  The Schedule

                                  The Premises

      All Those Suites 3606-3608 on the 36th Floor and 3701-3707 on the 37th Floor of "CITIBANK TOWER" as shown coloured Pink and Pink hatched Black on the 36th and 37th Floor plans attached to the Agreement together with the right to the exclusive use of this 4th day of December 1998.

                                    Appendix

                                                             Date:

Kerry Real Estate Agency Limited
as agent for the registered owner,
Fair Page Limited

Dear Sirs,

            Re:   Suites 3606-3608 on 36th Floor and 3701-3707
                  on 37th Floor, Citibank Tower, Citibank Plaza,
                  3 Garden Road, Hong Kong. ("the Premises")

            We refer to a Tenancy Agreement of the Premises made between Kerry Real Estate Agency Limited as agent for the registered owner of the Property, Fair Page Limited and Goldman Sachs (Asia) Finance (the "Tenant") for a term of one year commencing on 15th May 1999 ("the Tenancy Agreement").

            In consideration of your permitting us to share occupation of the Premises with the Tenant, we hereby acknowledge and declare as follows:-

            1. We have no legal or equitable interest, estate, right, title or benefit of and in the Premises or the tenancy except as licensee at will.

            2. All the chattels, furniture, machines, plant, equipment or other articles in on or at the Premises belonging to or in the possession of ourselves or the Tenant can be distressed or distrained by you for non-payment of rent or other charges due under the Tenancy Agreement and execution can be levied upon the same.

            3. We will perform and observe all the terms covenants and conditions on the part of the Tenant under the Tenancy Agreement.

            4.    We will immediately vacate the Premises upon:

                  a. expiration or determination of the term of the Tenancy Agreement;

                  b.    any breach of the Tenancy Agreement;

                  c. (if applicable) if we cease to be within the same group of companies as the Tenant.

            5. We shall indemnify you and keep you indemnified against any loss damage costs expenses claims proceedings or demands suffered or incurred by you howsoever arising in respect of our occupation of the Premises and/or any breach of the above.

                                                    Yours faithfully,


                                                    ----------------------------
                                                    For and on behalf of

SEALED with the Common Seal               )
                                          )
of KERRY REAL ESTATE                      )
                                          )
AGENCY LIMITED and SIGNED                 )
                                          )  /s/ Ma Wing Kai, William   [SEAL]
by Ma Wing Kai, William,                  )
Authorised Signatory                      )
                                          )
whose signature(s) is/are verified        )
                                          )
by:-                                      )

             /s/ Avis Y.W. Lai

                 Solicitor
       Kerry Properties (H.K.) Limited
               Hong Kong SAR

SEALED with the Common Seal               )
                                          )
of GOLDMAN SACHS (ASIA)                   )
                                          )
FINANCE and SIGNED by                     )
                                          )  /s/ Bradley Abelow         [SEAL]
Bradley Abelow                            )
                                          )
whose signature(s) is/are verified        )
                                          )
by:-                                      )

                                                   Director
    /s/ Charles M. Picken

    CHARLES M. PICKEN
    Solicitor
    Lovell White Durrant
    Hong Kong SAR

                       Dated the 4th day of December 1998

                        KERRY REAL ESTATE AGENCY LIMITED

                                       AND

                          GOLDMAN SACHS (ASIA) FINANCE

                       -----------------------------------

                                TENANCY AGREEMENT

                                       FOR

                           PREMISES IN CITIBANK PLAZA

                      Suites 3606-8, 36th Floor and 3701-7,
                           37th Floor, Citibank Tower,
                         Citibank Plaza, 3 Garden Road,
                                   Hong Kong.

                       -----------------------------------

                       REGISTERED in the Land Registry by

                       Memorial No.

                       on

                                     p.  Land Registrar

                       -----------------------------------

                             JOHNSON STOKES & MASTER

                                SOLICITORS, &C.,

                                   HONG KONG.


                       Ref.: SYCW/188831/2
                       ac/D5233 (081098)

                                    CONTENTS
                                                                            Page

SECTION I : AGREEMENT

1.    Agreement                                                                1
      Parties                                                                  1
1.01  Premises                                                                 1
      Term                                                                     1
      Rent                                                                     1

SECTION II : PAYMENT OF RENT AND OTHER CHARGES

2.01  Rent                                                                     1
      (i)   Additional Rent                                                    1
      (ii)  Management Charges                                                 2
2.02  Rates etc.                                                               2
2.03  Utility Charges and Deposits                                             2
2.04  Cleaning Charges                                                         3
2.05  Other Facilities                                                         3

SECTION III : TENANTS OBLIGATIONS

3.01  Compliance with Ordinances                                               3
3.02  Fitting out                                                              4
3.03  To keep the interior in good repair                                      5
3.04  Repair of Glass Curtain Wall                                             6
3.05  Installation of wires cables and services                                6
3.06  Repair of Electrical Installations                                       7
3.07  Good Repair of Toilets and Water Apparatus                               7
3.08  Cleaning of Drains                                                       7
3.09  Indemnification of Landlord and Insurance                                7
3.10  Protection from typhoon                                                  8
3.11  To permit Landlord to enter and view                                     8
3.12  To execute repairs on receipt of notice                                  8
3.13  Outside Windows                                                          8
3.14  Inform Landlord of Damage                                                8
3.15  Cleaning and Cleaning Contractors                                        8
3.16  Refuse and Garbage Removal                                               8
3.17  Installation of Telephone Cables                                         8
3.18  Directory Boards                                                         9
3.19  Contractors/Employees/Invitees and Licensees                             9
3.20  Damage to Building                                                       9
3.21  Regulations                                                              9
3.22  User                                                                     9
3.23  Yield up Premises and Handover                                           9
3.24  Taxes                                                                   10
3.25  Common Facilities, etc.                                                 10

SECTION IV : LANDLORD OBLIGATIONS AND RIGHTS

4.01  Quiet Enjoyment                                                         11
4.02  Government Rent                                                         11
4.03  Roof and Main Structure                                                 11
4.04  Air-conditioning                                                        11
4.05  Rights Reserved to the Landlord                                         12
4.06  Sale and re-development                                                 12

SECTION V : RESTRICTIONS AND PROHIBITIONS

5.01  Installation and Alterations                                            13
5.02  Injury to Walls                                                         14
5.03  No Alterations to Exterior                                              14
5.04  Obstructions to Outside Windows                                         14
5.05  Not erect gates or grilles                                              14
5.06  Noise                                                                   14
5.07  Signs                                                                   14
5.08  Auctions Sales                                                          14
5.09  Illegal or Immoral Use                                                  14
5.10  Sleeping or Domestic Use                                                15
5.11  Storage of Merchandise and Hazardous Goods                              15
5.12  User                                                                    15
5.13  Obstructions in Passages                                                15
5.14  Parking & Loading                                                       15
5.15  Deliveries and use of Passenger Lifts                                   15
5.16  Preparation of food and Prevention of Odours                            15
5.17  Not to misuse lavatories                                                16
5.18  Animals, Pets and Infestation                                           16
5.19  No Touting                                                              16
5.20  Breach of Government Lease or Conditions or Deed of
      Mutual Covenant                                                         16
5.21  Breach of Insurance Policy                                              16
5.22  Alienation                                                              16
5.23  Advertising of Premises                                                 17

SECTION VI : EXCLUSIONS

6.01  Lifts/Air-conditioning/Utilities                                        17
6.02  Fire and Overflow of Water                                              18
6.03  Security                                                                18

SECTION VII : ABATEMENT OF RENT

7.01  Suspension of Rent in case of Fire, etc                                 18

SECTION VIII : DEFAULT

8.01  Default                                                                 19
8.02  Interest                                                                19
8.03  Acceptance of Rent                                                      20
8.04  Acts of Employees Invitees and Licensees                                20
8.05  Distraint                                                               20

SECTION IX : DEPOSIT

9.01  Deposit                                                                 20
9.02  Increase in Deposit                                                     20
9.03  Repayment of Deposit                                                    21

SECTION X : REGULATIONS

10.01 Introduction of Regulations                                             21
10.02 Conflict                                                                21

SECTION XI : INTERPRETATION AND MISCELLANEOUS

11.01  Marginal Notes, Headings and Index                                     21
11 02  "the Building"                                                         21
11.03  Normal Business Hours                                                  21
11.04  Gender                                                                 21
11.05  Name of Building                                                       22
11.06  Alterations To the Building                                            22
11.07  Condonation not a waiver                                               22
11.08  Letting Notices and Entry                                              22
11.09  Service of Notice                                                      22
11.10  Stamp Duty and Costs                                                   22
11.11  Deed of Mutual Covenant                                                22
11.12  No Key Money                                                           23
11.13  Entire Agreement                                                       23

SECTION XII : SPECIAL CONDITIONS

12     Special Conditions                                                     23

FIRST SCHEDULE

Part I      Parties                                                           24
Part II     The Building and the Premises                                     24
Part III    Term                                                              24
Part IV     Rent free period                                                  24

SECOND SCHEDULE

Part I      Particulars of Rent                                               25
Part II     Management Charges                                                25
Part III    Deposit                                                           25

THIRD SCHEDULE

            User                                                              25

FOURTH SCHEDULE

            Special Conditions                                                25

Signatures                                                                    28

plan(s) annexed

                                    SECTION 1

                                    AGREEMENT

Agreement               1 This Tenancy Agreement is made this 4th day of
                        December One thousand nine hundred and ninety eight

                        BETWEEN

Parties                 (i)   KERRY REAL ESTATE AGENCY LIMITED whose registered
                              office is at 14th floor, Cityplaza 3, 14 Taikoo
                              Wan Road, Taikoo Shing, Hong Kong ("the Landlord" which expression shall include its successors in title and assigns) of the one part and

                        (ii) The party of whom particulars are set out in Part 1 of the First Schedule hereto. ("the Tenant") of the other part

                        NOW IT IS HEREBY AGREED as follows:-

Premises 1.01 The Landlord hereby agrees to let to the Tenant and the Tenant hereby agrees to take a tenancy of ALL THOSE the Premises ("the Premises") forming part of all that Building ("the Building") respectively more particularly described in Part II of the First Schedule TOGETHER WITH the use in common with the Landlord and all others having the like right of (i) the driveways, entrances, staircases, landings and passages in or adjacent to the Building in so far as the same are necessary for the proper use and enjoyment of the Premises; (ii) the lift service and air-conditioning service in the Building and
                        (iii) the free and uninterrupted passage and running of water soil gas electricity and other services through the sewers drains pipes cables wires and other service media in or upon the Building or the raised floors therein and serving the Premises except in so far as the Landlord or the service company or agent for the time being appointed as manager of the Building ("the Manager") may from time to time

Term restrict such use FOR THE TERM specified in Part III of the First Schedule hereto ("the Term") YIELDING AND PAYING therefor throughout the Term the rent set

Rent out in Part I of the Second Schedule (subject to a rent-free period as provided for and subject to the terms as set out in Part IV of the First Schedule) and by way of additional rent the additional air-conditioning charges (from time to time payable) and the Management Charges as set out in Part II of the Second Schedule which rent and additional rent shall be paid exclusive of rates in advance free and clear of all deductions and set-off on the first day of each calendar month throughout the Term the first and last of such payments to be apportioned according to the number of days in the calendar month in which the Term commences or ends.

                                   SECTION II

                        PAYMENT OF RENT AND OTHER CHARGES

                        2. The Tenant hereby agrees with the Landlord as follows:-

Rent 2.01 To pay on the days and in the manner hereinbefore provided without deduction or set off in Hong Kong Currency the rent and by way of further or

Additional Rent         additional rent in respect of the Premises.-

[STAMPS]

Management Charges      (i)   Management Charges (which includes
                              air-conditioning during Normal Business Hours) for management services provided and amounts expended in relation to the management and maintenance of the Building from time to time payable by the Tenant as set out in Part II of the Second
                              Schedule

                        (ii) in addition to the Management Charges referred to in Part II of the Second Schedule, if at any time or times during the Term the cost of providing the management service shall have increased, the Landlord shall have the right to increase the amount of the Management Charges payable by the Tenant to cover the increase in the cost to the Landlord since in the first instance the date of commencement of the Term and thereafter since the date of the last increase and a notice in writing served by the Landlord on the Tenant notifying the Tenant of an increase in the Management Charge shall be served but (in the absence of manifest error) the Landlord's assessment shall be conclusive and binding upon the Tenant.

                        (iii) additional Management Charges (if any) payable by
                              the Tenant pursuant to the Deed of Mutual Covenant for the Building for the use by the Tenant of those Common Facilities (as defined in the Deed of Mutual Covenant) which are not covered by the Management Charges.

                        (iv) any charges for additional air-conditioning services as provided in Clause 4.04(b) of Section IV.

Rates etc               2.02 To pay and discharge all rates, water rates, taxes
                        assessments, duties, impositions, charges (including all charges and outgoings (if any) imposed by the Deed of Mutual Covenant and/or the regulations pursuant thereto) and outgoings of an annual or recurring nature or as approximately charged by the Manager now or hereafter to be imposed or levied on the Premises or upon the owner or occupier in respect thereof by the Manager, Government of the Hong Kong Special Administrative
                        Region of the People's Republic of China or other lawful authority (Government Rent, Property Tax alone excepted)
                        Without prejudice to the generality of this sub-clause the Tenant shall pay all rates imposed on the Premises quarterly in advance in the first place to the Landlord who shall settle the same with the Government of the Hong Kong Special Administrative Region of the People's
                        Republic of China and in the event of the Premises not yet having been assessed to rates the Tenant shall until such time as the Premises are assessed to rates pay to the Landlord quarterly and in advance a sum equal to the rates which would be charged by the Government of the Hong Kong Special Administrative Region of the People's
                        Republic of China for each quarter on the basis of a rateable value equal to twelve months' rent payable by the Tenant, on account of the Tenant's liability under this Clause;

Utility                 2.03 To pay and discharge or reimburse the costs of all
Charges                 deposits and charges in respect of the installation of
                        meters and the supply of water, electricity,
and Deposits            telephone and other outgoings as may be shown by or
                        operated from the Tenant's own separately metered supplies or by accounts rendered to the Tenant by the appropriate utility companies in respect of all such utilities consumed on or in the Premises.

Cleaning Charges        2.04 To pay the cost of the daily cleaning of the
                        Premises including where the Tenant occupies the entire floor of the passenger and the service lift lobbies on the floor(s) of the Building on which the Premises are situated and of the removal of litter therefrom

Other Facilities        2.05 (a)   The Tenant hereby acknowledges that the
                                    Landlord has paid for the installation of a certain number of lines for "High Speed Data Link" and that the Tenant may subscribe for the use of such lines subject to availability as determined by the Landlord or the Manager in their sole and absolute discretion. In the event that the Tenant subscribes for the use of such lines, the Tenant shall pay to the Landlord such amount as the Landlord or the Manager may determine in respect of the use of and the installation charges for such number of lines as may be required by the Tenant

                              (b)   The Tenant further acknowledges that
                                    facilities for the following have been
                                    installed within the Building.-

                                    (i)   transmission and broadcasting of
                                          financial news and data,

                                    (ii)  video link; and

                                    (iii) inter-floor communication

                              These facilities can, subject to availability as determined by the Landlord or the Manager in its sole and absolute discretion, be used by the Tenant upon payment by the Tenant of such Charges and upon such other terms and conditions as may from time to time be determined or prescribed by the Landlord or other person or persons entitled thereto Provided that the Tenant shall be responsible for making all necessary arrangement with the relevant service companies or the Manager for the provision of the necessary services.

                                   SECTION III

                              TENANT'S OBLIGATIONS

                        3 The Tenant hereby agrees with the Landlord -

Compliance              3.01 To obey comply with and to indemnify the Landlord
with                    against the breach of all ordinances, regulations,
Ordinances              bye-laws, rules and requirements of any Governmental or
                        other competent authority or the Manager or pursuant to the Deed of Mutual Covenant, Deed of Mutual Grant and all supplemental deeds and the regulations relating to the use and occupation of the Premises by the Tenant or any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee agent licensee or permitted sub-tenant of the Tenant and without prejudice to the foregoing to obtain and maintain in force and to observe and comply with the terms of any approval licence or permit required by any Governmental or other competent authority or the Manager in connection with the Tenant's use and occupation of the Premises prior to the commencement or in connection with the carrying on of the Tenant's business and to indemnify the Landlord against the consequences of any breach of this provision;

Fitting out             3.02 To fit out the interior of the Premises in
                        accordance with such plans and specifications as shall have been first submitted to and approved by the Landlord and the Manager respectively in writing in a good and proper workmanlike manner and in all respects in a style and manner appropriate to a first class office building, such fitting out to include but not be limited to the following.-

                              (i)   Connection and reticulation of all
                                    electrical wiring including wiring to light fittings together with control switching etc within the Premises (whether underneath the raised flooring above the false ceilings or otherwise);

                              (ii) All floor finishes and partitioning within the Premises provided that any partitioning installed by the Tenant within the Premises shall be dry partitioning only;

                              (iii) Any alteration to the sprinkler system
                                    necessitated by the Tenant's layout of the Premises the same to be in all respects in accordance with all permits and consents and in compliance with the requirements of the Fire Services Department;

                              (iv)  Any alteration to the air-conditioning
                                    ducting that may be required by the Tenant's internal layout of the Premises;

                              (v)   Internal decoration, furnishings and
                                    specialized Tenant's equipment;

                              (vi)  Any alteration to the raised flooring
                                    including the alignment, realignment or
                                    removal of the raised flooring system, the creation of openings in the raised floor panels and the cutting or sub-division of the raised floor panels;

                              (vii) Any other fitting out, installation,
                                    alteration, decoration or partitioning
                                    within the Premises,

                              Provided:

                              (A) that the Tenant will subject as hereinafter mentioned use in connection with its fitting-out and decoration and furnishing works only contractors or sub- contractors in respect of whom the prior approval in writing of the Landlord and the Manager shall have been obtained such approval not to be unreasonably withheld or delayed or who shall be nominated by the Landlord IT BEING AGREED that in no circumstances shall any work be commenced or be permitted to be commenced by any contractor who shall not first have been approved in writing by the Landlord and the Manager AND THAT in any event any and all work involving any alteration to or modification of or in any way associated with the sprinkler system, the security system, the plumbing and drainage system and piping and the fixed air-conditioning ducting, chilled water pipes and air-conditioning controls, raised flooring, suspended ceilings, communications networks and the Common Facilities (as defined in the Deed of Mutual Covenant) shall be carried out only by contractors nominated by the Landlord. All works to be carried out by the Tenant its contractors or sub-contractors shall be carried out in accordance with the FITOUT RULES to be issued by the Landlord and/or the Manager from time to time and to be signed by the Tenant prior to commencement of Tenant's works and the Tenant will pay to the Landlord such reasonable fitting out fees (including but not limited to (1) a fee for approval of plans and (2) a fee for temporary services during fit out) as may be reasonably charged by the Landlord;

                              (B) that the Tenant will not cause or permit to be made any subsequent variation to the approved fitting out plans and specifications or to the approved interior design or layout of the Premises without the previous approval in writing of the Landlord and the Manager such approval not to be unreasonably withheld or delayed and in the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord any reasonable fees and or costs properly incurred by the Landlord in consulting its architect and/or specialist consultants in respect of such variations;

To keep the             3.03  (a)   To keep and maintain at the expense of the
Interior in                         Tenant all the interior parts of the
good repair                         Premises including the flooring raised
                                    flooring and cables and wires installed
                                    thereunder the interior plaster or other finishing material or rendering to walls floors and ceilings and the Landlord's fixtures and fittings therein including
                                    (without limitation) all doors, windows, electrical installations and wiring, light fittings, suspended ceilings, fire fighting apparatus and air-conditioning ducting and all waste, drain, water and other pipes and sanitary apparatus and fittings therein and all painting, papering and decoration thereof in good clean tenantable substantial and proper repair and condition and as may be appropriate from time to time properly painted and decorated (fair wear and tear excepted);

                              (b) At the expense of the Tenant to replace from time to time all Landlord's fixtures and fittings and appurtenances in the Premises which may be or become beyond repair at any time;

                              (c) At the expiration or sooner determination of the Term, to deliver up the Premises and all fittings, fixtures and additions therein and thereto other than tenants' fixtures and fittings to the Landlord in good clean and tenantable condition and repair in accordance with its covenant to repair contained herein;

Repair of Glass         3.04 The Tenant shall pay to or reimburse the Landlord
Curtain Wall            such amount as may be payable to the Manager or other
                        owners of the Building under the Deed of Mutual Covenant in respect of all broken or damaged parts of the glass curtain wall corresponding to the Premises or other parts of the Buildings (if any) whether used exclusively by the Tenant or not.

Installation of         3.05  (i)  To install all wires pipes and cables and
wires cables                       other services serving the Premises in and
and services                       through the ducts trunkings and conduits in
                                   the Building provided for such purposes and at all times in accordance with the reasonable directions of the Landlord and the Manager and not to install any such wires pipes cables or other services without first providing the Landlord and the Manager with full particulars and a fully detailed plan and diagram of such intended installation and obtaining the Landlord's and the Manager's consent such consent not to be unreasonably withheld or delayed in regard thereto;

                              (ii) To provide to the Landlord a full coloured diagram of all electrical wiring to be installed by the Tenant within or serving or connected to the Premises and/or within the ducts, trunkings or conduits provided within the Building for the installation of electrical and/or fibre-optical or other wires or cables or means of passing receiving or transmitting information and all telephone and other service wires conduits and cables installed by or at the order of the Tenant and to clearly label and in accordance with any directions given by the Landlord colour-code all such wires conduits and cables to identify the same as being the Tenant's and if required by the Landlord at the expiration or sooner determination of the Term at the Tenant's expense to remove the same from all ducts conduits or trunkings within the Building taking care not to disturb damage or interfere with any wires cables or other means of communication belonging to the Landlord or to other occupiers of any part or parts of the Building that may have been installed within any such ducts conduits or trunkings and making good any damage caused by the Tenant in so doing and the Tenant will indemnify and hold the

                                    Landlord harmless against any claim action or demand that may be brought by any person suffering any loss or damage or interference with business or inconvenience caused by or arising from the Tenant's actions in complying with its obligations hereunder;

Repair of               3.06 To repair or replace if so required by the
Electrical              appropriate utility company, authority or statutory
Installations           undertaker as the case may be under the terms of the
                        Electricity Supply Ordinance or any statutory modification or re-enactment thereof or any Orders in Council or Regulations made thereunder all the electrical wiring installations and fittings within the Premises installed by the Tenant and the wiring from the Tenant's Meter or Meters to the Premises and to permit the Landlord, the Manager, their agents or servants to test the Tenant's wiring in the Premises at any time upon reasonable prior notice except in the case of emergency;

Good Repair of          3.07 To maintain all toilets and sanitary and water
Toilets and             apparatus located within the Premises (or elsewhere if
Water Apparatus         used exclusively by the Tenant its employees invitees
                        and licensees) in good clean and tenantable state and in proper repair and condition at all times during the Term to the satisfaction of the Landlord and in accordance with the Regulations of the Public Health or other
                        Government Authority concerned;

Cleaning                3.08 To pay on demand to the Landlord the cost incurred
of Drains               by the Landlord in cleansing and clearing any of the
                        drains in the Building that become choked or stopped up owing to the mis-use of any toilet or water or sanitary or drainage equipment by the Tenant or its employees invitees contractors or licensees;

Indemnification         3.09 To be wholly responsible for any loss damage or
of Landlord             injury caused to any person whomsoever or to any
and Insurance           property whatsoever directly or indirectly through the
                        defective or damaged condition or operation of any part of the interior of the Premises or any machinery or plant or any fixtures or fittings or wiring or piping therein for which the Tenant is responsible hereunder or in any way caused by or owing to the spread of fire smoke or fumes or the leakage or overflow of water of whatsoever origin from the Premises or any part thereof or through the act default or neglect of the Tenant its servants agents contractors licensees partners or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any loss damage or injury as aforesaid and all costs and expenses incidental thereto AND for the better observance of the Tenant's obligations in regard to the foregoing TO INSURE or at the discretion of the Landlord permit the Landlord at the Tenant's expense and in the name of the Tenant to effect and maintain insurance cover to the reasonable satisfaction of the Landlord with Kerry Insurance Company Limited in respect of all such risks as aforesaid the Policy of Insurance so effected to be endorsed to show the interest of the Landlord therein and to be in such amount as may reasonably be determined by the Landlord and to contain a provision that the insurance cover thereby effected and the terms and conditions thereof may not be altered modified restricted or cancelled without the express prior written consent of the Landlord and whenever required so to do by the Landlord to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium;

Protection              3.10 To take all necessary and appropriate precautions
from typhoon            to protect the interior of the Premises from storm or
                        typhoon damage;

To permit               3.11 To permit the Landlord its agents and all persons
Landlord to             authorized by it with or without workmen or others and
enter and view          with or without appliances at all reasonable times and
                        upon prior written notice (save in the case of an emergency) to enter upon the Premises to view the condition thereof and to take inventories of the fixtures and fittings therein and to carry out any work or repair required to be done provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if need be and the Landlord shall exercise its rights in this respect in a manner that is reasonable in all the circumstances and shall make good any damage caused;

To execute              3.12 To make good all defects and wants of repair to the
repair on               Premises within the space of one month from the receipt
receipt of              of written notice from the Landlord to repair and make
notice                  good the same, and if the Tenant shall fail to execute
                        such works or repairs as aforementioned to permit the Landlord to enter upon the Premises and execute the same and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action;

Outside Windows         3.13 To keep all windows of the Premises closed at all
                        times,

Inform Landlord         3.14 To give notice to the Landlord or its agent of any
of Damage               damage that the Premises may suffer and of any defect in
                        the water and gas pipes electrical wiring or fittings, fittings fixtures or other utility supply equipment provided by the Landlord directly the Tenant becomes aware of any such damage or defect,

Cleaning and            3.15 To keep the Premises including where the Tenant
Cleaning                occupies the entire floor the passenger and service lift
Contractors             lobbies on the floor(s) of the Building on which the
                        Premises are situated at all times in a clean and sanitary state and condition, and for the better observance hereof to employ as cleaners of the Premises
                        (at the expense of the Tenant) a firm of specialist cleaners to be nominated or approved by the Landlord or the Manager,

Refuse and              3.16 To be responsible for the removal of refuse and
Garbage                 garbage from the Premises to such location within or
Removal                 adjacent to the Building as shall be specified by the
                        Landlord or the Manager from time to time and to use only such type of refuse container as is specified by the Landlord or the Manager from time to time. In the event of the Landlord or the Manager providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the Tenant shall bear the cost of such service;

Installation            3.17 Subject to sub-clause 3.02(a)(A) of this Clause the
                        Tenant shall
of Telephone            make its own arrangements with regard to the
Cables                  installation of telephones or other communication
                        systems in the Premises, but the installation of telephone and communication lines outside the Premises must be in the common ducting provided in the Building for that purpose and in all respects in accordance with the directions of the Landlord and the Manager,

Directory               3.18 To pay the Landlord immediately upon demand the
Boards                  cost of affixing repairing or replacing as necessary the
                        Tenant's name in lettering to the directory board at the entrances to the Building and to the directory board on the floor on which the Premises are situated,

Contractors             3.19 To be liable for any act default negligence or
Employees               omission of the Tenant's contractors employees invitees
Invitees and            licensees or permitted sub-tenants as if it were the act
Licensees               default negligence or omission of the Tenant and to
                        indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith,

Damage to               3.20 To pay to or indemnify the Landlord immediately on
Building                demand the costs of repairing any part of the Building
                        or any of the lifts or other services and facilities installed therein that may be damaged by reason of any act default or neglect on the part of the Tenant its agents servants invitees or licensees;

Regulations             3.21 To obey and comply with such Regulations as may
                        from time to time be made or adopted by the Landlord in accordance with Section X hereof or the Manager in accordance with the Deed of Mutual Covenant;

User 3.22 To use the Premises for the purposes described in the Third Schedule and for no other purposes whatsoever;

Yield up                3.23 To yield up the Premises with all fixtures fittings
Premises &              and additions therein and thereto (but excluding the
Handover                Tenant's movable chattels) at the expiration or sooner
                        determination of this Agreement in good clean and tenantable repair and condition in accordance with the stipulations hereinbefore contained together with all keys giving access to all parts of the Premises Provided
                        That where the Tenant has made any alterations or installed any fixtures fittings or additions in or to the Premises and notwithstanding that the Landlord's consent for so doing may have been obtained or have been given or be deemed to have been given the Landlord may at its sole discretion require the Tenant at the Tenant's sole cost and expense to reinstate or remove or do away with all or any such alterations fixtures fittings or additions or any part or portion thereof and to make good and repair in a proper and workmanlike manner any damage to the Premises and the Landlord's fixtures and fittings therein as a result thereof before delivering up the Premises to the Landlord PROVIDED
                        FURTHER THAT without limitation to the generality of the foregoing it is hereby expressly agreed that:-

                        (i) if the Tenant removes any of the raised floor panels with or without the approval of the Landlord the Tenant shall at its own risk cost and expense store all panels so removed and shall upon the expiration or sooner determination of this Agreement at its cost and expense reinstate the raised floor panels at the relevant part of the Premises to the satisfaction of the Landlord, and

                        (ii) if the Tenant carries out any other work to the raised flooring system with or without the approval of the Landlord the Tenant shall upon the expiration or sooner determination of this Agreement, at its own cost and expense reinstate the raised flooring system to the same condition as at the commencement of this Agreement to the satisfaction of the Landlord and to the extent to which such reinstatement cannot be effected to the satisfaction of the Landlord the Tenant shall at its own cost and expense replace the relevant part of the raised flooring system to the satisfaction of the Landlord,

Taxes 3.24 To pay or reimburse the Landlord on demand as additional rent any sales tax value added tax (or any tax of a similar nature) if required by any applicable law.

Common                  3.25 The Tenant shall not make any alteration to or
Facilities, etc         interfere or tamper or permit its servants, agents,
                        employees, contractors or licensees to make any alteration to or interfere or tamper with any of the following other than in the manner expressly permitted hereunder:-

                        (a)   the raised flooring within the Premises;

                        (b) the heating, ventilation and air-conditioning system for the Building (including that part of system installed within the Premises);

                        (c)   the electrical installations for the Building;

                        (d) the fire services installations of the Building (including those within the Premises);

                        (e) the installations for plumbing and drainage for the Building (including those within the Premises);

                        (f)   the building management system of the Building;

                        (g) the communication network which forms part of the Common Facilities (as defined in the Deed of Mutual Covenant) of the Building;

                        (h) the suspended ceiling of the Building (including that within the Premises); and

                        (i) the conduits, pipes, wires, cables and ducts in, on or under the Premises or the raised flooring therein serving or intended to serve the Building or any adjoining or neighbouring property

                                   SECTION IV

                        LANDLORD'S OBLIGATIONS AND RIGHTS

                        4 The Landlord agrees with the Tenant as follows:-

Quiet Enjoyment         4.01 To permit the Tenant (duly paying the rent, the
                        additional air-conditioning charges, the Management
                        Charges, rates and other payments hereby agreed to be paid on the days and in manner herein provided for payment of the same and observing and performing the agreements stipulations terms conditions and obligations herein contained) to have quiet possession and enjoyment of the Premises during the Term without unreasonable interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord;

Government Rent         4.02 To pay the Government Rent, Property Tax and other
                        charges of a capital nature attributable to or payable in respect of the Premises;

Roof and Main           4.03 To procure the Manager to maintain the main
Structure               structure roofs main electricity supply cables main
                        drains water pipes main walls and exterior window frames of the Building Provided that the Landlord shall not be liable for breach of this Clause unless and until written notice of any defect or want of repair shall have been given to the Landlord by the Tenant and the Landlord shall have failed to take reasonable steps to procure the repair or remedy the same within a reasonable period after the service on it of such notice;

Air-conditioning        4.04  (a)   The Landlord shall subject to Sub-clause
                                    4.05(c) of this Section and to Sub-clause
                                    6.01(i) of Section VI of this Agreement and to the right of the Manager under the Deed of Mutual Covenant to change the hours for air-conditioning services procure the
                                    Manager to provide for the Premises during Normal Business Hours as hereinafter defined an air-conditioning service;

                              (b)   Subject to Sub-clause 4.05(c) of this
                                    Section and to Sub-clause 6.01(i) of Section
                                    VI of this Agreement the Landlord shall
                                    procure the Manager to provide to the Tenant an air-conditioning service outside Normal Business Hours as specified hereunder upon request being made by the Tenant to the Landlord and/or the Manager as appropriate. The cost for such additional hours of air-conditioning service including the cost of running the necessary air-conditioning plant and equipment shall be reasonably determined by the Landlord and/or the Manager whose decision shall be final and notified to the Tenant from time to time and shall be paid on demand by the Tenant to the Landlord as additional rent;

Rights Reserved         4.05 It is hereby agreed and expressly confirmed that
to the Landlord         the following rights are excepted and reserved to the
                        Landlord (its successors and assigns and all persons having the like right) and the Manager throughout the Term:-

                        (a) the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Premises and serving or capable of serving the Building or any adjoining or neighbouring property TOGETHER WITH the right to enter upon the Premises upon prior notice (except in case of emergency) to inspect repair replace or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts making good any damage caused,

                        (b) the full and free right and liberty to enter upon the Premises in the circumstances in which the agreements by the Tenant contained in these presents permit such entry and in particular but without prejudice to the generality of the foregoing the right to enter into and upon the Premises at all times upon prior notice (except in case of emergency) for the purpose of obtaining access to and egress from any adjoining premises or any machinery or switch rooms or the like remaining under the control of the Landlord and/or the Manager and located on any of the floors of the Building on which any portion of the Premises is situated making good any damage caused;

                        (c) the right from time to time on giving reasonable notice to the Tenant (such notice not to be required in case of emergency or breakdown) and causing as little inconvenience to the Tenant as reasonably possible to suspend the air-conditioning system, lifts, escalators (if any), electric power, water supply and any other building service provided in or serving the Building for the purpose of servicing, maintaining, repairing, renewing, improving or replacing the same and any of them

Sale and                4.06 If at any time during the Term the Landlord shall
re-development          resolve to redevelop the Building or any part thereof
                        whether wholly by demolition and rebuilding or otherwise, or partially by renovation, refurbishment or otherwise (which intention shall be sufficiently evidenced by a notification from the Landlord) then in any of such events the Landlord shall be entitled to give six months' notice in writing during the Term terminating this Agreement and immediately upon the expiration of such notice this Agreement and everything herein contained shall cease and be void but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements or stipulations herein set out.

                                    SECTION V

                          RESTRICTIONS AND PROHIBITIONS

                        5. The Tenant agrees with the Landlord and undertakes:-

Installation and        5.01  (a)   Not to make or permit or suffer to be made
Alterations                         any alterations in or additions to the
                                    Premises or to the sprinkler system,
                                    electrical wiring installations,
                                    air-conditioning ducting lighting fixtures or other Landlord's fixtures or to install any plant apparatus or machinery (other than normal office machinery) therein without first having obtained the written consent of the Landlord and/or the Manager,

                              (b) Not to place on any part of the Premises any object of any kind which imposes an excessive load or strain on the Premises or the Building at a location not previously approved in writing by the Landlord. The Tenant shall apply to the Landlord for a written approval to the proposed positioning of such object. Thereafter the Tenant shall not move such object from the approved location without the written approval of the Landlord first having been obtained. All reasonable and proper fees incurred by the Landlord including the obtaining of the approval of the Landlord's architects as to the location of such object shall be borne by the Tenant and payment therefor may be imposed as a pre-requisite to the Tenant receiving such permission.

                              (c) Not to install any air-conditioning plant or equipment of any kind on or within or at any part of the Premises without the prior consent of the Landlord in writing AND the Tenant shall comply with the directions and instructions of the Landlord and the Manager regarding installation and shall at its own expense be responsible for their periodic inspection maintenance and repair and for the replacement of defective wiring and the Tenant shall be strictly liable for any damage caused by the installation operation defect or removal of such units;

                              (d) Not to make or permit or suffer to be made any alterations in or additions to the mechanical or electrical installations in the Building nor to install or permit or suffer to be installed any equipment, apparatus or machinery which exceeds the loading of the electrical installations in the Building nor to install or permit or suffer to be installed any equipment, apparatus or machinery which exceeds the loading of the electrical main or wiring or which consumes electricity not metered through the Tenant's separate meter;

                              (e) Not to make or permit or suffer to be made any alterations to any installation or fixture so as to affect or be likely to affect the supply of water, electricity or other utility or service to or in the Building;

                                    Provided that where approval permission or consent from the Landlord shall be required it shall not be unreasonably withheld or delayed,

Injury to               5.02 Not to cut maim or injure or permit or suffer to be
Walls or Floors         cut maimed or injured any doors windows window frames
                        walls beams slabs structural members raised floors or other part of the fabric of the Premises or lay or use any floor covering or do anything which may damage or penetrate the raised flooring or slab;

No Alterations          5.03 Not to affix anything or paint or make any
or Exterior             alteration whatsoever to the exterior of the Premises,

Obstructions to         5.04 Not to block up, darken or obstruct or obscure any
Outside Windows         of the windows or lights belonging to the Premises;

Not erect gates         5.05 Not without the prior written consent of the
grilles                 Landlord such consent not to be unreasonably withheld or
                        delayed to erect or install doors, gates, grilles, shutters or other similar installation whatsoever whether temporary or permanent at the doorway or entrance to the Premises or at any of the fire exits therefrom or erect any such door or grille or shutter or gate that might in any way contravene the regulations from time to time in force of the Fire Services
                        Department or other competent authority concerned, nor in any other respect to contravene the said regulations,

Noise 5.06 Not to cause or produce or suffer or permit to be produced on or in the Premises any sound or noise (including sound produced by broadcasting from Television, Radio and any apparatus or instrument capable of producing or reproducing music and sound) or any vibration or resonance or other form of disturbance or other acts or things in or on the Premises which is or are or may be or become a nuisance or annoyance to the tenants or occupiers of adjacent or neighbouring premises within the Building or in any neighbouring building;

Signs 5.07 Not without the prior written approval of the Landlord to exhibit or display within or on the exterior of the Premises any writing sign signboard or other device whether illuminated or not which may be visible from outside the Premises nor without the Landlord's prior written consent to affix any writing sign signboard or other device in at or above any Common Area, lobby, landings or corridors of the Building;

Auction Sales 5.08 Not to conduct or permit any auction fire bankruptcy close out or similar sale of things or properties of any kind to take place on the Premises;

Illegal or              5.09 Not to use or cause permit or suffer to be used any
Immoral Use             part of the Premises for gambling or for any illegal
                        immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises;

Sleeping or             5.10 Not to use or permit the Premises or any part
Domestic Use            thereof to be used as sleeping quarters or as domestic
                        premises within the meaning of any ordinance for the time being in force or allow any person to remain on the Premises overnight without first obtaining the Landlord's permission in writing for so doing,

Storage of              5.11 Not to use the Premises for the manufacture of
Merchandise and         goods or merchandise or for the storage of goods or
Hazardous Goods         merchandise other than in small quantities consistent
                        with the nature of the Tenant's trade or business by way of samples and exhibits nor to keep or store or cause or permit or suffer to be kept or stored thereat any arms or ammunition, gun-powder, salt-petre, petroleum, liquified petroleum gas, butane gas, kerosene or other explosive or dangerous hazardous or prohibited goods within the meaning of the Dangerous Goods Ordinance (Cap
                        295) and the regulations made thereunder or any Statutory modification or re-enactment thereof from time to time in force;

User 5.12 Not to use the Premises for any purpose other than the purpose specified in the Third Schedule and in particular but without prejudice to the generality of the foregoing not to use the Premises for the purpose of a Buddhist hall or temple or for the performance of the ceremony known as Ta Chai ([Chinese writing]) or for any similar ceremony or for any other religious purpose or the performance of any religious ceremony,

Obstructions in         5.13 Not to place or leave or suffer or permit to be
Passages                placed or left by any contractor employee invitee
                        licensee or permitted sub-tenant of the Tenant any boxes furniture articles or rubbish in the entrance or any of the staircases passages or landings of the Building used in common with other tenants or the Landlord or otherwise encumber the same,

Parking & Loading       5.14 Not to park any vehicle in or obstruct or otherwise
                        use or permit any vehicle to be parked in or be obstructed or otherwise used by any employee agent licensee or permitted sub-tenant of the Tenant any of those areas of the Building allocated to parking or for the movement of or access for vehicles or designated as loading/unloading areas other than in accordance with the Regulations made from time to time by the Landlord;

Deliveries and          5.15 Not without the prior written consent of the
use of passenger        Landlord and/or the Manager to take delivery to the
lifts                   Premises or furniture or other large objects during
                        Normal Business Hours as hereinafter defined and not to cause or suffer or permit passenger lifts to be used for delivery purposes at any time or load or permit or suffer to be loaded into any service lift or passenger lift in the Building an excessive weight;

Preparation of          5.16 Except for the reheating of pre-prepared food for
food and                consumption by the Tenant's employees by an approved
prevention              microwave oven Not to cook or prepare or permit or
                        suffer to be cooked or prepared any food in the Premises or permit any offensive or unusual odours to be produced upon or emanate from the Premises,

Not to misuse           5.17 Not to use or permit or suffer to be used any
lavatories              lavatory facilities whether shared with other tenants or
                        occupiers of the Building or reserved exclusively for the use of the Tenant for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown into any W.C. pan, urinal, basin sink or other lavatory fitting any foreign or deleterious substance of any kind and to pay to or indemnify the Landlord on demand the cost of any breakage, blockage or damage resulting from a breach of this provision;

Animals, pets           5.18 Not to keep or permit or suffer to be kept any
and infestation         animals or pets inside the Premises and to take all such
                        steps and precautions to the reasonable satisfaction of the Landlord as shall be necessary to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the Tenant's cost such pest extermination contractors as the Landlord may nominate and at such reasonable intervals as the Landlord may direct;

No Touting              5.19 Not to tout or solicit or procure or permit any
                        touting or soliciting for business or the distribution of any pamphlets notices or advertising matter outside the Premises or anywhere within the Building by any of the Tenant's servants agents licensees or permitted sub-tenants;

Breach of               5.20 Not to commit any breach of the provisions of the
Government Lease        Government Lease or Conditions under which the Landlord
or Conditions           holds the Premises or of the Deed of Mutual Covenants
or Deed of Mutual       (if any) or any Sub-Deed of Mutual Covenants affecting
Covenants               the Building and to indemnify the Landlord against the
                        consequences of any such breach;

Breach of               5.21 Not to cause suffer or permit to be done any act or
Insurance Policy        thing whereby the policy or policies of insurance on the
                        Premises against damage by fire or liability to third parties for the time being subsisting may become void or voidable or whereby the rate of premium or premia thereon may be increased and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premia thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by such breach;

Alienation              5.22 The Tenant shall not assign underlet or otherwise
                        part with the possession of the Premises or any part thereof in any way whether by way of subletting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. The
                        Tenancy shall be personal to the Tenant named in the First Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause:-

                        (a) In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise,

                        (b) In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual;

                        (c) In the case of a tenant which is a corporation any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof;

                        (d) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same;

                        (e) The Change of the Tenant's business name without the previous written approval of the Landlord which shall not be unreasonably withheld if the change of the Tenant's business name does not in the opinion of the Landlord conflict with or prejudice the business or reputation or other interests of the Landlord or of any associated company of the Landlord;

Advertising of          5.23 Not to erect upon the Premises, the Building or any
Premises                part thereof any sign or display advertising the
                        Premises or any part thereof available for letting or sub-letting or issue any pamphlet publicity or advertisement in any form whatsoever with regard to any proposed letting or sub-letting of the Premises

                                   SECTION VI

                                   EXCLUSIONS

                        6.01 IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that except in the case of the Landlord's gross negligence the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever:-

Lifts,                  (i)   In respect of any loss of profit or of business or
Air-conditioning              loss of life or loss, injury or damage to person
Utilities                     or property or for any disruption or inconvenience
                              caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any defect in or breakdown or suspension of service of the lifts air-conditioning system, electric power or water supplies, satellite and ancillary distribution system, backbone distribution system, the High Speed Data link or any other building service provided in or serving the Building, or

Fire and overflow       (ii)  In respect of any loss of profit or of business or
of water                      loss of life or loss injury or damage to person or
                              property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the Building or in any way attributable to fire storm tempest flood Act of God or other inevitable accident, or

Security                (iii) For the security or safekeeping of the Premises or
                              any contents therein and in particular but without prejudice to the generality of the foregoing the provision of watchmen and caretakers shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant.

                                   SECTION VII

                               SUSPENSION OF RENT

Suspension of           7.01 If the Premises or the Building or any part thereof
rent in case            shall at any time during the Term be destroyed or
of fire etc.            damaged or become inaccessible owing to fire water storm
                        typhoon defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Landlord so as to render the Premises unfit for commercial use or inaccessible and the policy or policies of insurance for such risk effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if at any time during the continuance of this tenancy the Premises shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises then the rent and other charges hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall be suspended, rent and other charges paid in advance in respect of the current month being refunded, until the Premises shall again be rendered accessible and fit for commercial use PROVIDED
                        THAT in circumstances when the whole or substantially the whole of the Premises have been rendered inaccessible or unfit for commercial use and should the Premises not have been reinstated in the meantime either the Landlord or the Tenant may at any time after six months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this Agreement and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or order or of the Premises becoming inaccessible or unfit for commercial use but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension.

                                  SECTION VIII

                                     DEFAULT

                        8. It is hereby expressly agreed and declared as follows:-

Default 8.01 If the rent and/or the additional air-conditioning charges and/or the Management Charges and/or any other moneys payable hereunder or any part thereof shall be in arrear for seven (7) days after the same shall have become payable (whether formally demanded or not) or if there shall be any breach or non-performance of any of the stipulations conditions or agreements herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall stop or suspend payment of its debts or be unable to or admit inability to pay its debts as they fall due or enter into any scheme of arrangement with its creditors or have an encumbrancer take possession of any of its assets or have a receiving order made against it or in such circumstance as aforesaid fail to satisfy any judgement that may be given in any action against it after final appeal or go into liquidation (save for the purposes of amalgamation or reconstruction) or if the Tenant shall suffer execution to be levied upon the Premises or otherwise on the Tenant's goods or if in such circumstances as aforesaid the Tenant shall suspend or cease or threaten to suspend or cease to carry on its business or should any event occur or proceeding be taken with respect to the Tenant in any jurisdiction to which the Tenant is subject which has an effect equivalent or similar to any of the events or circumstances described above then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any right of action or non-observance or non-performance by the Tenant of any of the terms of this Agreement. A written notice served by the Landlord on the Tenant in manner hereinafter provided to the effect that the Landlord thereby exercises the power of determination and/or re-entry hereinbefore contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord notwithstanding any statutory or common law provision to the contrary. All costs and expenses including legal costs incurred by the Landlord in demanding payment of the rent and other charges payable hereunder (if the Landlord elects to demand) and in exercising its rights and/or remedies or in attempting to do so shall be paid by the Tenant and shall be recoverable from the Tenant as a debt,

Interest 8.02 Notwithstanding anything herein contained in the event of default in payment of rent or other monies payable by the Tenant hereunder (whether formally demanded or not) the Tenant shall pay to the Landlord on demand daily interest on all such sums outstanding at the daily simple interest rate of 0.07% calculated from the date on which the same shall be due for payment (in accordance with the provisions contained in that behalf herein) until the date of payment provided that the demand and/or receipt by the Landlord of interest pursuant to this Clause shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including but without prejudice to the generality of the foregoing the right of re-entry) exercisable under the terms of this Agreement;

Acceptance of           8.03 The acceptance of any rent by the Landlord shall
Rent                    not be deemed to operate as a waiver by the Landlord of
                        any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed,

Acts of Employees       8.04 For the purpose of these presents any act default
Invitees and            neglect or omission of any guest visitor servant
Licensees               contractor employee agent invitee licensee or permitted
                        sub-tenant of the Tenant shall be deemed to be the act default neglect or omission of the Tenant,

Distraint               8.05 For the purposes of Part III of the Landlord and
                        Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

                                   SECTION IX

                                     DEPOSIT

Deposit 9.01 The Tenant shall on the signing hereof deposit with the Landlord the sum or sums specified in Part III of the Second Schedule to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which deposit shall be held by the Landlord throughout the currency of this Agreement free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy hereunder) to deduct therefrom the amount of any rent rates and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the agreements, stipulations obligations or conditions. In the event of any deduction being made by the Landlord from the deposit in accordance herewith during the currency of this Agreement the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Agreement as hereinbefore provided.

Increase in             9.02 The amount of the deposit shall be increased
Deposit                 following each and any review in rent to market rent or
                        increase Management Charges to a sum equal to THREE months rent at the rate payable after the review in question plus THREE months Management Charges at the rate at that time payable by the Tenant pursuant to Sub-clause 2.01 of
                        Section II and the Tenant shall make payment to the Landlord of such additional sum as shall be required to bring the deposit up to the appropriate amount within seven (7) days of each rent review or increase and the provisions of this Section IX shall apply to such further deposits

Repayment of            9.03 Subject as aforesaid the deposit and any further
Deposit                 deposits paid shall be refunded to the Tenant by the
                        Landlord without interest within thirty days after the expiration or sooner determination of this Agreement and delivery of vacant possession to the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates and other charges and for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

                                    SECTION X

                                   REGULATIONS

Introduction of         10.01 The Tenant shall observe such Regulations as may
Regulations             from time to time be in force for the proper operation
                        and maintenance of the Building.

Conflict 10.02 Such Regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Agreement the terms and conditions of [ILLEGIBLE]

Normal Business         [ILLEGIBLE] The term "Normal Business Hours" for the
Hours                   purposes or this Agreement means the hours other than on
                        Sundays and Public Holidays, between 8:00 a.m. and 6:30 p.m. on each Monday to Friday and between 8:00 a.m. and 2:00 p.m. on each Saturday (Public Holidays excepted).

Gender 11.04 In this Agreement unless the context otherwise requires words importing the singular number shall include the plural number and vice versa and words importing a gender shall include every gender and references to persons include bodies corporate or unincorporate

Name of Building        11.05 The Landlord is not liable to compensate the
                        Tenant for any loss expense or inconvenience caused to the Tenant as a consequence of any change of name of the Building.

Alterations To          11.06 The Landlord reserves the right from time to time
the Building            to improve extend add to or reduce the Building or in
                        any manner whatsoever to alter or deal with the Building and the Landlord shall exercise its rights in this respect in a manner that is reasonable in all the circumstances

Condonation not         11.07 No condoning, excusing or overlooking by the
a waiver                Landlord of any default, breach or non-observance or
                        non-performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

Letting Notices         11.08 During the three months immediately before the
and Entry               expiration or sooner determination of the Term the
                        Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require and upon prior notice to enter the Premises with such other persons for the purpose of viewing the Premises on reasonable notice during Normal Business Hours

Service of Notice       11.09 Any notice required to be served on the Tenant
                        shall be sufficiently served if delivered or despatched by post to or left at the Premises. Any notice required to be served on the Landlord shall be sufficiently served if delivered or despatched by registered post to its registered office from time to time. A notice sent by post or registered post shall be deemed to be given at the time and date of posting

Stamp Duty and          11.10 Each of the parties hereto shall bear its own
Costs                   legal costs in relation to the preparation approval and
                        execution of this Agreement. The stamp duty hereon and Land Registry fees (if any) shall be borne by the Landlord and the Tenant in equal shares.

Deed of Mutual          11.11  The Tenant shall observe and comply with and
                        perform all the

Covenant covenants terms and provisions in any Deed of Mutual Covenant and Management Agreement now or at any future time in force relating to the Building so far as they relate to the Premises and shall not in any way cause the Landlord to be in breach of the provisions of the same and shall indemnify the Landlord against the breach non-observance or non-performance thereof.

No Key Money            11.12 The Tenant hereby expressly declares that for the
                        grant of the Term no key money or premium or construction money or other consideration otherwise than the rent and other payments herein expressly reserved and expressed to be payable has been paid or will be payable to the Landlord or to any person whomsoever.

Entire Agreement        11.13 This Agreement sets out the full agreement between
                        the parties. No warranties or representations express or implied of any kind other than those set out herein (if any) are or have been made or given by the Landlord or by anybody on his behalf and if any such warranties or representations express or implied have been made, the same are withdrawn or deemed to have been withdrawn immediately before the execution of this Agreement.

                                   SECTION XII

                               SPECIAL CONDITIONS

Special                 12. The parties hereto further agree that they shall
Conditions              respectively be bound by and entitled to the benefit of
                        the Special Conditions set forth in Schedule 4.

            IN WITNESS whereof the parties have caused this document to be executed the day and year first above written.

                      THE FIRST SCHEDULE ABOVE REFERRED TO

                                     PART I

LANDLORD          :     KERRY REAL ESTATE AGENCY LIMITED as agent for the
                        registered owner of the Property, Fair Page Limited.

REGISTERED        :     14th Floor, Cityplaza 3, 14 Taikoo Wan Road,
OFFICE                  Taikoo Shing, Hong Kong.

TENANT            :     GOLDMAN SACHS (ASIA) FINANCE

PLACE OF          :     Cayman Islands
INCORPORATION

PRINCIPAL PLACE   :
OF BUSINESS

                                     PART II

THE BUILDING      :     The multi-storeyed commercial/office building erected as
                        part of the development erected on Inland Lot No. 8888 and known as: Citibank Tower, Citibank Plaza.

THE PREMISES      :     All That Portion of the Thirty Sixth (36th) Floor of the
                        Building known as Suites Nos.3606-3608 and All That
                        Portion of the Thirty Seventh (37th) Floor of the
                        Building known as Suites 3701-3707 as shown coloured
                        Pink and Pink hatched Black on the 36th and 37th Floor
                        Plans hereto annexed provided that the Tenant shall be entitled to the exclusive use of the area coloured Green on the 37th Floor Plan and all the rights, obligations and liabilities of the Landlord and the Tenant under this Agreement with respect to the Premises shall extend to the said area.

                                    PART III

TERM              :     A term of ONE (1) YEAR commencing on the 15th day of May
                        1999 and expiring on the 14th day of May 2000.

                                    PART IV

RENT FREE         :     NIL
PERIOD

                      THE SECOND SCHEDULE ABOVE REFERRED TO

                                     PART I

                                      RENT

The rent shall be HK$1,213,992.00 per month (exclusive of government rates, management fees and all other outgoings) payable monthly in advance by way of cheque on its due date.

                                    PART II

                               MANAGEMENT CHARGES

The Management Charge that will be payable with effect from the commencement of the Term will be HK$124,902.00 per month (subject to review)

                                    PART III

9.01 of Section IX (subject to review) shall be in the sum of HK$4,016,682.00

                      THE THIRD SCHEDULE ABOVE REFERRED TO

                                      USER

The Tenant will use the Premises for commercial offices for the purposes of the Tenant's business only and for no other purpose whatsoever

                     THE FOURTH SCHEDULE ABOVE REFERRED TO

                               SPECIAL CONDITIONS

1. FITTING OUT

      All additional fitting out or decoration work of the Premises shall be at the cost of the Tenant and the Tenant hereby agrees to the following:-

      i. The Tenant's contractors shall be approved or nominated by the Landlord in writing prior to commencement of any fitting out works such approval not to be unreasonably withheld or delayed.

      ii. Four complete sets of fitting out plans shall be submitted to the Landlord for approval prior to commencement of any fitting out works.

      iii. The Tenant shall act and behave in accordance with the Fitting Out Guide and House Rules set by the Landlord and/or the Manager.

      iv. All decoration, fitting out works, installation works and all adjustments of common facilities should be done in accordance with the requirements of the Landlord and/or regulation of the government or other relevant competent authorities and at the Tenant's costs.

2. DESIGNATED AREAS

      The Tenant hereby agrees not to erect or install any fixtures or fittings or put any heavy machinery or equipment over or in any way block the access to the ceiling of that portion of the Premises as shown coloured Pink hatched Black on the Plan(s) attached hereto so as to allow free and easy access thereto by the Landlord and/or the Manager for the installation, maintenance or alterations of the conduits, cables, wires, ducts and trunkings below the raised flooring or above the suspended ceiling thereof.

3. TRANSFER OF DEPOSIT

      Notwithstanding any provision to the contrary contained herein, it is hereby expressly agreed by the parties hereto that:-

      (a) Upon the signing of this Agreement/upon the commencement of the Tenancy Term herein (as the case may be) the total sum of HK$3,922,356.34 being the deposit ("the previous deposit") held by the Landlord under three Tenancy Agreements dated 19th May 1994, 19th May 1994 and 10th April 1997 made between the Landlord and the Tenant in respect of the Premises ("the previous Tenancy Agreement") shall be transferred and carried over to this Agreement as part payment of the Deposit and the Tenant shall upon the signing of this Agreement pay to the Landlord a further sum of HK$94,325.66 which together with the previous deposit shall be the Deposit.

      (b) In the event that the Tenant shall (either before or after the date hereof) have breached any of the terms and conditions contained in the previous Tenancy Agreement which on the part of the Tenant is to be observed and performed up to and inclusive of the date of the expiration of the contractual term or sooner determination of the previous Tenancy Agreement, then the Landlord shall be entitled to deduct from the Deposit such amount as may be required towards remedying the same insofar as it may be possible (without prejudice to any other rights or remedies available to the Landlord for breach of the previous Tenancy Agreement) and in such circumstances and as a condition precedent to the commencement of this Agreement the Tenant shall forthwith on demand by the Landlord pay a further sum to the Landlord (to be held as part of the Deposit) equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord to forfeit the tenancy hereby created or maintained and to re-enter upon the Premises and to determine this Agreement (and/or the previous Tenancy Agreement (as appropriate)) without prejudice to any other right which the Landlord may have against the Tenant and the balance of the Deposit (if any) shall be absolutely forfeited as and for liquidated damages (and not as penalty).

(c) For the avoidance of doubt this Agreement shall take effect subject to and with the benefit of the previous Tenancy Agreement until expiry of the contractual term or sooner determination of the previous Tenancy Agreement and so that any breach in the obligations and restrictions on the part of the Tenant in the previous Tenancy Agreement shall be a breach of this Agreement and vice versa.

                                             For and on behalf of
                                             KERRY REAL ESTATE AGENCY LIMITED

SIGNED by /s/ [ILLEGIBLE]          )
                                   )
                                   )         /s/ [ILLEGIBLE]
                                   )
for and on behalf of the Landlord  )
                                   )
in the presence of:-               )

          /s/ Whamly Lin

            Whamly Lin
          Legal Assistant

SIGNED by Bradley Abelow           )
                                   )
                                   )
                                   )
for and on behalf of The Tenant    )
                                   )
verified by                        )         /s/ Bradley Abelow   Director
                                             -----------------------------
                                             For and on behalf of
                                             Goldman Sachs (Asia) Finance

          /s/ Charles M. Picken

          CHARLES M. PICKEN
          Solicitor
          Lovell White Durrant
          Hong Kong SAR

      RECEIVED the day and year first above       )
written the sum of HONG KONG DOLLARS FOUR         )
MILLION AND SIXTEEN THOUSAND SIX HUNDRED AND      )
EIGHTY TWO being the Deposit payable by the       )    HK$4,016,682.00
Tenant hereunder on the signing hereof            )    ===============
(whereof HK$3,922,356.34 is transferred from      )

                                [GRAPHIC OMITTED]


37TH FLOOR PLAN

5.26 Tenant's Insurance

      The Tenant shall effect and maintain during the Term insurance cover in respect of the following:-

      (a)   Third party liability

            In respect of liability for loss or injury or damage to any person or property whatsoever caused through or by any act, neglect, default or omission of the Tenant which might give rise to a claim for indemnity pursuant to Clause 5.25 hereof.

      (b)   Glass

            All glass, if any, now or hereafter on or in the Premises excluding the glass curtain wall for its full replacement value.

      (c)   Water Damage

            Against damage to the Landlord's Fixtures and installations to the full insurable value occurring in respect of the use or misuse of the fire-fighting installation installed within the Premises or the incursion of water therein.

      (d)   Tenants Fittings

            The Tenant's fittings, goods, personal effects, stock and equipment within the Premises against fire and extraneous perils for their full replacement value.

The policy of insurance shall be effected with an insurance company approved by the Landlord, such approval not to be unreasonably withheld and shall be endorsed to show the Landlord as registered owner of the Premises and shall be in an amount of not less than that set out in the Fifth Schedule hereto payable on each claim and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled, modified or restricted without the prior written consent of the Landlord. The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting.

6. TENANT'S NEGATIVE COVENANTS

6.1 Injury To Walls

      The Tenant shall not, without the prior written consent of the Landlord (which may, in the absolute discretion of the Landlord, be withheld or granted upon such terms and conditions as the Landlord may impose), cut, maim, injure, drill into, mark or deface or permit or suffer to be cut, maimed, injured, drilled into, marked or defaced any doors (other than those installed by the Tenant), windows, window-frames, partition or structural walls (other than those internal partition walls erected by the Tenant), glass curtain walls, ceilings, raised floor, beams, structural members or other part of the fabric of the Premises or any of the plumbing or sanitary or air-conditioning apparatus or installations included therein or lay or use any floor covering or do anything which may damage or penetrate the existing raised flooring or slab.

6.2 Alteration to Exterior

      The Tenant shall not, without the prior written consent of the Landlord (which may, in the absolute discretion of the Landlord, be withheld or granted upon such terms and conditions as the Landlord may impose), affix or attach anything or paint or make any alteration whatsoever to the exterior of the Premises or the common areas or allow anything to be affixed, attached, painted, suspended or hung outside the Premises or drop anything from the Premises.

6.3 Inside Faces of Windows

      The Tenant shall not paint, spray, put on or adhere any thing or substance on the inside or outside faces of the windows or the window frames or the glass curtain walls of the Premises.

6.4 Nuisance

      The Tenant shall not cause or produce or suffer or permit to be produced on or in the Premises any sound or noise or vibration (including sound produced by broadcasting from television, radio or any apparatus or instrument capable of producing or reproducing music or sound or vibration) or other acts or things in or on the Premises which is or are or may be or become a nuisance or annoyance to the tenants or occupiers of adjacent or neighbouring premises or to users or customers of the same or to the Landlord or which in the opinion of the Landlord may prejudicially affect or depreciate the Premises or the Buildings or any adjacent or neighbouring premises. It as hereby agreed that a persistent breach by the Tenant of this Clause shall amount to a breach of this Lease which will entitle the Landlord to exercise its right of re-entry hereunder.

6.5 Auctions & Sales

      The Tenant shall not conduct or permit any sale to the public by auction, bankruptcy, close-out or other sale of things or properties of a similar nature to take place on the Premises.

6.6 User

      (a) The Tenant shall not use the Premises or any part thereof for any purpose other than as offices Provided that no warranty is given or deemed to be given by the Landlord as to the fitness of the Premises for such use. In particular, the Tenant shall not alter the lavatory comprised in the Premises for any other use.

      (b) The Tenant shall not use or cause or permit or suffer to be used any part of the Premises for gambling or for any illegal, immoral or improper purpose or in any way so as to cause any nuisance, annoyance, inconvenience, damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises.

      (c) The Tenant shall not tout or cause or permit or suffer any touting or soliciting for business or the distribution of any pamphlet, notice or advertising matter outside the Premises or anywhere within the Buildings (except inside the Premises) by any of the Tenant's servants, agents, employees, contractors or licensees.

      (d) The Tenant shall not use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance or similar legislation for the time being in force and the Tenant shall not allow any person to remain on the Premises overnight other than for working purposes and with prior notice to the Landlord or the Manager Provided that the Tenant may post watchmen to look after the contents of the Premises and the names of the watchmen shall be registered with the Landlord.

      (e) Except for the reheating of pre-prepared food for consumption by the Tenant's employees by an approved microwave oven, the Tenant shall not cook, prepare, deliver or permit or suffer to be cooked or prepared or delivered any food in the Premises save with the prior written consent of the Landlord or permit any offensive or unusual odours (as determined by the Landlord absolutely) to be produced upon or emanate from the Premises.

      (f) The Tenant shall not keep or permit or suffer to be kept any animals or pets inside the Premises and shall take all such steps and precautions to the satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by termites, rats, mice, cockroaches or any other pests or vermin and for the better observance of this provision, the Landlord may require the Tenant to effect pest control for the Premises at the Tenant's cost and expense at such intervals as the Landlord or any relevant Government authority may direct by employing such pest extermination contractors as the Landlord may nominate or approve such approval not to be unreasonably withheld.

6.7 Heavy Machinery

      The Tenant shall not, without the prior written consent of the Landlord (such consent not to be unreasonably withheld but may be granted subject to such reasonable conditions as the Landlord may impose), install or cause or permit or suffer to be installed any equipment apparatus or machinery or any part thereof which imposes a weight on any part of the flooring in excess of five (5) KPa or which requires any additional electrical wiring or piping or which consumes electricity or gas not metered through the Tenant's separate meter. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight thereof as the Landlord may deem necessary and the Tenant shall reimburse the Landlord all costs, charges and expenses incurred by the Landlord in making such prescription.

6.8 Manufacture & Storage of Merchandise

      The Tenant shall not use the Premises for the manufacture of goods or merchandise or for the storage of goods or merchandise other than as samples or exhibits reasonably required in connection with the Tenant's business carried on therein or keep or store or cause or permit or suffer to be kept or stored any extra-hazardous, inflammable or dangerous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder.

6.9 Obstruction in Passages

      The Tenant shall not place or leave or suffer or to permit to be placed or left by any of its servants, agents, employees, contractors or licensees any boxes, furniture, articles or rubbish in the entrance or any of the staircases, passages or landings or other parts of the Buildings used in common with other tenants or the Landlord or otherwise encumber the same. The Tenant hereby agrees to keep the Landlord indemnified against all losses, claims, damages or expenses suffered or incurred by the Landlord as a result of a breach of this Clause. Without prejudice to any other remedy it may have under this Lease, the Landlord or any of its servants or agents may without any prior notice to the Tenant remove any such obstruction and dispose of the same as it may in absolute discretion think fit without incurring any liability therefor to the Tenant or any other person whomsoever and the Tenant shall pay to the Landlord forthwith on demand all costs and expenses incurred in connection with such removal.

6.10 Goods & Merchandise Outside the Premises

      The Tenant shall not place expose or leave or permit or suffer to be placed exposed or left for display sale or otherwise any goods or merchandise or thing whatsoever upon or over the ground or passages outside the Premises.

6.11 Air-Conditioning

      (a) The Tenant shall not install air-conditioning plant, machinery or equipment in addition to or in place of those provided by the Landlord.

      (b) Where any air-conditioning plant, machinery or equipment for cooling or recirculating air is installed in or about the Premises (whether by the Landlord or the Tenant with the Landlord's approval), the Tenant shall to the extent of the Tenant's control over the same at all times use and regulate the same to ensure that the air-conditioning plant, machinery or equipment is employed to the best advantage in the conditions from time to time prevailing.

      (c) Where air-conditioning service is required by the Tenant outside the normal business hours (normal business hours being from 8:00 a.m. to 6:30 p.m. every day (Sundays and public holidays excluded) for Mondays to Fridays and from 8:00 a.m. to 2:00 p.m. on Saturdays which are not public holidays) and is provided by the manager on the Tenant giving the Manager reasonable advance notice of the Tenant's requirements, the Tenant shall pay to the oblige the Landlord to arrange for [ILLEGIBLE]


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

            air-conditioning service the provision whereof is governed by the Deed of Mutual Covenant.

6.12 Signs

      The Tenant shall nor exhibit or display on or affix to the interior or exterior of the Premises so as to be visible from outside the Building any writing, sign, signboard or other device whether illuminated or not or affix any writing, sign, sideboard or other device in, at or above any common area, lobby, landing, passage or corridor of the Buildings Provided always that the Tenant shall be entitled to have its name and business displayed in lettering and/or characters to a design and standard of workmanship approved by the Landlord on a signboard or name-plate at the entrance of the Premises. The Landlord and/or the Manager or their respective authorized agents shall have the right to remove at the expense of the Tenant any signboard, sign, name-plate and decorative device associated therewith affixed or put up or displayed without the prior written consent of the Landlord.

6.13 Aerials

      The Tenant shall not erect any aerial on the roof or walls of the Buildings or on the ceiling or walls of the Premises or interfere with, remove, dismantle or alter the common aerials (if any) provided by the Landlord.

6.14 Parking

      The Tenant shall not park in, obstruct or otherwise use or permit any of its servants, agents, employees, contractors or licensees to park in, obstruct or otherwise use those areas of the Buildings allocated to the parking or movement of or access for vehicles or designated as loading/unloading areas otherwise than in accordance with the permissions and directions of the Landlord and/or the manager or as permitted under the House Rules.

6.15 Breach Of Insurance Policy

      The Tenant shall not do or cause or permit or suffer to be done any act or thing whereby the policy or policies of insurance on the Premises and/or the Buildings against loss or damage by fire and/or other insurable risks and/or claims by third parties for the time being subsisting may become void or voidable or whereby the rate of premium or premia thereon may be increased and the Tenant shall pay to the Landlord forthwith on demand all sums paid by the Landlord by way of increased premium or premia thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach by the Tenant of this Clause.

6.16 No Subletting

      The Tenant shall nor assign, underlet, part with the possession of or transfer the Premises or any part thereof or any interest therein or permit or suffer any arrangement or transaction whereby any person who is not a party to this Lease obtains the use, possession, occupation or enjoyment of the Premises or any part thereof irrespective of whether any rental or other consideration is given therefor. The lease created hereby shall be personal to the Tenant named in this Lease. Without limiting the generality of the foregoing, the following acts and events shall, unless approved in writing by the Landlord, be deemed to be breaches of this Clause:-

      (a) In the case of the Tenant being a partnership, the taking in of one or more new partner whether on the death or retirement of an existing partner or otherwise.

      (b) In the case of the Tenant being an individual (including a sole surviving partner of a partnership tenant), the death, insanity or other disability of that individual to the intent that no right to use, possess, occupy or enjoy the Premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of such an individual.

      (c) In the case of the Tenant being a corporation, the take-over, reconstruction, amalgamation, merger, voluntary liquidation or change in the person or persons in whom the majority of its voting shares are vested or who otherwise has/have effective control thereof.

      (d) The giving by the Tenant of a power of attorney or similar authority whereby the donee of the power obtains the right to use, possess, occupy and enjoy the Premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

      {e)   The change of the business name of the Tenant.

6.17 Common Facilities, etc.

      The Tenant shall not make any alteration to or interfere or tamper or permit its servants, agents, employees, contractors or licensees to make any alteration to or interfere or tamper with any of the following other than in the manner expressly permitted hereunder:-

      (a)   the raised flooring within the Premises;

      (b) the heating, ventilation and air-conditioning system for the Buildings (including that part of system installed within the Premises);

      (c)   the electrical installations for the Buildings;

      (d) the fire services installations of the Buildings (including those within the Premises);

      (e) the installations for plumbing and drainage for the Buildings (including those within the Premises);

      (f)   the building management system of the Buildings;

      (g) the communication network which forms part of the Common Facilities (as defined in the Deed of Mutual Covenant) of the Buildings;

      (h)   the suspended ceiling of the Buildings (including that within the

            Premises); and

      (i) the conduits, pipes, wires, cables and ducts in, on or under the Premises or the raised flooring therein serving or intended to serve the Buildings or any adjoining or neighbouring property.

7. LANDLORD'S OBLIGATIONS

      The Landlord hereby agrees with the Tenant as follows:-

7.1 Quiet Enjoyment

      Subject to the Tenant duly paying the Rent and the other charges hereinbefore mentioned on the days and in manner herein provided for and observing and performing the agreements, stipulations, terms, conditions and obligations herein contained, the Tenant shall have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

7.2 Government Rent

      The Landlord shall pay the Government Rent and Property Tax and all other expenses of a capital and non-recurrent nature attributable to or payable in respect of the Premises.

7.3 Main Structure

      The Landlord shall use its best endeavours to procure that the Manager shall keep the roof of the Buildings and the main structure and walls (including the glass curtain walls) thereof and the mains, drains, pipes and cables therein in a proper state of repair and condition Provided that the Landlord shall not be liable for breach of this Clause unless and until prior written notice of any defect or want of repair shall have been given by the Tenant to the Landlord and the Landlord shall have failed to notify the Manager to carry out any such necessary repair after the lapse of a reasonable time from the service of such notice.

7.4 Air-Conditioning

      (a) The Landlord shall use its best endeavours to procure that subject to the right of the Manager under the Deed of Mutual Covenant to change the hours for air-conditioning services, the Manager shall provide air-conditioning services to the Premises daily from 8:00 a.m. until 6:30 p.m. everyday (Sundays and public holidays excluded) for Mondays to Fridays and from 8:00 a.m. to 2:00 p.m. on Saturdays (which are not public holidays). If the Tenant shall require additional air-conditioning services outside the times specified by the Landlord, the Landlord shall procure that the Manager shall provide the same to the Tenant on receiving reasonable notice of the Tenant's requirements. The charges for air-conditioning outside the times specified by the Landlord shall be determined by the Landlord and/or the Manager and notified to the Tenant from time to time.

      (b) If the Tenant so requests, the Landlord shall use its best endeavours to procure that the Manager shall permit the Tenant to make connection from the chilled water supply system of the Buildings so as to obtain daily 24 hours chilled water supply for the air handling unit intended to serve the computer room to be installed by the Tenant within the Premises with the prior approval of the Landlord. The charges for such supply of chilled water shall be determined by the Landlord and/or the Manager and notified to the Tenant from time to time.

7.5 Facilities

      The Landlord shall use its best endeavours to procure that the Manager shall maintain the lifts, escalators, travelators, fire and security services equipment, central air-conditioning system and other common facilities of the Buildings in proper working order and keep the same in good repair.

7.6 Compliance with Conditions

      The Landlord shall comply with the provisions of the Conditions of Sale or the Government Lease under which the Landlord holds the Premises and shall not do or permit any act or thing to be done (or omitted to be done) which results in the whole or any part of the Premises being or becoming subject to re-entry under the Conditions of Sale or the Government Lease.

7.7 Landlord's Repairs

      The Landlord shall, upon receipt of the Tenant's request therefor and within a reasonable period, effect such repairs to the interior of the Premises as shall be necessitated by damage caused by any defects or want of repair in the structure of the Buildings or any part thereof or any other services or facilities if the Landlord is liable for such repairs hereunder.

8. EXCLUSIONS

8.1 It is hereby expressly agreed and declared that the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever:-

      (a) Lifts, Air-Conditioning & Other Common Facilities - in respect of any injury, loss, damage or loss of business whatsoever which may be suffered or sustained by the Tenant or any other person or to any property whatsoever caused by or through or in any way owing to any malfunction, defect in or breakdown of the lifts, escalators, travelators, fire and security services, central air-conditioning system, satellite and the ancillary distribution system, backbone distribution system, the "High Speed Data Link" system or any other services or facilities provided in the Building or any failure, malfunction, explosion, variation, interruption or suspension of electricity or water supply or any other services or services provided in the Building; or

      (b) Fire & Overflow Water - in respect of any injury, loss, damage or loss of business whatsoever which may be suffered or sustained by the Tenant or any other person or to any property whatsoever caused by or through or in any way owing to typhoon, landslide, subsidence of the ground, the escape of fumes, smoke, fire or any other substance or thing or the overflow of water or vibrations from anywhere within the Buildings or in the neighbourhood or the influx of rain water or sea water into the Buildings or the Premises or the activity of rats or other vermin in the Buildings or the act, neglect, default or omission of the tenants and occupiers of the other parts of the Buildings or the defective or damaged condition of the Premises or the Landlord's fixtures and Installations or any part thereof or dropping or falling of any article whatsoever from the Buildings; or

      (c) Security - for the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing, the provision by the Landlord and/or the Manager of watchmen and caretakers or any mechanical or electrical alarm systems (if any) of whatever nature shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenants; or

      (d) Vehicles - for the supervision of or for any damage or loss to vehicles or accessories or injury to persons or any other damage resulting therefrom,

and the Tenant shall indemnify and keep the Landlord fully indemnified against all claims and demands whatsoever made upon the Landlord by any of the servants, agents, employees, contractors or licensees of the Tenant or any other person claiming through or under the Tenant as a result of any such loss or damage or injury aforesaid nor shall the Rent and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of the happening of any of the foregoing.

9. SUSPENSION OF RENT IN CASE OF FIRE ETC.

      If:-

      (a) the Premises or the Buildings or any part thereof shall at any time during the Term be destroyed or damaged or become inaccessible or uninhabitable owing to fire, water, storm, typhoon, defective construction, white ants, earthquake, subsidence of the ground or any calamity beyond the control of the Landlord and not attributable to the act, default, neglect or omission of the Tenant or any of its servants, agents, employees, contractors or licensees so as to render the Premises unfit for commercial use in accordance with Clause 2.1; or

      (b) at any time during the Term the Premises or the Buildings shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or the Buildings so as to prevent the occupation of the Premises the happening of which is not attributable to the act, default, neglect or omission of the Tenant or any of its servants, agents, employees, contractors or licensees, then the Rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or the order made shall after the expiration of the then current calendar month be suspended until the Premises shall be reinstated or fit for the use as aforesaid or the said order lifted, as the case may be, Provided that:-

            (i) the Landlord shall not be obliged to reinstate the Premises or the Buildings or carry out any repairs thereto if, by reason of the condition of the Premises or any local regulations or other circumstances beyond the control of the Landlord, it is not practicable or reasonable so to do; and

            (ii) should the Premises or the Buildings not have been reinstated in the meantime, either the Landlord or the Tenant may at any time after four (4) months from the date of occurrence of such damage or the said order give to the other of them a notice in writing to determine this Lease and thereupon the same and everything herein contained shall cease and be of no effect as from the date of such notice but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements, stipulations, terms and conditions herein contained or of the Landlord in respect of the Rent payable hereunder prior to the date of such notice.

In the event of any disagreement between the parties hereto on the application of this Section, the matter shall be referred to a single professional Surveyor appointed by mutual, agreement or failing agreement to single professional Surveyor nominated by the President for the time being of the Hong Kong Institute of Surveyors and China branch) and the decision of the professional Surveyor who shall be acting as an arbitrator shall be final and binding. The costs of such appointment of the professional Surveyor shall be borne by the Landlord and the Tenant in equal shares.

10. DEFAULT

      It is hereby expressly agreed and declared as follows:-

10.1 If:-

      (a) the Rent and/or any of the other charges payable hereunder or any part thereof shall be in arrear for fourteen (14 days after the same shall have become payable (whether formally demanded or not); or

      (b) the Tenant shall suspend business without the Landlord's prior written consent; or

      (c) there shall be any other breach or non-performance of any of the stipulations, conditions or agreements herein contained and on the part of the Tenant to be observed or performed; or

      (d) the Tenant shall become bankrupt or enter into composition with his creditors generally or being a corporation go into liquidation whether compulsory or voluntary (save for the purposes of amalgamation or reconstruction approved by the Landlord) or shall suffer a receiver to be appointed; or

      (e) the Tenant shall suffer execution to be levied upon the Premises or otherwise on the Tenant's goods in Hong Kong.

then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Lease shall absolutely determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Lease. A written notice served by the Landlord on the Tenant to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord notwithstanding any rule of law or equity to the contrary.

10.2 Notwithstanding anything herein contained if the Rent, management, air-conditioning or other charges or moneys herein reserved or any part or parts thereof shall be in arrears (hereinafter referred to as "the Arrears") and if the Tenant persists in its failure to pay the same after three (3) days' notice in writing is given by the Landlord, the Landlord shall be entitled to:-

      (a) recover from the Tenant as a debt the expenses incurred by the Landlord in the course of recovering the Arrears including without limitation:-

            (i) such sum as the Landlord shall reasonably determine being collection charges for the additional work incurred by the Landlord's staff and/or the Manager (as the case may be) in collecting the Arrears;

            (ii) all legal charges and expenses on an indemnity basis incurred by the Landlord for the purpose of recovering the Arrears;

            (iii) all other fees paid to debt-collectors appointed by the
                  Landlord for the purpose of collecting the Arrears; and

      (b) disconnect or discontinue the supply of services to the Premises and/or to the Tenant such as air-conditioning services, water, gas, electric power, management and other services forthwith without incurring any liability to the Tenant for any loss or damage suffered by the Tenant as a result thereof,

Provided Always that the rights and remedies given to the Landlord by this Clause shall be deemed cumulative remedies and shall not prejudice any right of action or any remedy of the Landlord for the recovery of any Rent or money due to the Landlord from the Tenant.

10.3 Any demand for or acceptance of any Rent by the Landlord or its agents hereunder shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach, non-observance or non-performance by the Tenant of any of the agreements, stipulations, terms and conditions herein contained and on the part of the Tenant to be observed and performed and any such breach, non-observance or non-performance shall be deemed to be a continuing breach of covenant and the Tenant shall not be entitled to set up any such demand for or acceptance of rent as a defence in any action for forfeiture or otherwise.

10.4 For the purpose of this Lease, any act, default, neglect or omission of any servant agent employee contractor or licensee (which term shall include any person present in using or visiting the Premises with the consent of the Tenant express or implied) of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant and any act, default, neglect or omission of any servant agent employee contractor or licensee of the Landlord shall be deemed to be the act, default, neglect or omission of the Landlord.

10.5 For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance or any statutory modification or re-enactment thereof for the time being in force and of this Lease, the Rent and the management charges payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

11. DEPOSIT

11.1 To secure the due payment of the Rent and the due performance and observance of the terms and conditions herein contained and on the part of the Tenant to be performed and observed, the Tenant shall on the signing hereof and throughout the Term maintain a deposit ("the Deposit") in such sum or sums as specified in Part 3 of the Fourth schedule hereto.

The Deposit shall remain deposited with the Landlord and shall not be withdrawn throughout the Term and shall only be released as hereinafter provided.

The Landlord shall be entitled to deduct from the Deposit the amount of all losses and damages sustained or incurred by the Landlord as a result of any breach, non-observance or non-performance by the Tenant of any of the covenants, terms or conditions herein contained. The Tenant shall forthwith on demand deposit with the Landlord the amount so deducted.

11.2 The Deposit shall be retained by the Landlord until the expiration of the Term and after all the Tenant's covenants terms and conditions shall have been duly performed and observed, it shall be repaid to the Tenant without interest or compensation within thirty (30) days from the date of the Tenant delivering up vacant possession of the Premises together with all fixtures and fittings therein and thereto to the Landlord or within thirty (30) days from the date of the full and final settlement by the Tenant of all claims made by the Landlord in respect of the Tenant's obligations hereunder whichever shall be the later Provided that the Landlord may prior to refund of the Deposit require the Tenant to produce receipts for rates and other utilities covering the Term or other evidence showing that payment thereof has been made by the Tenant during the Term.

12. BUILDING MANAGEMENT & REGULATIONS

12.1 Change of Common Areas, etc

      The Landlord or the Landlord's agent shall have the right from time to time and at any time without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability to the Tenant in respect thereof but causing as little inconvenience as possible to the Tenant to erect install, restrict and/or alter the arrangement and/or the location and/or alter the arrangement and/or the accessibility of entrances, staircases, landings, passages, doors, doorways, corridors, lobbies, lifts, escalators, travelators, lavatories, counters, showcases or other common areas of the Buildings or any services or apparatus or installations serving the Buildings.

12.2 Conflict with House Rules

      The House Rules shall be supplementary to the terms and conditions contained in this Lease and shall not in any way derogate from such terms and conditions. In the event of conflict between such House Rules and the terms and conditions of this Lease the terms and conditions of this Lease shall prevail.

12.3 Non-enforcement

      The Landlord or the Landlord's agent shall not be liable for any loss or damage howsoever caused arising from any non-enforcement of the Deed of Mutual Covenant or the House Rules or non-observance thereof by any person.

12.4 Designation of Common Areas

      The Landlord and/or the manager shall be entitled to restrict, designate, cordon off and/or partition any part or parts of the common areas and/or the common facilities for the sole use of any tenant and/or the manager and the Tenant shall not raise any objection thereto and shall not have any recourse against the Landlord and/or the Manager in any manner whatsoever.

12.5 Alteration and Displays

      The Landlord reserves the right from time to time to improve extend add to or reduce the Buildings or any part thereof or in any manner whatsoever alter or deal with the Buildings or any part thereof (other than the Premises) cause as little (ILLEGIBLE) the landlord will endeavour to circumstances.

12.6 Name of the Buildings

      Subject to the terms of the Deed of Mutual Covenant, the Landlord hereby reserves the right from time to time by giving less than three (3) months' notice to the Tenant to change the names of the two (2) b1ocks of office premises and the podium comprised in the Buildings or any one or more of them without thereby becoming liable to the Tenant, its servants, agents or licensees for any damages, claims, costs or expenses suffered or incurred as a result of or in connection with any such change.

12.7 Public Address System

      Notwithstanding anything herein contained or implied to the contrary, the Landlord may provide and install a public address system throughout the common areas and may play, relay or broadcast or permit any other person to play, relay or broadcast recorded music or public announcement therein.


13. INTERPRETATION AND MISCELLANCEOUS


13.1 Condonation Not a Waiver

      No condoning, excusing or overlooking by the Landlord of any default, breach, non-observance or non-performance by the Tenant at any time or times of any of the agreements, stipulations, terms and conditions herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach, non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future in respect of similar or other matters unless expressly so provided.

13.2 Service of Notices

      Any notice required to be served on the Tenant shall be sufficiently served if delivered to or dispatched by prepaid post to or left at the Premises or at the last known address of the Tenant. Any notice to be served on the Landlord shall be sufficiently served if delivered to or dispatched by pre-paid post to the registered office of the Landlord. A notice sent by hand shall be deemed to be given upon delivery to the addressee and a notice sent by pre-paid post shall be deemed to be given two (2) days after the date of the notice.

13.3 Landlord and Tenant Legislation

      To the extent that the Tenant may lawfully so do the Tenant hereby expressly agrees to deprive himself of all rights (if any) to protection against eviction or ejection provided by any existing legislation or by any future enactment in substitution or amendment thereof or addition thereto to the intent that the Tenant shall deliver up vacant possession of the Premises to the Landlord at the expiration or sooner determination of the Term hereby created notwithstanding any rule of law or equity to the contrary.

13.4 Gender, etc.


      In this Lease, if the context permits or requires, words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender shall include the other of them and references to any Ordinance, regulation or other statutory provision include references to such Ordinance, regulation or provision as from time to time modified, codified or re-enacted.

13.5 Marginal Notes

      The marginal notes, headings and index are intended for guidance only and do not form a part of this lease nor shall any of the provisions of this Lease be construed or interpreted by reference thereto or in any way affected or limited thereby.

13.6 Stamp Duty

      The stamp duty and Land Registry registration fees payable on this Lease and its counterpart shall be borne by the Landlord and the Tenant hereto in equal shares. Each of the Landlord and the Tenant shall pay its own legal costs of and incidental to the Lease and its counterpart.

13.7 Exclusion of Warranties

      (a) This Lease sets out the full agreement reached between the parties hereto and no other representations have been made or warranties given relating to the Landlord, the Tenant, the Buildings or the Premises and if any such representations have been made or warranties given the same are hereby waived.

      (b) Nothing herein contained shall confer on the Tenant any right, interest, privilege, easement or appurtenance whatsoever mentioned or referred to in Section 16(1) of the Conveyancing and Property Ordinance (Chapter 219 of the Laws of Hong Kong) save those expressly set out herein.

13.8 No Fine or Premium Paid

      The Tenant acknowledges that no fine premium key money or other [ILLEGIBLE] Premises will be let to the Tenant by the Landlord in the state and condition as at the date of the signing of this Lease and no warranty or representation whatsoever has been given or is made by the Landlord or its agents regarding the user of the Premises and the Tenant shall satisfy itself or shall be deemed to have satisfied itself that they are suitable for the purpose for which they are to be used and the Tenant hereby agrees that it will at its own expense apply for any requisite licence or licences permit or permits from all Government or Public Authorities in respect of the carrying on of the Tenant's business therein and shall execute and comply with all ordinances, regulation, Orders, Notices or Rules made by all competent Government or Public Authorities in connection with the conduct of such business by the Tenant in the Premises And the Tenant hereby further agrees to indemnify the Landlord in respect of any breach by the Tenant of the aforesaid And in particular but without limitation no warranty or representation is given or made by the Landlord or its agents regarding:-

      (a) the fittings and finishes or the installations and appliances (if any) in the Premises and/or the Buildings;

      (b) the state and condition of the premises or the Buildings and the user thereof; or

      (c) the composition of the Buildings.

13.10 Joint & Several Liability

      Where more than one person are named in Part 2 of the First Schedule hereto as the Tenant, the representations, warranties, agreements, undertakings and covenants herein contained on the part of the Tenant shall be the joint and several representations, warranties, agreements, undertakings and covenants of such persons.

13.11 Sale Subject to Lease

      For the avoidance of doubt, it is hereby expressly declared and agreed that if the Landlord shall at any time during the Term sell the Premises or any part thereof ("the Sale Portion), then as from the date of completion of the sale of the Sale Portion by the Landlord and subject to novation to the purchaser of the Sale Portion of the Landlord's obligation in respect of the Deposit or the relevant portion of the Deposit, all the rights, powers, remedies, duties, obligations and liabilities of the Landlord hereunder relating to the Sale Portion shall pass to and be vested in the purchaser of the Sale Portion and the Landlord shall be absolutely released and discharged from all duties, obligations and liabilities hereunder relating to the Sale Portion Provided that this Clause shall not in any way prejudice or affect the rights of the Landlord or the Tenant hereunder which shall have accrued prior to the date of completion of the sale of the Sale Portion by the Landlord.

13.12 Special Conditions

      For the avoidance of doubt, it is hereby agreed that this Lease shall be read and construed on the basis that the special conditions, if any, set out in the Sixth Schedule hereto form an integral part of this Lease. In the event of conflict between such special conditions and the terms and conditions hereinbefore provided, the special conditions shall prevail.

13.13 Law

      This Lease shall be governed by and construed in accordance with the laws of Hong Kong. The Tenant hereby submits to the non-exclusive jurisdiction of the courts of Hong Kong.

                                THE FIRST SCHDULE

                                     PART 1

THE LANDLORD:     SHINE HILL DEVLOPMENT LIMITED whose registered office is
                  situate at 33rd Floor, Great Eagle Centre, 23 Harbour Road,
                  Wan Chai, Hong Kong.

                                     PART 2

THE TENANT:       GOLDMAN SACHS (ASIA) FINANCE whose registered office is
                  situate at P O Box 2O9, Grand Cayman, Cayman Islands, British
                  Virgin Islands.

                               THE SECOND SCHEDULE

                                     PART 1

The Buildings:    Two (2) towers of office/commercial buildings, one of which consisting of forty-seven (47) storeys and called "Citibank
                  Tower" and the other of which consisting of thirty-seven (37) storeys and called "Asia Pacific Finance Tower" together with the podium called "Citibank Plaza" on which "Citibank Tower" and "Asia Pacific Finance Tower" stand. Provided that the numbering of the floors has been made on the basis that the highest floor of Citibank Tower is designated as the 50th
                  Floor.

                                     PART 2

The Premises:     All Those the whole of Thirty-fifth Floor, Thirty-sixth
                  Floor, Thirty-seventh Floor and Suites 3901, 3902, 3903,
                  3904, 3905, 3906, 3910 and 3911 on the Thirty-ninth
                  Floor of "Asia Pacific Finance Tower" as shown coloured
                  Pink and Pink hatched Black on the Plans attached hereto.

                               THE THIRD SCHEDULE

The Term:         The period of One (1) YEAR commencing on l5 May 1999 and
                  expiring on 14 May 2000 (both days inclusive).

                               THE FORTH SCHEDULE

                                     PART 1

The Rent (exclusive of rates and management charges):

                     Rent payable (in Hong Kong Dollars) per
                     Period calendar month
From 15 May 1999
  to 14 May 2000     HK$3,205,800.00 apportioned as follows:-

                          Unit                            Rent
                          ----                            ----
                     The whole of 35/F               HK$856,544.00
                     The whole of 36/F               HK$864,812.00
                     The whole of 37/F               HK$864,812.00
                     Suites 3901, 3902, 3903,
                       3904, 3905, and 3906          HK$447,876.00
                     Suites 3910 and 3911            HK$171,756.00

                                     Part 2

Management Charges:  HK$329,827.50 per calendar month (subject to increase in accordance with Clause 4.2 hereof) apportioned as follows:-

                          Unit                            Rent
                          ----                            ----
                     The whole of 35/F               HK$88,125.20
                     The whole of 36/F               HK$88,975.85
                     The whole of 37/F               HK$88,975.85
                     Suites 3901, 3902, 3903,
                       3904, 3905, and  3906         HK$46,079.55
                     Suites 3910 and 3911            HK$17,671.05

                                    Part 3

Deposit:             HK$9,002,971.41 apportioned as follows:-

                          Unit                            Rent
                          ----                            ----
                     The whole of 35/F               HK$2,661,206.42
                     The whole of 36/F               HK$2,192,440.01
                     The whole of 37/F               HK$2,490,024.01
                     Suites 3901, 3902, 3903,
                       3904, 3905, and  3906         HK$1,138,721.23
                     Suites 3910 and 3911              HK$520,579.74

                               THE FIFTH SCHEDULE

                                 INSURED AMOUNT

(a)         Third Party Liability

            (i)   HK$5,000,000.00 for any one (1) accident; and

            (ii)  unlimited cover for the insured period.

(b)         Glass

            The insured amount to be approved by the Landlord.

(a)         Water Damage and Tenant's Fittings

            Minimum of HK$500.00 per square foot of lettable area or a lump sum of HK$500,000.00, whichever is the greater.

                               THE SIXTH SCHEDULE

                               SPECIAL CONDITIONS

1. Landlord's Fixtures & Fittings

            Without prejudice to Clause 13.8 of the Lease, the Landlord shall provide the following fixtures and fittings which are based on the Landlord's specifications:

      (a)   Concrete floor;

      (b) The Buildings' proprietary raised flooring system to be installed throughout the office to a standard height of approximately five (5) inches above the structural floor level;

      (c) internal surfaces of the external walls and core walls with plaster finish and emulsion paint in white. colour up to false ceiling soffit; whereas for any dry partition walls, there will be no finish and touching-up on them;

      (d) an acoustic ceiling system on a modular grid incorporating general light fittings for office use (other than decorative lighting and without wiring) and supply air ducts with VAV boxes linked from the central, air-conditioning system of the Buildings;

      (e)   automatic sprinkler system;

      (f)   MCS boards for the Premises installed at the meter room; and

      (g)   curtain wall and/or windows.

The Landlord will also provide the Tenant with ceiling tiles in boxes and the Tenant shall be solely responsible for the installation of the ceiling tites.

2. Designated Areas

            Except as otherwise agreed by the Landlord the Tenant hereby agrees not to erect or install any fixtures or fittings or put any heavy machinery or equipment over or in any way block the access to the ceiling of the portion of the Premises as shown coloured "Pink hatch Black" and the Area coloured "Green" on the Plans attached hereto so as to allow free and easy access thereto by the Landlord and/or the Manager for the installation, maintenance or alteration of the conduits, cables, wires, ducts and trunkings below the raised flooring or above the suspended ceiling thereof provided always that the Landlord and/or the Manager shall have access upon prior appointment to be mutually agreed ( save and except in case of an emergency) and provided that the Landlord and/or the Manager shall cause as little disturbance to the Tenant's business as is practicable and the Landlord shall make good any damage thereby caused with all due diligence.

3. Exclusive Use of Corridor

            The Tenant shall during the subsistence of the Term, be allowed to have the exclusive use of a portion of the corridor on the 39th Floor adjacent to Suites 3910 and 3911 of the Premises which for the purpose of identification is shown coloured Green on the 39th Floor Plan attached hereto ("the Green Area") and all the obligations and liabilities of the Tenant under the Lease with respect to the Premises shall extend to the Green Area. The Landlord hereby acknowledges that the Tenant may at its own expense with the Landlord's approval erected a new entrance door at position as marked Red on the said 35th Floor Plan Provide that the Tenant shall upon written demand by the Landlord forthwith reinstate the Green Area to common corridor with such standard finishes and accessories as specified by the Landlord.

The Tenant also agrees that exclusive use of the Green Area shall be subject to the discretion of the Landlord. The Tenant further agrees to bear and pay any rates payable on the Green Area as may be imposed by the Government from time to time.

4. User of the Premises

            Notwithstanding clause 6.6 of this Lease, the Tenant may share occupation of the Premises with Goldman Sachs (Asia) L.L.C., Goldman Sachs (Asia Securities) Limited and other companies which are within the group of companies controlled by The Goldman Sachs Group, L.P. ("the Guarantor") and which are controlled, whether directly or indirectly as to ninety percent (90%) or more by Goldman Sachs Group, L.P. or any entity to which all or substantially all of the assets of The Goldman Sachs Group, L.P. may be transferred.

5. Non-Registration

            It is hereby agreed that this Lease shall not be lodged for registration at the Land Registry.

6. Confidentiality

            The Tenant hereby agrees and undertakes to keep the contents of this Lease, in particular, the term and the rental of the Lease strictly confidential and shall not disclose the same to any third party without the consent of the Landlord. The above obligations shall not apply: where (a) disclosure is made as a result of to which Goldman Sachs (Asia) Finance or its affiliates is subject or submits a subpoena, requirement or official request made to Goldman Sachs
(Asia) Finance or its affiliates from any competent judicial, administrative, legislative or regulatory or self-regulating authority or body or stock exchange to which Goldman Sachs (Asia) Finance or its affiliates is subject or submits; or (b) the information becomes available in the public domain other than as a result of disclosure by Goldman Sachs (Asia) Finance, its affiliates, partners, employees, directors, officers or advisors.

         IN WITNESS WHEREOF the parties hereto have executed this Lease the day and year first before written.


SEALED with the Common Seal of            )
                                          )
SHINE HILL DEVELOPMENT LIMITED            )
                                          )
and SIGNED by Lo Ka Shui                  )
                                          )  /s/ Lo Ka Shui           [SEAL]
              Lo Kai Shui                 )
                                          )
whose signature(s) is/are verified        )
                                          )
by:-                                      )

             /s/ Patrick P.O. Hui

             Patrick P.O. Hui
          Solicitor Hong Kong SAR.

SEALED with the Common Seal of            )
                                          )
GOLDMAN SACHS (ASIA) FINANCE              )
                                          )
and SIGNED by                             )
                                          )  /s/ James M. Sheridan    [SEAL]
James M. Sheridan                         )
                                          )
whose signature(s) is/are verified        )
                                          )
by:-                                      )


        /s/ Gareth W. Batey

          Gareth W. Batey
            Solicitor
            Hong Kong

                                [GRAPHIC OMITTED]

35TH FLOOR PLAN

                                [GRAPHIC OMITTED]

36TH FLOOR PLAN

                                [GRAPHIC OMITTED]

37TH FLOOR PLAN

                                [GRAPHIC OMITTED]

39TH FLOOR PLAN

                                [GRAPHIC OMITTED]

39TH FLOOR PLAN

                                   SIDE LETTER

1. LEASE

            Reference is made to a Lease ("the Lease") of even date herewith and made between Shine Hi11 Development Limited as the Landlord and Goldman Sachs (Asia) Finance as the Tenant whereby the Landlord lets to the Tenant all those premises ("the Premises") more particularly described in the Schedule hereto subject to the terms and conditions thereof. Terms defined in the Lease shall have the same meaning when used herein.

2. CONSTRUCTION OF LEASE

            The parties hereto hereby agree that the Lease shall be read and construed subject to the provisions hereof.

3. Non-Application of Provisions of Leasing Documents

3.1 Clause 10.1(b) of the Lease shall not apply notwithstanding the inclusion thereof in the Lease.


3.2 Notwithstanding Clause 6.16(c) of the Lease, the takeover, reconstruction, amalgamation, merger or voluntary liquidation of the Tenant or change in the person or persons in whom the majority of the voting shares of the Tenant are vested or who otherwise has/have effective control thereof shall not be deemed to be a breach of Clause 6.16 of the Lease if the same shall have been approved by the Landlord, such approval not to be unreasonably withheld.

4. Sub-Letting

4.1 Notwithstanding Clause 6.16(c) of the Lease, the Tenant may, with the prior written consent of the mortgagee of the Premises (such consent not to be unreasonably withheld) and subject to the consent of the Landlord as hereinafter provided, sub-let not more than twenty-five percent (25%) of the lettable area of the Premises ("the Sub-lettable Portion") Provided that the fol1owing provisions shall be complied with by the Tenant:-

      (a) If the Tenant is desirous of sub-letting the Sub-lettable Portion or any part thereof, the Tenant shall notify the Landlord of its intention to sublet and shall provide the Landlord with the particulars of the following:-

            (i) the name of the proposed sub-tenant and other particulars thereof which are reasonably required by the Landlord for the purpose of deciding whether or not to approve the identity of the sub-tenant;

            (ii) the nature of business proposed to be carried on by the proposed sub-tenant at that part of the Sub-lettable Portion to be sub-let;

            (iii) that part of the Sub-lettable Portion to be sub-let together with a plan (which shall be for identification purposes only) showing the position and dimension thereof; and

            (iv) the terms and conditions of the proposed sub-letting including the terms of the incentives and allowances, if any, to be granted to the sub-tenant.

      (b) The Tenant shall obtain the prior written consent of the Landlord to the identity of the proposed sub-tenant and the business proposed to be carried on by the proposed sub-tenant at that part of the Sub-lettable Portion to be sub-let.

      (c) The rent per square foot at which the Tenant offers any part or parts of the Sub-lettable Portion for sub-letting (taking into account incentives and allowances, if any, granted by the New Tenant) shall not be less than the rent then offered by the Landlord for other premises of a comparable size and location in the Buildings Provided that in the event that there shall be no other premises of a comparable size and location in the Buildings, the minimum rent at which the Tenant offers any part or parts of the Sub-lettable Portion for sub-letting shall be fixed by reference to the mean of the rent then offered by the Landlord for other premises of comparable size but in a better location in the Buildings and the rent then offered by the Landlord for other premises of comparable size but in an inferior location in the Buildings.

      (d) The rent per square foot at which the proposed sub-letting shall be made (taking into account incentives and allowances, if any, granted by the New Tenant) shall be mutually agreed between the Landlord and the Tenant Provided that the agreement of the parties shall not be unreasonably withheld.

      (e) The sub-letting shall not extend beyond the expiry date of the Term and the exercise of any right of renewal therefor shall not result in the term of the sub-letting extending beyond the expiry date of the Term.

      (f) The form of the agreement for sub-letting shall be approved by the Landlord (the Landlord's approval not to be unreasonably withheld) and the terms and conditions of the sub-letting (other than the incentives and allowances, if any, to be granted to the sub-tenant) shall in all respect be compatible with those of the Second Lease and shall contain agreements, undertakings and covenants no less onerous than those imposed on the Tenant by the Lease.

      (g) All costs, charges and expenses associated with the sub-letting permitted hereunder (including without limitation the costs of the partitioning to be installed in the Sub-lettable Portion with the Landlord's prior written consent) and the costs and expenses incurred by the Landlord in approving the sub-letting shall be borne by the Tenant.

      (h) If the Tenant shall derive a profit from the sub-letting (the said profit being determined by comparing (i) the effective rent per square foot of lettable area per month of the Term payable by the Tenant to the Landlord and (ii) the effective rent per square foot of lettable area per month of the term of sub-letting payable by the sub-tenant to the Tenant and by reference to the lettable area sub-let), the Tenant shall share such profit with the Landlord in equal shares by paying to the Landlord an appropriate amount as soon as possible and in any event within seven (7) days after receipt of rent from the sub-tenant on each occasion when rent is payable by the sub-tenant.

5. Power & Chilled Water Supply, etc.

5.1 The Landlord shall permit the Tenant to make connections from such tenants' main switchboards in the Buildings as the Landlord may reasonably designate so as to allow for the following normal power supply:

(a) a dedicated 500 AMP 3 phase power supply for the 35th Floor of the Premises;

(b) a dedicated 500 AMP 3 phase power supply for the 36th Floor of the Premises;

(c) a dedicated 300 AMP 3 phase power supply for the 37th Floor of the Premises;

(d) a dedicated 200 AMP 3 phase power supply for Suites 3901-3906 on 39th Floor of the Premises; and

(e) a dedicated 60 AMP 3 phase power supply for Suites 3910-3911 on 39th Floor of the Premises;

The Tenant hereby acknowledges that prior to the date hereof, connections have been made for part of the aforesaid normal power supply to the extent set out below;

(i) a dedicated 500 AMP 3 phase power supply to the 35th Floor of the Premises;

(ii) a dedicated 500 AMP 3 phase power supply for the 36th Floor of the Premises;

(iii) a dedicated 350 AMP 3 phase power supply for the 37th Floor of the Premises;

(iv) a dedicated 200 AMP 3 phase power supply to Suites 3901-3906 on the 39th Floor of the Premises; and

(v) a dedicated 60 AMP 3 phase power supply for Suites 3910-3911 on the 39th Floor of the Premises.

5.2 The Landlord shall permit the Tenant to purchase connections from such emergency generators in the Bui1ding as the Landlord may reasonably designate so as to allow for the following emergency power supply:

(a) a dedicated 300 AMP 3 phase power supply for the 35th Floor of the Premises;

(b) a dedicated 300 AMP 3 phase power supply for the 36th Floor of the Premises.

(c) a dedicated 150 AMP 3 phase power supply for the 37th Floor of the Premises;

(d) a dedicated 150 AMP 3 phase power supply for Suites 3901-3906 and 3910-3911 on the 39th Floor of the Premises; and

The Tenant hereby acknowledges that prior to the date hereof, connections have been made for part of the aforesaid emergency power supply to the extent of 300 AMP 3 phase power supply for the 35th Floor of the Premises; 400 AMP 3 phase power supply for the 36th Floor of the Premises; 150 AMP 3 phase power supply for the 37th Floor of the Premises; 150 AMP 3 phase power supply for Suites 3901-3906 and 3910-3911 on the 39th Floor of the Premises.

5.3 The Landlord shall permit the Tenant to make connections from the chilled water supply system for the buildings which is backed up by emergency power so as to allow for the following chilled water supply:

(a)   10 litres per second for the 35th Floor of the Premises;

(b)   10 litres per second for the 36th Floor of the Premises;

(c)   10 litres per second for the 37th Floor of the Premises;

(d) 4.0 litres per second for Suites 3901-3906 on the 39th Floor of the Premises; and

(e) 0.7 litre per second for Suites 3910-3911 on the 39th Floor of the Premises.

The Tenant shall pay to the Manager forthwith on demand such charges as the Manager from time to time prescribe for the supply of chilled water as aforesaid. The Tenant hereby acknowledges that prior to the date hereof, part of the aforesaid chilled water supply has been provided to two (2) equipment rooms and a dealing room within the Premises.

5.4 Except as expressly provided herein to the contrary, Clause 5.3 of the Lease shall apply to all works to be carried out by the Tenant for the purposes of obtaining power supply and chilled water supply referred to in this Paragraph 5. For the avoidance of doubt, the Tenant shall at its own cost and expense prepare and submit to the Landlord for the Landlord's approval detailed drawings and specifications for the works proposed to be carried out by the Tenant for the said purposes (including without limitation, modifications, if any, required to be made to the existing plant, machinery and equipment forming part of the Common Facilities of the Buildings).

5.5 The Tenant is permitted to use such part of the Common Areas of the Buildings as may reasonably be required by the Tenant for the purpose of erecting ducts for linking from the 35th Floor of the Premises to the 36th Floor of the Premises computer cables, telephone cable and other wires and piping reasonably required in connection with the business of the Tenant or the permitted occupants of the Premises.

5.6 The Tenant shall be solely responsible for obtaining all necessary approvals from all relevant Government departments and utility companies for the connections required for the purpose of obtaining the power supply and chilled water supply and for the erection of ducts referred to in the foregoing provisions of this


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

Paragraph 5 and the electricity consumption resulting from such connections and erection.

5.7 The Tenant shall be solely responsible for all costs of such plant, machinery and equipment (including without limitation, cables, wiring and energy meters) as may be required for the purposes of making the necessary connections in order to obtain the power supply and chilled water supply and for the erection of ducts referred to in the foregoing provisions of this Paragraph 5 and all costs, charges and expenses of and incidental to the installation of such plant, machinery and equipment and such connections (including without limitation, modifications to the existing plant, machinery and equipment forming part of the Common Facilities of the Buildings which are exclusively for the benefit of the Tenant) and such erection Provided that where modifications to the existing plant, machinery and equipment forming part of the Common facilities of the Buildings are not solely for the benefit of the Tenant, the Tenant shall be responsible for a fair and reasonable proportion of the costs, charges and expenses therefor.

5.8 The Tenant shall, at its own cost and expense, keep all plant, machinery and equipment installed pursuant to Paragraph 5.7 which are exclusively for the benefit of the Tenant and the ducts erected pursuant to Paragraph 5.5 in good order and condition and properly maintained and execute such repair or replacement as may be required by the Landlord, the Manager, the relevant Government departments or utility companies Provided that:

(a) insofar as the Manager considers that the maintenance or repair of any of the aforesaid items is closely connected with the maintenance or repair of the Common Facilities of the Buildings, the Tenant shall allow the Manager to execute the maintenance and/or repair on behalf of the Tenant and pay to the Manager forthwith on demand the reasonable costs and expenses incurred by the Manager in so doing; and

(b) the Tenant shall pay to the Manager forthwith on demand a fair and reasonable proportion of costs and expenses incurred by the Manager in maintaining and repairing modifications to the existing plant, machinery and equipment forming part of the Common Facilities of the Buildings which are not solely for the


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

      benefit of the Tenant.

      For the avoidance of doubt, the Tenant hereby expressly acknowledges that the Landlord shall not in any way be responsible for the act, neglect, default or omission of the Manager. The Tenant shall indemnify the Landlord against all costs, claims, demands, actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any loss, damage or injury caused to any person whomsoever or any property whatsoever whether directly or indirectly as a result of the installation of plant, machinery and equipment or erection of ducts made by the Tenant pursuant to Paragraph 5.7 or 5.5 or the defective or damaged condition of such plant, machinery, equipment or ducts or the connections made by the Tenant for the purposes of obtaining the power supply and chilled water supply referred to in this Paragraph 5.

5.9 For the avoidance of doubt, the Tenant hereby acknowledges and agrees that its obligations under Clause 5.23 of the Lease shall be extended to the plant, machinery and equipment installed and ducts erected pursuant to the provisions of this Paragraph 5 as if the same were fixtures fittings and additions made in or to the Premises.

6. Charges for Additional Air-conditioning Supply

6.1 The Landlord hereby declares that the charges for additional air-conditioning service referred to in Clause 6.11(c) of the Lease is currently estimated by the Manager to be:-

(a) at the rate of HK$13.40 for every Two Thousand (2,000) square feet of lettable area or part thereof for every hour or part thereof for long term standing instructions; and

(b) at the rate of HK$45 for every Two Thousand (2,000) square feet of lettable area or part thereof for every hour or part thereof for ad hoc instructions;

      Provided that whether instructions given shall qualify as long term standing instructions shall be determined by the Manager in its reasonable discretion.


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

6.2 Without prejudice to Clause 6.11(c) of the Lease, the Landlord shall use its best endeavours to procure the Manager to provide the Tenant with additional air-conditioning service if the same is required by the Tenant subject to the Tenant complying with the terms of the Deed of Mutual Covenant relative to the provision of additional air-conditioning service.

7. Staircases

7.1 The Tenant hereby confirms and the Landlord hereby acknowledges that the Tenant has constructed one (1) staircase leading from the 34th Floor of the Premises to the 35th Floor of the Premises, one (1) staircase leading from the 35th Floor of the Premises to the 36th Floor of the Premises and two (2) staircases leading from the 35th Floor of the Premises to the 37th Floor of the Premises (collectively "the Staircases") Provided that:

(a) no warranty is given or deemed to be given by the Landlord as to the position at which the Staircases can be constructed or the time required for the construction thereof;

(b) the Tenant shall be solely responsible for obtaining at its own cost and expense all necessary approvals from the Building Authority and other relevant Government authorities required for such Staircases and shall in all respects comply with the provisions of Clause 5.3 of the Lease as if the Staircases from part of the Tenant's Works therein mentioned; and

7.2 For the avoidance of doubt, the Tenant shall, if the Landlord so requires, at its own costs and expenses remove and demolish the Staircases and make good any damage to the Premises caused by such demolition including but not limited to the reinstatement of the relevant portions of the ceiling and floor slab within the Premises to its original state at the expiration or sooner determination of the Term.

8. Car Parking Spaces

The Landlord shall, during the subsistence of the Term,


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

grant to the Tenant a licence to use ten (10) car parking spaces in the Basements of the Buildings to be designated from time to time by the Landlord subject to payment by the Tenant of such standard rate of licence fees and upon such other standard terms and conditions as the Landlord may in its discretion impose for car parking spaces in the Buildings.

9. Non-Registration

It is hereby agreed that this Side Letter shall not be lodged for registration at the Land Registry. It is further agreed that the contents of this Side Letter shall be kept STRICTLY CONFIDENTIAL.


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

                                  THE SCHEDULE

                                  THE PREMISES

      All Those the whole of THIRTY-FIFTH FLOOR, THIRTY-SIXTH
FLOOR, THIRTY-SEVENTH FLOOR and SUITES 3901, 3902, 3903, 3904, 3905, 3906, 3910 and 3911 on the THIRTY-NINTH FLOOR of "Asia Pacific
Finance Tower" as shown coloured Pink and Pink hatched Black on the Plans attached to the Lease.

      IN WITNESS whereof the Landlord and the Tenant have executed this Side Letter this 2nd DAY day of November 1998.

SEALED with the Common Seal of            )
                                          )
SHINE HILL DEVELOPMENT LIMITED            )
                                          )
and SIGNED by Lo Ka Shui                  )
                                          )  /s/ Lo Ka Shui           [SEAL]
              Lo Ka Shui                  )
                                          )
whose signature(s) is/are verified        )
                                          )
by:-                                      )

             /s/ Patrick P.O. Hui

             Patrick P.O. Hui
          Solicitor, Hong Kong SAR.

SEALED with the Common Seal of            )
                                          )
GOLDMAN SACHS (ASIA) FINANCE              )
                                          )
and SIGNED by                             )
                                          )  /s/ James M. Sheridan    [SEAL]
James M. Sheridan                         )
                                          )
whose signature(s) is/are verified        )
                                          )
by:-                                      )


        /s/ Gareth W. Batey

          Gareth W. Batey
            Solicitor
            Hong Kong
      Solicitor, Hong Kong SAR.


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